FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-13

Free Writing Prospectus

Structural and Collateral Term Sheet

$634,913,732

(Approximate Initial Pool Balance)

$525,510,000

(Approximate Aggregate Certificate Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2017-RC1

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Rialto Mortgage Finance, LLC

Wells Fargo Bank, National Association

Argentic Real Estate Finance LLC

National Cooperative Bank, N.A.

C-III Commercial Mortgage LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2017-RC1

February 21, 2017

WELLS FARGO SECURITIES Lead Manager and Sole Bookrunner
Academy Securities Co-Manager	Citigroup Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Academy Securities, Inc., Citigroup Global Markets Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-RC1	Certificate Structure

I.           Certificate Structure

Class	Expected Ratings (DBRS/Fitch/Moody’s/S&P)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
	Offered Certificates
A-1	AAA(sf)/AAAsf/Aaa(sf)/AAA(sf)	$20,099,000		30.000%	(7)	2.69	04/17 – 12/21	40.7%	19.6%
A-2	AAA(sf)/AAAsf/Aaa(sf)/AAA(sf)	$73,875,000		30.000%	(7)	4.81	12/21 – 02/22	40.7%	19.6%
A-3	AAA(sf)/AAAsf/Aaa(sf)/AAA(sf)	$100,000,000		30.000%	(7)	9.64	12/25 – 01/27	40.7%	19.6%
A-4	AAA(sf)/AAAsf/Aaa(sf)/AAA(sf)	$201,209,000		30.000%	(7)	9.85	01/27 – 02/27	40.7%	19.6%
A-SB	AAA(sf)/AAAsf/Aaa(sf)/AAA(sf)	$27,034,000		30.000%	(7)	6.89	02/22 – 12/25	40.7%	19.6%
A-S	AAA(sf)/AAAsf/NR/AAA(sf)	$46,746,000		22.250%	(7)	9.92	02/27 – 02/27	45.2%	17.6%
X-A	AAA(sf)/AAAsf/Aaa(sf)/AAA(sf)	$422,217,000	(8)	N/A	Variable(9)	N/A	N/A	N/A	N/A
X-B	AAA(sf)/A-sf/NR/A(sf)	$103,293,000	(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
B	AA(sf)/AA-sf/NR/AA(sf)	$29,404,000		17.375%	(7)	9.92	02/27 – 02/27	48.0%	16.6%
C	A(sf)/A-sf/NR/A(sf)	$27,143,000		12.875%	(7)	9.99	02/27 – 03/27	50.7%	15.7%
Non-Offered Certificates
X-D	AAA(sf)/BBB-sf/NR/BBB-(sf)	$30,912,000	(12)	N/A	Variable(13)	N/A	N/A	N/A	N/A
X-E	BB(low)(sf)/NR/NR/BB-(sf)	$23,373,000	(14)	N/A	Variable(15)	N/A	N/A	N/A	N/A
X-F	B(low)(sf)/NR/NR/B+(sf)	$8,293,000	(16)	N/A	Variable(17)	N/A	N/A	N/A	N/A
X-G	NR/NR/NR/NR	$15,080,045	(18)	N/A	Variable(19)	N/A	N/A	N/A	N/A
D	BBB(low)(sf)/BBB-sf/NR/BBB-(sf)	$30,912,000		7.750%	(7)	10.00	03/27 – 03/27	53.6%	14.9%
E	BB(low)(sf)/NR/NR/BB-(sf)	$23,373,000		3.875%	(7)	10.00	03/27 – 03/27	55.9%	14.3%
F	B(low)(sf)/NR/NR/B+(sf)	$8,293,000		2.500%	(7)	10.00	03/27 – 03/27	56.7%	14.1%
G	NR/NR/NR/NR	$15,080,045		0.000%	(7)	10.00	03/27 – 03/27	58.2%	13.7%

Non-Offered Eligible Vertical Interest
RR Interest	NR/NR/NR/NR	$31,745,686.60		N/A	WAC(20)	8.86	04/17 – 03/27	N/A	N/A

Notes:
(1)	The expected ratings presented are those of DBRS, Inc (“DBRS”), Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and S&P Global Ratings (“S&P”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and X-B Certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated February 22, 2017 (the “Preliminary Prospectus”). DBRS, Fitch, Moody’s and S&P have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(2)	The certificate balances and notional amounts set forth in the table are approximate. The actual initial certificate balances and notional amounts may be larger or smaller depending on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus.

(3)	The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4 and A-SB Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4 and A-SB Certificates in the aggregate. The RR Interest only provides credit support to the limited extent that losses incurred on the underlying mortgage loans are allocated to it, on the one hand, and to the Offered Certificates and the Non-Offered Certificates, on the other hand, pro rata, in accordance with their respective Percentage Allocation Entitlements.

(4)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(5)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4 and A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (other than the RR Interest). The Certificate Principal to Value Ratio for each of the Class A-1, A-2, A-3, A-4 and A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (other than the RR Interest). In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(6)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4 and A-SB Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (other than the RR Interest) and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-3, A-4 and A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (other than the RR Interest) and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2, A-3, A-4 and A-SB Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-RC1	Certificate Structure

(7)	The pass-through rates for the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C, D, E, F and G Certificates in each case will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, A-2, A-3, A-4 and A-SB Certificates outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4 and A-SB Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, B and C Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.

(11)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, B and C Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.

(13)	The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)	The Class X-E Certificates are notional amount certificates. The Notional Amount of the Class X-E Certificates will be equal to the Certificate Balance of the Class E Certificates outstanding from time to time. The Class X-E Certificates will not be entitled to distributions of principal.

(15)	The pass-through rate for the Class X-E Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(16)	The Class X-F Certificates are notional amount certificates. The Notional Amount of the Class X-F Certificates will be equal to the Certificate Balance of the Class F Certificates outstanding from time to time. The Class X-F Certificates will not be entitled to distributions of principal.

(17)	The pass-through rate for the Class X-F Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(18)	The Class X-G Certificates are notional amount certificates. The Notional Amount of the Class X-G Certificates will be equal to the Certificate Balance of the Class G Certificates outstanding from time to time. The Class X-G Certificates will not be entitled to distributions of principal.

(19)	The pass-through rate for the Class X-G Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(20)	The effective interest rate for the RR Interest will be the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-RC1	Transaction Highlights

II.       Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Rialto Mortgage Finance, LLC	15	29	$195,679,959	30.8%
Wells Fargo Bank, National Association	11	11	189,611,681	29.9
Argentic Real Estate Finance LLC	13	13	171,940,926	27.1
National Cooperative Bank, N.A.(1)	15	15	49,229,160	7.8
C-III Commercial Mortgage LLC(2)	7	10	28,452,006	4.5
Total	61	78	$634,913,732	100.0%

(1)	Thirteen (13) of the fifteen (15) mortgage loans for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such mortgage loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.
(2)	The mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Airport Landing Apartments, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, for which C-III Commercial Mortgage LLC is the mortgage loan seller, was originated by PNC Bank, National Association in May 2001, included in the CSFB 2001-CP4 commercial mortgage securitization and acquired by C-III Commercial Mortgage LLC through an affiliate as part of a “clean-up call” of that securitization in November 2016. In connection with its acquisition of such mortgage loan, C-III Commercial Mortgage LLC performed a limited re-underwriting of such mortgage loan to confirm whether it complied, as of the date of acquisition, with the underwriting guidelines of C-III Commercial Mortgage LLC.

Loan Pool:

Initial Pool Balance:	$634,913,732
Number of Mortgage Loans:	61
Average Cut-off Date Balance per Mortgage Loan:	$10,408,422
Number of Mortgaged Properties:	78
Average Cut-off Date Balance per Mortgaged Property(1):	$8,139,920
Weighted Average Mortgage Interest Rate:	4.992%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	50.8%
Weighted Average Original Term to Maturity (months):	113
Weighted Average Remaining Term to Maturity (months):	111
Weighted Average Original Amortization Term (months)(2):	360
Weighted Average Remaining Amortization Term (months)(2):	359
Weighted Average Seasoning (months):	2

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	2.18x
Weighted Average U/W Net Operating Income Debt Yield(1):	13.7%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	58.2%
Weighted Average Balloon Loan-to-Value Ratio(1):	52.7%
% of Mortgage Loans with Additional Subordinate Debt(2):	19.4%
% of Mortgage Loans with Single Tenants(3):	11.2%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property is calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(2)	Eleven (11) of the mortgage loans, each of which is secured by a residential cooperative property, currently have in place subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”). The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” and “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-RC1	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 66.9% of the mortgage pool (50 mortgage loans) has scheduled amortization, as follows:

36.9% (18 mortgage loans) provides for an interest-only period followed by an amortization period; and

30.0% (32 mortgage loans) requires amortization during the entire loan term.

Interest-Only: Based on the Initial Pool Balance, 33.1% of the mortgage pool (11 mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 54.7% and 2.59x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 54.4% of the mortgage pool (16 mortgage loans) have hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	70.0% of the pool
Insurance:	36.7% of the pool
Capital Replacements:	65.6% of the pool
TI/LC:	46.5% of the pool(1)
(1) The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include retail, office, industrial and other properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

67.7% of the mortgage pool (37 mortgage loans) features a lockout period, then defeasance only until an open period;

23.3% of the mortgage pool (eight mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period;

7.8% of the mortgage pool (15 mortgage loans) features no lockout period, but requires the greater of a prepayment premium or yield maintenance; then a prepayment premium until an open period; and

1.2% of the mortgage pool (one mortgage loan) features a lockout period, then defeasance or the greater of a prepayment premium or yield maintenance until an open period.

Prepayment restrictions for each mortgage loan reflect the entire life of the mortgage loan. Some mortgage loans may be sufficiently seasoned that their lock-out periods have expired. Please refer to Annex A-1 to the Preliminary Prospectus and the footnotes related thereto for further information regarding individual loan call protection and seasoning applicable to each mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-RC1	Issue Characteristics

III.        Issue Characteristics

Securities Offered:	$525,510,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of ten classes (Classes A-1, A-2, A-3, A-4, A-SB, A-S, B, C, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such classes of certificates, the “Offered Certificates”).
Mortgage Loan Sellers:	Rialto Mortgage Finance, LLC (“RMF”), Wells Fargo Bank, National Association (“WFB”), Argentic Real Estate Finance LLC (“AREF”), National Cooperative Bank, N.A. (“NCB”) and C-III Commercial Mortgage LLC (“C3CM”).
Lead Manager and Sole Bookrunner:	Wells Fargo Securities, LLC
Co-Managers:	Academy Securities, Inc. and Citigroup Global Markets Inc.
Rating Agencies:	DBRS, Inc. Fitch Ratings, Inc., Moody’s Investors Service, Inc. and S&P Global Ratings
Master Servicers:	Wells Fargo Bank, National Association and National Cooperative Bank, N.A.
Special Servicers:	LNR Partners, LLC and National Cooperative Bank, N.A.
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Initial Majority Controlling Class Certificateholder:	Argentic Securities Holdings Cayman Limited (“ASH”) or an affiliate
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be satisfied by Wells Fargo Bank, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention	None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the Offered Certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU risk retention and due diligence requirements or similar requirements.
Risk Retention Consultation Party:	Wells Fargo Bank, National Association
Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in March 2017 (or, in the case of any mortgage loan that has its first due date in April 2017, the date that would have been its due date in March 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Closing Date:	On or about March 14, 2017.

Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in April 2017.
Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in April 2017.
Rated Final Distribution Date:	The Distribution Date in January 2060.
Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-RC1	Issue Characteristics

Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.
Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics and Thomson Reuters Corporation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-RC1	Characteristics of the Mortgage Pool

IV.        Characteristics of the Mortgage Pool(1)

A.         Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Property Type	Number of Rooms /SF	Cut-off Date Balance Per Room / SF	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
RMF	Hyatt Place Portfolio	Various	Various	1 / 6	$55,000,000	8.7%	Hospitality	754	$72,944	64.6%	56.5%	1.78x	13.7%
WFB	McLean Data Center Portfolio	McLean	VA	1 / 1	51,000,000	8.0	Other	127,796	399	60.0	60.0	2.32	11.3
WFB	International Paper Global HQ	Memphis	TN	1 / 1	38,350,000	6.0	Office	214,060	179	65.8	60.5	1.52	10.9
WFB	Preferred Freezer Vernon	Vernon	CA	1 / 1	33,000,000	5.2	Industrial	184,273	179	56.9	56.9	1.94	10.0
RMF	Promenade at Tutwiler Farm	Trussville	AL	1 / 1	27,700,000	4.4	Retail	223,153	124	64.4	64.4	1.76	9.6
AREF	Jamboree Business Center	Irvine	CA	1 / 1	25,800,000	4.1	Office	156,305	165	61.0	61.0	2.06	10.3
AREF	Cleveland Technology Center	Cleveland	OH	1 / 1	25,300,000	4.0	Other	270,185	94	41.5	41.5	3.46	17.3
RMF	Five Star Self-Storage Portfolio	Various	Various	1 / 7	24,466,524	3.9	Self Storage	392,102	62	64.2	54.1	1.37	9.7
WFB	Carrollton Avenue Shopping Center	New Orleans	LA	1 / 1	22,000,000	3.5	Retail	206,069	107	57.4	52.9	1.38	9.1
AREF	The Strand on Ocean Drive	Miami Beach	FL	1 / 1	20,000,000	3.2	Retail	12,661	1,580	60.6	56.0	1.15	7.6
Top Three Total/Weighted Average				3 / 8	$144,350,000	22.7%				63.3%	58.8%	1.90x	12.1%
Top Five Total/Weighted Average				5 / 10	$205,050,000	32.3%				62.4%	59.3%	1.89x	11.4%
Top Ten Total/Weighted Average				10 / 21	$322,616,524	50.8%				60.3%	57.0%	1.91x	11.3%
Non-Top Ten Total/Weighted Average				51 / 57	$312,297,208	49.2%				55.9%	48.4%	2.47x	16.2%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per Room/SF, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-RC1	Characteristics of the Mortgage Pool

B.          Summary of the Whole Loans

Property Name	Mortgage Loan Seller	Note(s)	Related Notes in Loan Group (Original Balance)	Holder of Note	Lead Servicer for the Entire Whole loan	Current Master Servicer Under Related Securitization Servicing Agreement	Current Special Servicer Under Related Securitization Servicing Agreement
Peachtree Mall	AREF	A-1	$23,750,000	SGCMS 2016-C5	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	AREF	A-2	$20,000,000	WFCM 2016-NXS6	No	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	AREF	A-3	$25,000,000	CSAIL 2016-C7	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	AREF	A-4	$11,555,560	WFCM 2017-RC1	No	Wells Fargo Bank, National Association	LNR Partners, LLC
DoubleTree by Hilton Tempe	AREF	A-1	$11,000,000	WFCM 2016-C37	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
	AREF	A-2	$9,600,000	WFCM 2017-RC1	No	Wells Fargo Bank, National Association	LNR Partners, LLC

C.          Mortgage Loans with Additional Secured and Mezzanine Financing(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(2)	Mortgage Loan U/W NCF DSCR (x)(3)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(3)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(3)	Total Debt Cut-off Date LTV Ratio (%)
8	RMF	Five Star Self-Storage Portfolio	$24,466,524	3.9%	NAP	$1,500,000	6.092%	1.37x	1.24x	9.7%	9.1%	64.2%	68.2%
12	WFB	Whitehall Corporate Center VI	14,364,342	2.3	NAP	850,000	5.663	1.27	1.13	9.4	8.9	70.1	80.9
19	AREF	DoubleTree by Hilton Tempe	9,569,103	1.5	NAP	2,198,500	6.340	1.69	1.41	14.6	13.2	63.6	70.4
Total/Weighted Average			$48,399,970	7.6%	NAP	$4,548,500	6.014%	1.40x	1.24x	10.6%	9.9%	65.8%	72.4%

(1)	In addition, eleven (11) of the mortgage loans, each of which is secured by a residential cooperative property, currently have in place Subordinate Coop LOCs, that permit future advances. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” and “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(2)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.

(3)	With respect to the DoubleTree by Hilton Tempe mortgage loan, which is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-RC1	Characteristics of the Mortgage Pool

D.          Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Previous Securitization
3	WFB	International Paper Global HQ	Memphis	TN	Office	$38,350,000	6.0%	JPMCC 2003-CIBC6
4	WFB	Preferred Freezer Vernon	Vernon	CA	Industrial	33,000,000	5.2	CWCI 2007-C2
5	RMF	Promenade at Tutwiler Farm	Trussville	AL	Retail	27,700,000	4.4	CSMC 2007-C1
22	RMF	Holiday Inn Express & Suites Riverhead	Riverhead	NY	Hospitality	8,987,193	1.4	CGCMT 2012-GC8
23	CIIICM	StaxUp Storage Homeland	Homeland	CA	Self Storage	8,537,726	1.3	LBUBS 2007-C2
27	WFB	Security Public Storage - Brea	Brea	CA	Self Storage	7,888,221	1.2	BSCMS 2007-T26
38	RMF	Cypress Gardens MHC	Winter Haven	FL	Manufactured Housing Community	4,988,667	0.8	JPMCC 2006-LDP9
39	WFB	Victoria Place - CA	Eureka	CA	Retail	4,800,000	0.8	BSCMS 2007-T26
41	RMF	Indiana MHC Portfolio	Various	IN	Manufactured Housing Community	4,689,690	0.7	GECMC 2007-C1
42	WFB	West Wind Shopping Center	Lubbock	TX	Retail	4,275,000	0.7	BSCMS 2007-T28
43	RMF	Lithia Square	Brandon	FL	Retail	3,990,570	0.6	LBUBS 2007-C2
48	NCB	Sunset Green Housing Corporation	Yonkers	NY	Multifamily	2,991,381	0.5	CSMC 2006-C4
49	NCB	Westbrook Tenants Corporation	White Plains	NY	Multifamily	2,991,111	0.5	MSC 2007-IQ13
50	WFB	The Offices at Johns Creek	Suwanee	GA	Office	2,893,118	0.5	CSMC 2007-C2
60	CIIICM	Airport Landing Apartments(2)	Houston	TX	Multifamily	1,410,079	0.2	CSFB 2001-CP4
	Total					$157,492,756	24.8%

(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, except as described in footnote (2) below, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)	The Airport Landing Apartments mortgage loan in this securitization was previously securitized in the CSFB 2001-CP4 securitization transaction and acquired by the related mortgage loan seller through an affiliate as part of a cleanup call of that prior securitization transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-RC1	Characteristics of the Mortgage Pool

E.          Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-2 Certificate Principal Balance (%)(2)	SF	Loan per SF ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
2	WFB	McLean Data Center Portfolio	VA	Other	$51,000,000	8.0%	$51,000,000	69.0%	127,796	$399	2.32x	11.3%	60.0%	60.0%	57	57
7	AREF	Cleveland Technology Center	OH	Other	25,300,000	4.0	25,300,000	34.2	270,185	94	3.46	17.3	41.5	41.5	59	59
Total/Weighted Average					$76,300,000	12.0%	$76,300,000	103.3%			2.70x	13.3%	53.9%	53.9%	58	58

(1)	The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Balloon Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-RC1	Characteristics of the Mortgage Pool

F.          Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut- off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	16	$147,534,018	23.2%	60.7%	56.0%	1.60x	9.9%	9.3%	5.015%
Anchored	8	97,899,214	15.4	60.4	57.6	1.71	10.2	9.4	5.043
Unanchored	3	26,957,000	4.2	62.1	56.1	1.23	8.2	8.1	5.110
Regional Mall	1	11,352,804	1.8	56.4	42.2	1.85	12.8	11.8	3.944
Shadow Anchored	3	8,350,000	1.3	63.7	57.3	1.25	8.9	8.8	5.750
Single Tenant	1	2,975,000	0.5	63.4	52.6	1.36	9.3	9.0	5.290
Multifamily	24	124,150,614	19.6	46.3	39.9	3.75	23.8	23.0	4.780
Garden	8	65,485,079	10.3	66.0	57.3	1.42	10.7	9.9	5.245
Cooperative	15	49,229,160	7.8	15.5	13.1	7.31	44.0	43.2	4.074
Student Housing	1	9,436,374	1.5	69.9	58.0	1.35	9.3	8.9	5.230
Hospitality	11	96,038,611	15.1	63.1	54.1	1.78	13.9	12.0	5.414
Limited Service	9	76,469,507	12.0	64.1	55.3	1.79	13.7	12.0	5.424
Full Service	2	19,569,103	3.1	59.5	49.6	1.74	14.5	11.7	5.378
Office	6	93,947,461	14.8	64.8	60.0	1.65	10.6	9.4	4.832
Suburban	5	91,054,342	14.3	64.6	60.1	1.67	10.6	9.4	4.813
Medical	1	2,893,118	0.5	69.7	58.2	1.31	10.3	8.9	5.430
Other	4	77,918,000	12.3	54.1	53.8	2.67	13.2	12.5	4.582
Data Center	2	76,300,000	12.0	53.9	53.9	2.70	13.3	12.5	4.567
Leased Fee	2	1,618,000	0.3	63.4	52.6	1.36	9.3	9.0	5.290
Self Storage	11	48,779,971	7.7	63.0	53.1	1.39	9.6	9.5	5.455
Self Storage	11	48,779,971	7.7	63.0	53.1	1.39	9.6	9.5	5.455
Industrial	1	33,000,000	5.2	56.9	56.9	1.94	10.0	9.6	4.890
Cold Storage	1	33,000,000	5.2	56.9	56.9	1.94	10.0	9.6	4.890
Manufactured Housing Community	5	13,545,058	2.1	67.4	57.1	1.37	9.9	9.5	5.733
Manufactured Housing Community	5	13,545,058	2.1	67.4	57.1	1.37	9.9	9.5	5.733
Total/Weighted Average:	78	$634,913,732	100.0%	58.2%	52.7%	2.18x	13.7%	12.8%	4.992%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property is calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and the loan-to-value ratio, is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-RC1	Characteristics of the Mortgage Pool

G.          Geographic Distribution(1)(2)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut- off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
California	6	$89,996,591	14.2%	59.3%	56.0%	1.79x	10.0%	9.5%	4.977%
Southern	4	75,225,947	11.8	58.4	56.2	1.88	10.0	9.6	4.840
Northern	2	14,770,644	2.3	64.0	54.8	1.34	10.0	9.3	5.678
Texas	12	76,623,579	12.1	62.3	54.8	1.67	12.3	11.1	5.311
New York	16	58,216,353	9.2	21.5	18.1	6.44	39.3	38.3	4.271
Virginia	2	57,300,000	9.0	60.5	59.6	2.26	11.6	10.9	4.666
Florida	4	47,699,237	7.5	58.7	55.0	1.55	9.4	8.9	5.079
North Carolina	4	46,394,342	7.3	67.9	58.9	1.53	10.4	9.4	4.978
Indiana	10	38,736,064	6.1	67.6	57.9	1.34	9.8	9.0	5.444
Tennessee	1	38,350,000	6.0	65.8	60.5	1.52	10.9	9.5	4.740
Ohio	4	35,685,747	5.6	48.6	46.1	2.83	14.9	13.9	4.844
Other(3)	19	145,911,818	23.0	63.5	56.3	1.62	11.3	10.3	5.207
Total/Weighted Average	78	$634,913,732	100.0%	58.2%	52.7%	2.18x	13.7%	12.8%	4.992%

(1)	The mortgaged properties are located in 21 states.

(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property is calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property, which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio, is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(3)	Includes 12 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-RC1	Characteristics of the Mortgage Pool

H.          Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
1,000,000	1	$1,000,000	0.2%
1,000,001 - 2,000,000	5	8,026,543	1.3
2,000,001 - 3,000,000	8	20,848,962	3.3
3,000,001 - 4,000,000	5	17,536,915	2.8
4,000,001 - 5,000,000	5	23,528,357	3.7
5,000,001 - 6,000,000	5	28,144,406	4.4
6,000,001 - 7,000,000	3	19,330,618	3.0
7,000,001 - 8,000,000	3	22,218,221	3.5
8,000,001 - 9,000,000	5	42,799,919	6.7
9,000,001 - 10,000,000	5	48,476,122	7.6
10,000,001 - 15,000,000	5	61,667,146	9.7
15,000,001 - 20,000,000	2	38,720,000	6.1
20,000,001 - 30,000,000	5	125,266,524	19.7
30,000,001 - 50,000,000	2	71,350,000	11.2
50,000,001 - 55,000,000	2	106,000,000	16.7
Total:	61	$634,913,732	100.0%
Average	$10,408,422
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
1.16 - 1.20	1	$20,000,000	3.2%
1.21 - 1.30	3	18,489,690	2.9
1.31 - 1.40	8	63,986,939	10.1
1.41 - 1.50	7	78,883,443	12.4
1.51 - 1.60	4	23,020,006	3.6
1.61 - 1.70	3	11,872,079	1.9
1.71 - 1.80	3	58,125,000	9.2
1.81 - 1.90	2	33,160,000	5.2
1.91 - 2.00	3	26,830,906	4.2
2.01 - 2.50	9	216,160,509	34.0
2.51 - 3.50	2	9,856,000	1.6
3.51 - 4.00	1	25,300,000	4.0
4.01 - 22.89	15	49,229,160	7.8
Total:	61	$634,913,732	100.0%
Weighted Average:	2.33x
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
1.15 - 1.20	1	$20,000,000	3.2%
1.21 - 1.30	7	53,746,377	8.5
1.31 - 1.40	12	110,506,813	17.4
1.41 - 1.50	5	24,770,746	3.9
1.51 - 1.60	4	62,388,221	9.8
1.61 - 1.70	3	26,981,296	4.2
1.71 - 1.80	4	99,190,909	15.6
1.81 - 1.90	1	11,352,804	1.8
1.91 - 2.00	3	46,071,406	7.3
2.01 – 3.00	5	105,376,000	16.6
3.01 - 3.50	1	25,300,000	4.0
3.51 - 4.00	2	6,791,381	1.1
4.01 - 22.85	13	42,437,779	6.7
Total:	61	$634,913,732	100.0%
Weighted Average:	2.18x
LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	45	$367,420,157	57.9%
Acquisition	16	267,493,575	42.1
Total:	61	$634,913,732	100.0%
MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
3.620 - 3.750	2	$6,126,295	1.0%
3.751 - 4.000	3	26,152,804	4.1
4.001 - 4.250	5	10,377,414	1.6
4.251 - 4.500	6	30,525,451	4.8
4.501 - 4.750	6	160,170,000	25.2
4.751 - 5.000	8	112,324,221	17.7
5.001 - 5.250	6	64,922,717	10.2
5.251 - 5.500	14	141,012,513	22.2
5.501 - 5.750	8	67,231,904	10.6
5.751 - 6.000	1	4,689,690	0.7
6.001 - 6.250	1	9,970,644	1.6
6.251 – 8.040	1	1,410,079	0.2
Total:	61	$634,913,732	100.0%
Weighted Average:	4.992%
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
7.6 – 8.0	1	$20,000,000	3.2%
8.1 - 9.0	4	32,175,000	5.1
9.1 - 10.0	17	197,773,292	31.1
10.1 - 11.0	9	115,543,785	18.2
11.1 - 12.0	3	70,775,000	11.1
12.1 - 13.0	3	21,087,804	3.3
13.1 - 14.0	4	76,059,102	12.0
14.1 - 17.0	3	25,560,509	4.0
17.1 - 20.0	1	25,300,000	4.0
20.1 - 246.1	16	50,639,240	8.0
Total:	61	$634,913,732	100.0%
Weighted Average:	13.7%
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
7.6 - 8.0	1	$20,000,000	3.2%
8.1 - 9.0	16	146,533,296	23.1
9.1 - 10.0	14	199,430,115	31.4
10.1 - 11.0	4	75,763,667	11.9
11.1 - 12.0	7	104,765,100	16.5
12.1 - 13.0	1	6,490,909	1.0
13.1 - 15.0	1	5,991,406	0.9
15.1 - 20.0	1	25,300,000	4.0
20.1 - 241.6	16	50,639,240	8.0
Total:	61	$634,913,732	100.0%
Weighted Average:	12.8%
ORIGINAL TERM TO MATURITY
Range of Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
60 - 84	2	$76,300,000	12.0%
85 - 120	58	557,203,653	87.8
240	1	1,410,079	0.2
Total:	61	$634,913,732	100.0%
Weighted Average:	113 months

(1)	For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property is calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property, which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-RC1	Characteristics of the Mortgage Pool

REMAINING TERM TO MATURITY
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
51 - 60	3	$77,710,079	12.2%
61 - 120	58	557,203,653	87.8
Total:	61	$634,913,732	100.0%
Weighted Average:	111 months
ORIGINAL AMORTIZATION TERM(2)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Non-Amortizing	11	$210,456,000	33.1%
120	1	2,000,000	0.3
240	1	1,410,079	0.2
300	1	11,352,804	1.8
360	44	398,162,956	62.7
480	3	11,531,893	1.8
Total:	61	$634,913,732	100.0%
Weighted Average(3):	360 months

(2)   The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(3)    Excludes the non-amortizing mortgage loans.

REMAINING AMORTIZATION TERM(4)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Non-Amortizing	11	$210,456,000	33.1%
51 - 60	1	1,410,079	0.2
61 - 120	1	2,000,000	0.3
121 - 300	1	11,352,804	1.8
301 - 360	44	398,162,956	62.7
361 - 479	3	11,531,893	1.8
Total:	61	$634,913,732	100.0%
Weighted Average(5):	359 months

 (4)  The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

 (5)  Excludes the non-amortizing mortgage loans.

LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Hard/Springing Cash Management	11	$184,171,744	29.0%
Springing	23	182,805,543	28.8
Hard/Upfront Cash Management	5	161,180,866	25.4
None	21	84,755,578	13.3
Soft/Springing Cash Management	1	22,000,000	3.5
Total:	61	$634,913,732	100.0%
PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Lockout / Def / Open	37	$429,613,153	67.7%
Lockout / GRTR 1% or YM / Open	8	148,183,198	23.3
GRTR 1% or YM / 1% / Open	15	49,229,160	7.8
Lockout / Def or GRTR 1% or YM / Open	1	7,888,221	1.2
Total:	61	$634,913,732	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
2.4 - 20.0	13	$41,754,142	6.6%
20.1 - 25.0	1	2,093,717	0.3
25.1 - 30.0	2	6,791,381	1.1
30.1 - 45.0	1	25,300,000	4.0
45.1 - 55.0	2	12,977,763	2.0
55.1 - 60.0	11	179,434,751	28.3
60.1 - 65.0	13	210,714,939	33.2
65.1 - 70.0	11	108,221,807	17.0
70.1 - 73.8	7	47,625,233	7.5
Total:	61	$634,913,732	100.0%
Weighted Average:	58.2%
BALLOON LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
0.0 - 20.0	14	$43,847,859	6.9%
20.1 - 25.0	2	6,791,381	1.1
25.1 - 45.0	3	40,643,374	6.4
45.1 - 50.0	4	35,413,139	5.6
50.1 - 55.0	8	88,614,939	14.0
55.1 - 60.0	21	290,453,850	45.7
60.1 - 64.4	9	129,149,190	20.3
Total:	61	$634,913,732	100.0%
Weighted Average:	52.7%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Interest-only, Amortizing Balloon	18	$234,029,500	36.9%
Interest-only, Balloon	11	210,456,000	33.1
Amortizing Balloon	30	187,018,153	29.5
Fully Amortizing	2	3,410,079	0.5
Total:	61	$634,913,732	100.0%
ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
12	3	$22,220,000	3.5%
24	7	96,449,500	15.2
36	3	19,260,000	3.0
48	2	15,750,000	2.5
60	3	80,350,000	12.7
Total:	18	$234,029,500	36.9%
Weighted Average:	38 months
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
0	12	$114,127,000	18.0%
1	16	177,746,939	28.0
2	23	207,687,850	32.7
3	7	108,989,059	17.2
4	1	13,600,000	2.1
9	1	11,352,804	1.8
189	1	1,410,079	0.2
Total:	61	$634,913,732	100.0%
Weighted Average:	2 months

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-RC1	Certain Terms and Conditions

V.            Certain Terms and Conditions

Allocation Between the RR Interest and the Non-Retained Certificates:	Amounts available for distributions to the holders of the Certificates (including the RR Interest) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and to all other Certificates, referred to herein as the “Non-Retained Certificates”, on the other hand. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the Non-Retained Certificates will at all times be the product of such amount multiplied by 95% (each, the respective “Percentage Allocation Entitlement”).

Interest Entitlements:	The interest entitlement of each Class of Non-Retained Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without Master Servicer consent) on particular non-specially serviced loans during any collection period, the applicable Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated between the RR Interest, on one hand, and the Non-Retained Certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the Non-Retained Certificates (other than the Class R Certificates) will be allocated among such Classes of Certificates entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related Distribution Date, to reduce the interest entitlement on each such class of Certificates. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.

Aggregate Principal Distribution Amount:	The Aggregate Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the applicable Master Servicer, the applicable Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections. The Non-Retained Certificates will be entitled to the portion of the Aggregate Principal Distribution Amount equal to their Percentage Allocation Entitlement, which is referred to herein as the “Principal Distribution Amount”.

Subordination, Allocation of Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain Classes of Non-Retained Certificates will be senior or subordinate, as the case may be, to the payment rights of other Classes of Non-Retained Certificates. The chart also shows the allocation between the RR Interest and the Non-Retained Certificates and the corresponding entitlement to receive principal and/or interest of certain Classes of Non-Retained Certificates on any distribution date in descending order. It also shows the manner in which losses are allocated between the RR Interest and the Non-Retained Certificates and the manner in which the Non-Retained Certificate allocations are further allocated to certain Classes of those Certificates in ascending order (beginning with the Non-Offered Certificates, other than the Class R certificates and the RR Interest) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, X-B, X-D, X-E, X-F, X-G or R Certificates, although principal payments and losses may reduce the notional amounts of the Class X-A, X-B, X-D, X-E, X-F and X-G certificates and, therefore, the amount of interest they accrue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-RC1	Certain Terms and Conditions

(1)	The Class X-A, X-B and X-D Certificates are interest-only certificates.

(2)	The Class X-D Certificates and the RR Interest are Non-Offered Certificates.

(3)	Other than the Class X-D and R Certificates and the RR Interest. The Class X-E, X-F and X-G Certificates are interest-only certificates.

Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements that are allocable to the Non-Retained Certificates will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1. Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B and X-D Certificates: To interest on the Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B and X-D Certificates, pro rata, according to their respective interest entitlements.

2. Class A-1, A-2, A-3, A-4 and A-SB Certificates: To principal on the Class A-1, A-2, A-3, A-4 and A-SB Certificates in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates, until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-4 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vi) sixth, to principal on the Class A-SB Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the RR Interest, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3, A-4 and A-SB Certificates remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-1, A-2, A-3, A-4 and A-SB Certificates, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-RC1	Certain Terms and Conditions

3. Class A-1, A-2, A-3, A-4 and A-SB Certificates: To reimburse the holders of the Class A-1, A-2, A-3, A-4 and A-SB Certificates, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes.

4.   Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) first, to interest on the Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates), to principal on the Class A-S Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

5.   Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on the Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-SB and A-S Certificates), to principal on the Class B Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

6.   Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on the Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-SB, A-S and B Certificates), to principal on the Class C Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

7.   Class D Certificates: To make distributions on the Class D Certificates as follows: (a) first, to interest on the Class D Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-SB, A-S, B and C Certificates), to principal on the Class D Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class D Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

8.   Class X-E and Class E Certificates: To interest on the X-E and Class E Certificates, pro rata, according to their respective interest entitlements.

9.   Class E Certificates: To make distributions on the Class E Certificates as follows: (a) first, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C and D Certificates), to principal on the Class E Certificates until their Certificate Balance is reduced to zero; and (b) next, to reimburse the holders of the Class E Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

10. After the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C, D and E Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class X-F and F then X-G and G Certificates sequentially in that order in a manner analogous to the Class X-E and E Certificates.

Allocation of Yield Maintenance and Prepayment Premiums:	If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner: (x)(1) to each of the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C and D Certificates, the product of (a) the Non-Retained Certificates’ Percentage Allocation Entitlement

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-RC1	Certain Terms and Conditions

of the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the RR Interest) for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, A-2, A-3, A-4 and A-SB Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the RR Interest) for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2, A-3, A-4 and A-SB Certificates as described above, and (3) to the Class X-B Certificates, any remaining portion of the Non-Retained Percentage of such yield maintenance charge or prepayment premium not distributed as described above, and (y) to the RR Interest, its Percentage Allocation Entitlement of the yield maintenance charge or prepayment premium.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-D, X-E, E, X-F, F, X-G, G or R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Balances of the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C, D, E, F and G Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of the Non-Retained Certificates’ Percentage Allocation Entitlement of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates; sixth, to the Class B Certificates; seventh, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, A-2, A-3, A-4 and A-SB Certificates based on their outstanding Certificate Balances.

The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-4 or A-SB Certificates as write-offs in reduction of their Certificate Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S, B or C Certificates as write-offs in reduction of their Certificate Balances. The notional amount of the Class X-D Certificates will be reduced by the amount of all losses that are allocated to the Class D Certificates as write-offs in reduction of their Certificate Balance. The notional amount of the Class X-E Certificates will be reduced by the amount of all losses that are allocated to the Class E Certificates as write-offs in reduction of their Certificate Balance. The notional amount of the Class X-F Certificates will be reduced by the amount of all losses that are allocated to the Class F Certificates as write-offs in reduction of their Certificate Balance. The notional amount of the Class X-G Certificates will be reduced by the amount of all losses that are allocated to the Class G Certificates as write-offs in reduction of their Certificate Balance.

P&I Advances:	Each Master Servicer or, if such Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments with respect to the mortgage loans it services (other than balloon payments, excess interest and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates, which with respect to the Non-Retained Certificates will be applied in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B and X-D Certificates would be affected on a pari passu basis, interest payments on the Class X-E and E Certificates would be affected on a pari passu basis, interest payments on the Class X-F and F Certificates would be affected on a pari passu basis and interest payments on the Class X-G and G Certificates would be affected on a pari passu basis).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-RC1	Certain Terms and Conditions

Servicing Advances:	Each Master Servicer or, if such Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances with respect to each mortgage loan it services, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The master servicer or trustee, as applicable, under the CSAIL 2016-C7 securitization will have the primary obligation to make any required servicing advances with respect to the Peachtree Mall whole loan. The master servicer or trustee, as applicable, under the WFCM 2016-C37 securitization will have the primary obligation to make any required servicing advances with respect to the DoubleTree by Hilton Tempe whole loan. The Special Servicers will have no obligation to make servicing advances but may do so in an emergency situation.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any whole loan, any Appraisal Reduction Amount will be allocated first to the related subordinate companion loan, if any, and then to the related mortgage loan and the related pari passu companion loan(s).

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A Collateral Deficiency Amount will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value of the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan (and as part of the modification thereto) became an AB modified loan plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held with respect to the mortgage loan as of the date of such determination.

A Cumulative Appraisal Reduction Amount with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Additionally, Cumulative Appraisal Reduction Amounts will be taken into account in the determination of the identity of the Class whose majority constitutes the “majority controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans is less than 1.0% of the principal balance of the mortgage loans as of the cut-off date.

If the aggregate Certificate Balances of each of the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C and D Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates (other than the Class R Certificates and the RR Interest) for the mortgage loans and REO properties then remaining in the issuing entity, subject to payment of a price specified in the Preliminary Prospectus, but all of the holders of those outstanding Classes (other than the Class R Certificates and RR Interest) of certificates would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-RC1	Certain Terms and Conditions

Majority Controlling Class Certificateholder and Directing Certificateholder:	A directing certificateholder may be appointed by the “majority controlling class certificate-holder”, which will be the holder(s) of a majority of the “controlling class”, which means the most subordinate class among the Class E, F and G Certificates that has a Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial Certificate Balance; provided that if at any time the Certificate Balances of the Principal Balance Certificates (other than the Class E, F, and G Certificates and the RR Interest) have been reduced to zero as a result of principal payments on the mortgage loans, then the “controlling class” will be the most subordinate class of Class E, F and G Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The majority controlling class certificateholder will have a continuing right to appoint, remove or replace the directing certificateholder in its sole discretion. This right may be exercised at any time and from time to time. See “Pooling and Servicing Agreement—The Directing Certificateholder” in the Preliminary Prospectus.

Control and Consultation:

The rights of various parties to replace a Special Servicer and approve or consult with respect to major actions of a Special Servicer will vary according to defined periods.

A “Control Termination Event” occurs if the Class E Certificates have a Certificate Balance, net of any Cumulative Appraisal Reduction Amounts allocable to that Class, that is less than 25% of the initial Certificate Balance of that Class or, while the Class E Certificates are the controlling class, the majority (by Certificate Balance) of the holders of the Class E Certificates irrevocably waived its right, in writing, to exercise any of the rights of the majority controlling class certificateholder and such rights have not been reinstated to a successor majority controlling class certificateholder.

A “Consultation Termination Event” occurs if the Class E Certificates have a Certificate Balance, without regard to any Cumulative Appraisal Reduction Amounts allocable to that Class, that is less than 25% of the initial Certificate Balance of that Class or, while the Class E Certificates are the controlling class, the majority (by Certificate Balance) of the holders of the Class E Certificates irrevocably waived its right, in writing, to exercise any of the rights of the majority controlling class certificateholder and such rights have not been reinstated to a successor majority controlling class certificateholder.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) with respect to the directing certificateholder (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by each Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace each Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that DBRS, Fitch, Moody’s and S&P (and any Rating Agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates (and any certificates backed by any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, each Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans as to such party) and the Operating Advisor in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, each Special Servicer must seek to consult with the Operating Advisor in connection with asset status reports and material special servicing actions, and, in general, no directing certificateholder will be recognized or have any right to terminate the Special Servicers or approve, direct or consult with respect to servicing matters.

With respect to the Peachtree Mall mortgage loan, in general the related whole loan will be serviced under the CSAIL 2016-C7 pooling and servicing agreement, which grants the directing certificateholder under the CSAIL 2016-C7 securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the Peachtree Mall whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the CSAIL 2016-C7 securitization.

Also, notwithstanding any contrary description set forth above, with respect to the DoubleTree by Hilton Tempe mortgage loan, in general the related whole loan will be serviced under the WFCM 2016-C37 pooling and servicing agreement, which grants the directing certificateholder

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-RC1	Certain Terms and Conditions

under the WFCM 2016-C37 securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the DoubleTree by Hilton Tempe whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the WFCM 2016-C37 securitization.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, (a) with respect to the directing certificateholder, the majority controlling class certificateholder or the directing certificateholder or (b) with respect to the risk retention consultation party, the risk retention consultation party or the holder of the majority of the RR Interest, in either case, is a Borrower Party, the majority controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the applicable Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan” as to such party.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a borrower party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement with respect to such mortgage loan, and such controlling class certificateholder will be referred to as an “excluded controlling class holder”.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan. “Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender.

Risk Retention Consultation Party:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of the RR Interest, by Certificate Balance. The majority RR Interest holder will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time.

Except with respect to an Excluded Loan as to such party, the risk retention consultation party will be entitled to consult with each Special Servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by such Special Servicer.

Replacement of Special Servicer by General Vote of Certificateholders:	If a Control Termination Event has occurred and is continuing, either Special Servicer may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Certificates. The certificateholders who initiate a vote on a termination and replacement of a Special Servicer without cause must cause DBRS, Fitch, Moody’s and S&P to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, either Special Servicer may be replaced by the directing certificateholder, subject to DBRS, Fitch, Moody’s and S&P (and any Rating Agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.

Excluded Special Servicer:	In the event that, with respect to any mortgage loan, a Special Servicer is a Borrower Party, such Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a Borrower Party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the applicable Special Servicer with respect to an excluded special servicer loan, such resigning

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-RC1	Certain Terms and Conditions

Special Servicer will be required to appoint the excluded special servicer.

Appraisal Remedy:	If the Class of Certificates comprising the controlling class loses its status as controlling class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the voting rights of such Class may require the applicable Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. Such Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the controlling class unless and until reinstated as the controlling class through such determination; and pending such determination, the rights of the controlling class will be exercised by the control eligible certificates (which may only be any one of Class E, F and G), if any, that would be the controlling class taking into account the subject appraisal reduction amount.

Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the pooling and servicing agreement will authorize each Special Servicer to sell defaulted mortgage loans serviced by such Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than with respect to the Peachtree Mall whole loan and the DoubleTree by Hilton Tempe) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder and/or Operating Advisor, as described in the Preliminary Prospectus.

In the case of the Peachtree Mall mortgage loan and the DoubleTree by Hilton Tempe mortgage loan, pursuant to the CSAIL 2016-C7 pooling and servicing agreement or the WFCM 2016-C37 pooling and servicing agreement, respectively, the related special servicer may offer to sell to any person (or may offer to purchase) for cash the related whole loan during such time as the applicable companion loan(s) constitute a defaulted mortgage loan under the related pooling and servicing agreement, and, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization will have consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the applicable Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Operating Advisor:

The Operating Advisor will perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the delivery of a report regarding, certain actions of each Special Servicer with respect to the resolution and/or liquidation of specially serviced loans to the Certificate Administrator.  The review and report generally will be based on any asset status reports and additional information delivered to the Operating Advisor by each Special Servicer. In addition, if a Control Termination Event has occurred and is continuing, each Special Servicer must seek to consult with the Operating Advisor (in addition to the directing certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with material special servicing actions with respect to specially serviced loans serviced by such Special Servicer. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the Operating Advisor may recommend the replacement of a Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of such Special Servicer at their expense.

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all Principal Balance Certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause DBRS, Fitch, Moody’s and S&P to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. The Operating Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C and D Certificates are retired.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-RC1	Certain Terms and Conditions

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the applicable Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-RC1	Certain Terms and Conditions

See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Certain Fee Offsets:	If a workout fee is earned by a Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12-months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.

Deal Website:	The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by each Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Controlling Class Certificateholder:	It is expected that ASH or an affiliate will be the initial majority controlling class certificateholder.
Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Peachtree Mall and DoubleTree by Hilton Tempe, secure both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. The Peachtree Mall whole loan and DoubleTree by Hilton Tempe whole loan will be principally serviced under the pooling and servicing agreement for the CSAIL 2016-C7 securitization and the WFCM 2016-C37 securitization, respectively.

As of the closing date, the pari passu companion loans in the whole loans will be held by the party identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HYATT PLACE PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HYATT PLACE PORTFOLIO

APPALACHIAN MTS
Lenoir
Sawmills
Statesville
Morgantown
Hickory
Marion
Newton
Black Mountain
Mooresville
Asheville
NORTH CAROLINA
Lincolnton
Huntersville
Concord
Fletcher
Forest City
Hendersonville
Shelby
CHARLOTTE
Gastonia
Gaffney
Spartanburg
York
Fort Mill
Rock Hill
Greer
Greenville
SOUTH CAROLINA
Simpsonville
Union
Chester
Lancaster
Fountain Inn
Laurens
Clinton
Menoken
TOPEKA
Old Town
East End
Pauline
Berryton
RICHARDSON
Far North Dallas
Addison
Farmers Branch
North Dallas
DALLAS
Preston Hollow
University Park
Lake Highlands
Milton
Alpharetta
Roswell
Johns Creek
Duluth
Chattahoochee Plantation
Sandy Springs
Dunwoody
Norcross
Doraville
Lilburn
Chamblee
Tucker
ATLANTA
ALLEGHENY MOUNTAINS
Laymantown
Cloverdale
Hollins
Hanging Rock
Bonsack
Salem
Avendale
ROANOKE
Vinton
Westland
Downtown
Raleigh Court
Yellowstone
Cave Spring
BLUE RIDGE MOUNTAINS

Hyatt Place Portfolio

1	Hyatt Place Greenville	Greenville, SC
2	Hyatt Place Charlotte	Charlotte, NC
3	Hyatt Place Dallas	Dallas, TX
4	Hyatt Place Alpharetta	Alpharetta, GA
5	Hyatt Place Topeka	Topeka, KS
6	Hyatt Place Roanoke	Roanoke, VA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – Hyatt Place Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Fitch/Moody’s/S&P):	NR/NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$55,000,000			Specific Property Type:	Limited Service
Cut-off Date Balance:	$55,000,000			Location:	Various
% of Initial Pool Balance:	8.7%			Size:	754 Rooms
Loan Purpose:	Acquistion			Cut-off Date Balance Per Room:	$72,944
Borrowers(1):	Various			Year Built/Renovated:	Various/2015
Borrower Sponsors(2):	Various			Title Vesting:	Fee
Mortgage Rate:	5.440%			Property Manager:	Noble-Interstate Management Group, LLC
Note Date:	January 17, 2017			4th Most Recent Occupancy (As of):	72.8% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	74.5% (12/31/2013)
Maturity Date:	February 6, 2027			2nd Most Recent Occupancy (As of):	73.6% (12/31/2014)
IO Period:	24 months			Most Recent Occupancy (As of):	68.5% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	73.6% (11/30/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon			4th Most Recent NOI (As of):	$5,604,380 (12/31/2013)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	$6,130,868 (12/31/2014)
Call Protection:	L(23),GRTR 1% or YM(90),O(7)			2nd Most Recent NOI (As of)(4):	$6,302,995 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of) (4):	$7,983,215 (TTM 11/30/2016)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$22,933,298
				U/W Expenses:	$15,394,999
				U/W NOI:	$7,538,300
				U/W NCF:	$6,620,968
Escrows and Reserves(3):				U/W NOI DSCR:	2.03x
				U/W NCF DSCR:	1.78x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	13.7%
Taxes	$378,415	$75,683	NAP	U/W NCF Debt Yield:	12.0%
Insurance	$0	Springing	NAP	As-Is Appraised Value(5):	$85,100,000
FF&E	$0	$76,442	NAP	As-Is Appraisal Valuation Date(5):	November 30, 2016
PIP Reserve	$3,557,583	NAP	NAP	Cut-off Date LTV Ratio:	64.6%
Deferred Maintenance	$39,553	NAP	NAP	LTV Ratio at Maturity:	56.5%

(1)	See “The Borrowers” section.

(2)	See “The Borrower Sponsors” section.

(3)	See “The Escrows” section.

(4)	See “The Cash Flow Analysis” section.

(5)	See “The Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Hyatt Place Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering six limited service hotel properties located in six states (the “Hyatt Place Portfolio Properties”). The Hyatt Place Porfolio Mortgage Loan was originated on January 17, 2017 by Rialto Mortgage Finance, LLC. The Hyatt Place Portfolio Mortgage Loan had an original principal balance of $55,000,000, has an outstanding principal balance as of the Cut-off Date of $55,000,000 and accrues interest at an interest rate of 5.4400% per annum. The Hyatt Place Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only for the first 24 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The Hyatt Place Portfolio Mortgage Loan matures on February 6, 2027.

Following the lockout period, the borrower has the right to voluntarily prepay the Hyatt Place Portfolio Mortgage Loan in whole, or in part (see “Partial Release” section), on any date before August 6, 2026 provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the then outstanding principal balance. In addition, the Hyatt Place Portfolio Mortgage Loan is prepayable without penalty on or after August 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HYATT PLACE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$55,000,000	64.3%	Purchase price	$80,250,000	93.9%
Borrower Sponsor’s new cash contribution	30,472,542	35.7	Reserves	3,975,551	4.7
			Closing costs	1,246,991	1.5
Total Sources	$85,472,542	100.0%	Total Uses	$85,472,542	100.0%

The Properties. The Hyatt Place Portfolio Properties are comprised of six limited service hotel properties built between 1995 and 1997 totaling 754 rooms that as of November 30, 2016, were 73.6% occupied with occupancies at individual hotel properties ranging from 67.0% to 78.3%.

The following table presents certain information relating to the Hyatt Place Portfolio Properties:

Property	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	No. of Rooms	As-Is Appraised Value	Allocated Cut-off Date LTV
Hyatt Place Greenville	$11,550,000	21.0%	76.1%	1997/2015	126	$17,600,000	65.6%
Hyatt Place Charlotte	$11,350,000	20.6%	78.3%	1996/2015	126	$17,700,000	64.1%
Hyatt Place Dallas	$9,500,000	17.3%	78.1%	1996/2015	126	$15,000,000	63.3%
Hyatt Place Alpharetta	$9,300,000	16.9%	71.8%	1995/2015	124	$13,900,000	66.9%
Hyatt Place Topeka	$7,000,000	12.7%	70.1%	1997/2015	126	$10,800,000	64.8%
Hyatt Place Roanoke	$6,300,000	11.5%	67.0%	1997/2015	126	$10,100,000	62.4%
Total/Weighted Average	$55,000,000	100.0%	73.6%		754	$85,100,000	64.6%

2016 Accommodated Room Night Demand(1)

Property	Group	Leisure	Commercial	Contract
Hyatt Place Greenville	20%	20%	60%	0%
Hyatt Place Charlotte	10%	30%	60%	0%
Hyatt Place Dallas	5%	20%	75%	0%
Hyatt Place Alpharetta	15%	20%	65%	0%
Hyatt Place Topeka	15%	15%	70%	0%
Hyatt Place Roanoke	25%	30%	40%	5%

(1)	Information obtained from the appraisals dated January 13, 2017.

Hyatt Place Greenville

The Hyatt Place Greenville property is a 126-room, six-story, limited-service hotel located in Greenville, South Carolina. The Hyatt Place Greenville property is situated on a 2.7-acre site and has 139 parking spaces, resulting in a parking ratio of approximately 1.1 spaces per room. Hyatt Place Greenville property opened in 1997 as an AmeriSuites and underwent a comprehensive renovation in 2008 when it was converted to a Hyatt Place. The Hyatt Place Greenville property was further renovated in 2015 including renovations of the guestrooms, bathrooms, and public spaces. Capital expenditures since 2013 total $1,537,273 ($12,201 per room). In connection with the acquisition, Hyatt has required a change of ownership property improvement plan (“PIP”) with an estimated cost of $505,450 ($4,012 per room), for which $581,268 was reserved upfront.

The Hyatt Place Greenville property features modified-suite guestrooms, with separate living and sleeping areas. The guestroom configuration includes 62 king rooms, six king handicap accessible rooms, 57 standard double rooms, and one standard double handicap accessible room. The Hyatt Place Greenville property offers a breakfast dining area, lobby bar, and grab-and-go kiosk, collectively known as The Gallery. Additional amenities include complimentary Wi-Fi, a business center, a fitness center, a guest laundry, an outdoor swimming pool, and complimentary shuttle transportation. The Hyatt Place Greenville property also provides a 1,060 square-foot meeting room that can be divided into two meeting rooms.

Hyatt Place Charlotte

The Hyatt Place Charlotte property is a 126-room, six-story, limited-service hotel located in Charlotte, North Carolina. The Hyatt Place Charlotte property is situated on a 2.5-acre site and has 139 parking spaces, resulting in a parking ratio of approximately 1.1 spaces per room. The Hyatt Place Charlotte property opened in 1996 as an AmeriSuites and underwent a comprehensive renovation in 2008 when it was converted to a Hyatt Place. The Hyatt Place Charlotte property was further renovated in 2015 including renovations of the guestrooms, bathrooms, and public spaces. Capital expenditures since 2013 total $1,642,360 ($13,035 per room). In connection with the acquisition, Hyatt has required a change of ownership PIP with an estimated cost of $506,500 ($4,020 per room), for which $582,475 was reserved upfront.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HYATT PLACE PORTFOLIO

Guestrooms feature modified-suite guestrooms with separate living and sleeping areas. The guestroom configuration includes 62 king rooms, six king handicap accessible rooms, 57 standard double rooms and one standard double handicapped accessible room. The Hyatt Place Charlotte property offers a breakfast dining area, lobby bar, and grab-and-go kiosk, collectively known as The Gallery. Additional amenities include complimentary Wi-Fi, a 24/7 e-room with complimentary public computers and remote printing, a guest laundry room, a fitness center, an outdoor swimming pool, and local shuttle service. The Hyatt Place Charlotte property also provides a 1,032 square foot meeting room that can be divided into two separate meeting spaces.

Hyatt Place Dallas

The Hyatt Place Dallas property is a 126-room, six-story, limited-service hotel located in Dallas, Texas. The Hyatt Place Dallas property is situated on a 2.2-acre site and has 101 parking spaces, resulting in a parking ratio of approximately 1.2 spaces per room. The Hyatt Place Dallas property opened in 1996 as an AmeriSuites and underwent a comprehensive renovation in 2008 when it was converted to a Hyatt Place. The Hyatt Place Dallas property was further renovated in 2015 including renovations of the guestrooms, bathrooms, and public spaces. Capital expenditures since 2013 total $1,849,901 ($14,682 per room). In connection with the acquisition, Hyatt has required a change of ownership PIP with an estimated cost of $538,750 ($4,276 per room), for which $619,563 was reserved upfront.

The Hyatt Place Dallas property features modified-suite guestrooms with separate living and sleeping areas. The guestroom configuration includes 68 king rooms and 58 standard double rooms. The Hyatt Place Dallas property offers a breakfast dining area, lobby bar, and grab-and-go kiosk, collectively known as The Gallery. Additional amenities include complimentary Wi-Fi, a 24/7 e-room with complimentary public computers and remote printing, a fitness center, an outdoor swimming pool, and complimentary shuttle transportation within a five-mile radius of the hotel. The Hyatt Place Dallas property also provides a 1,035 square foot meeting room that can be divided into two separate meeting spaces.

Hyatt Place Alpharetta

The Hyatt Place Alpharetta property is a 124-room, six-story, limited-service hotel located in Alpharetta, Georgia. The Hyatt Place Alpharetta property is situated on a 4.6-acre site and has 139 parking spaces, resulting in a parking ratio of approximately 1.1 spaces per room. The Hyatt Place Alpharetta property opened in 1995 as an AmeriSuites and underwent a comprehensive renovation in 2008 when it was converted to a Hyatt Place. The Hyatt Place Alpharetta property was further renovated in 2015 including renovations of the guestrooms, bathrooms, and public spaces. Capital expenditures since 2013 total $1,435,192 ($11,574 per room). In connection with the acquisition, Hyatt has required a change of ownership PIP with an estimated cost of $533,850 ($4,305 per room), for which $613,928 was reserved upfront.

The Hyatt Place Alpharetta property features modified-suite guestrooms with separate living and sleeping areas. The guestroom configuration includes 50 king rooms and 74 standard double rooms. The Hyatt Place Alpharetta property offers a breakfast dining area, lobby bar, and grab-and-go kiosk, collectively known as The Gallery. Additional amenities include complimentary Wi-Fi, a 24/7 e-room with complimentary public computers and remote printing, a fitness center, an outdoor swimming pool and complimentary shuttle transportation within a five-mile radius of the hotel. The Hyatt Place Alpharetta property also provides a 750 square foot meeting room.

Hyatt Place Topeka

The Hyatt Place Topeka property is a 126-room, six-story, limited-service hotel located in Topeka, Kansas. The Hyatt Place Topeka property is situated on a 2.8-acre site and has 131 parking spaces, resulting in a parking ratio of approximately 1.0 spaces per room. The Hyatt Place Topeka property opened in 1997 as an AmeriSuites and underwent a comprehensive renovation in 2008 when it was converted to a Hyatt Place. The Hyatt Place Topeka property was further renovated in 2015 including renovations of the guestrooms, bathrooms, and public spaces. Capital expenditures since 2013 total $1,573,925 ($12,491 per room). In connection with the acquisition, Hyatt has required a change of ownership PIP with an estimated cost of $516,750 ($4,101 per room), for which $594,263 was reserved upfront.

The Hyatt Place Topeka property features modified-suite guestrooms with separate living and sleeping areas. The guestroom configuration includes 62 king rooms, 57 standard double rooms, and seven handicapped accessible rooms. The Hyatt Place Topeka property offers a breakfast dining area, lobby bar/Bakery Café and grab-and-go kiosk, collectively known as The Gallery. Additional amenities include complimentary Wi-Fi, a 24/7 e-room with complimentary public computers and remote printing, a fitness center, on-site guest laundry, and an outdoor swimming pool. The Hyatt Place Topeka property also provides a 1,200 square foot meeting room that can be divided into two meeting rooms.

Hyatt Place Roanoke

The Hyatt Place Roanoke property is a 126-room, six-story, limited-service hotel located in Roanoke, Virginia. The Hyatt Place Roanoke property is situated on a 2.5-acre site and has 125 parking spaces, resulting in a parking ratio of approximately 1.0 spaces per room. The Hyatt Place Roanoke property opened in 1997 as an AmeriSuites and underwent a comprehensive renovation in 2008 when it was converted to a Hyatt Place. The Hyatt Place Roanoke property was further renovated in 2015 including renovations of the guestrooms, bathrooms, and public spaces. Capital expenditures since 2013 total $1,488,039 ($11,810 per room). In connection with the acquisition, Hyatt has required a change of ownership PIP with an estimated cost of $492,250 ($3,907 per room), for which $566,088 was reserved upfront.

The Hyatt Place Roanoke property features modified-suite guestrooms with separate living and sleeping areas. The guestroom configuration includes 68 king rooms and 58 queen/queen rooms. The Hyatt Place Roanoke property offers a breakfast dining area, lobby bar, and grab-and-go kiosk, collectively known as The Gallery. Additional amenities include complimentary Wi-Fi, a 24/7 e-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HYATT PLACE PORTFOLIO

room with complimentary public computers and remote printing, a fitness center, an indoor swimming pool, and complimentary shuttle transportation within a five-mile radius of the hotel. The Hyatt Place Roanoke property also provides a 1,104 square foot meeting room that can be divided into two meeting rooms.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hyatt Place Portfolio Properties:

Cash Flow Analysis

	2013	2014(1)	2015(1)	TTM 11/30/2016(1)	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	74.5%	73.6%	68.5%	73.6%	71.6%
ADR	$91.80	$97.26	$105.68	$110.38	$110.28
RevPAR	$68.42	$71.58	$72.34	$81.20	$79.00

Total Revenue	$18,828,775	$19,698,292	$19,907,714	$22,409,257	$21,802,225	95.1%	$28,915
F&B Revenue	1,082,798	1,054,996	982,373	1,028,222	1,000,653	4.4	1,327
Other Revenue(2)	190,636	155,212	133,785	133,040	130,421	0.6	173
Total Department Expenses	6,464,589	6,344,421	6,130,658	6,479,298	6,306,500	27.5	8,364
Gross Operating Profit	$13,637,620	$14,564,079	$14,893,214	$17,091,221	$16,626,798	72.5%	$22,051

Total Undistributed Expenses	7,018,012	7,438,925	7,566,430	8,031,706	7,972,152	34.8	10,573
Profit Before Fixed Charges	$6,619,608	$7,125,154	$7,326,784	$9,059,515	$8,654,646	37.7%	$11,478

Total Fixed Charges	1,015,228	994,286	1,023,789	1,076,300	1,116,347	4.9	1,481

Net Operating Income	$5,604,380	$6,130,868	$6,302,995	$7,983,215	$7,538,300	32.9%	$9,998
FF&E	804,088	836,339	840,937	942,002	917,332	4.0	1,217
Net Cash Flow	$4,800,292	$5,294,529	$5,462,058	$7,041,213	$6,620,968	28.9%	$8,781

NOI DSCR	1.51x	1.65x	1.69x	2.14x	2.03x
NCF DSCR	1.29x	1.42x	1.47x	1.89x	1.78x
NOI DY	10.2%	11.1%	11.5%	14.5%	13.7%
NCF DY	8.7%	9.6%	9.9%	12.8%	12.0%

(1)	The Hyatt Place Portfolio Properties underwent PIP renovations in 2014 and 2015. An aggregate 28,434 room nights were offline from December 2014 through July 2015 due to the renovations.

(2)	Other Revenue includes rooftop lease with T-Mobile at Hyatt Place Greenville, guest laundry and valet, gift shop, movies and videos, and telephone charges.

Appraisal. As of the appraisal valuation date of November 30, 2016, the Hyatt Place Portfolio Properties had a portfolio aggregate “as-is” appraised value of $85,100,000. The appraiser also concluded a portfolio aggregate “when complete” appraised value of $87,300,000 as of December 1, 2017.

Environmental Matters. According to Phase I environmental assessments with dates ranging from December 9, 2016 to December 13, 2016, there was no evidence of any recognized environmental conditions at the Hyatt Place Portfolio Properties.

Market Overview and Competition. The Hyatt Place Portfolio Properties are located in six diverse markets.

Hyatt Place Greenville

The Hyatt Place Greenville property is located in Greenville, Greenville County, South Carolina, within the Greenville-Anderson-Mauldin metropolitan statistical area (the “Greenville MSA”). The Greenville County economy is anchored by the health services, education, and automotive sectors. Major employers include Greenville Health System, School District of Greenville County, Bon Secours St. Francis Health System and Michelin North America Inc. Greenville is also home to the Naval Reserve Center, which is a major training center for all branches of the military. According to the appraisal, the 2016 population within a one-, three-, and five-mile radius of the Hyatt Place Greenville property was 8,375, 63,936 and 162,919, respectively. The average household income within the same radii was $55,282, $67,573 and $71,689, respectively.

Primary regional access through the area is provided by southwest/northeast Interstate 85, which extends to Montgomery, Alabama, to the southwest and Greensboro, North Carolina, to the northeast. Interstate 385 is another major highway, which has its northwest terminus in Downtown Greenville and provides access to Laurens and Clinton to the southeast. Primary access to the Hyatt Place Greenville property is provided by West Orchard Park Drive. The Hyatt Place Greenville property is served by the Greenville-Spartanburg International Airport, which is located approximately seven miles to the northeast of the hotel. The neighborhood is characterized by restaurants, office buildings, Haywood Mall, and retail shopping centers along the primary thoroughfares, with residential areas located along the secondary roadways. The city of Greenville offers four venues for meeting and conventions. The Bi-Lo Center is a sports and entertainment complex that seats 15,000 spectators; the TD Convention Center features 280,000 square feet of exhibit space and 60,000 square feet of meeting and conference space; the Peace Center for the Performing Arts contains a 2,100-seat concert hall, a 400-seat theater, a 200-seat cabaret, a 1,500-seat amphitheater, and a full-service restaurant; and the Timmons Arena provides 5,500 seats for sporting events and concerts. Other businesses and entities in the area include, the Bank of America Financial Center, Patewood Memorial Hospital, Fluor Field, Downtown Greenville and Paris Mountain State Park. Restaurants located near the Hyatt Place Greenville property include Portofino’s Italian Restaurant, Tony’s New York Style Pizzeria, and Outback

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HYATT PLACE PORTFOLIO

Steakhouse. Hotels near the Hyatt Place Greenville property include Hilton, La Quinta Inn & Suites, Courtyard by Marriott, and Clarion Inn & Suites.

Hyatt Place Charlotte

The Hyatt Place Charlotte property is located in Charlotte, Mecklenburg County, North Carolina, within the Charlotte-Concord-Gastonia, NC-SC Metropolitan Statistical Area (the “Charlotte MSA”). The Charlotte market is well known for its banking sector and is the second-largest financial center in the nation. The area is also home to manufacturing, retail and wholesale trade, information technology, and an increasing number of international companies. Sports and recreation also facilitate Charlotte’s growing economy, as Charlotte is home to the Carolina Panthers of the National Football League and the Charlotte Hornets of the National Basketball Association; and numerous semi-professional, minor league, and amateur sports teams. Major employers in the Charlotte MSA include Carolinas HealthCare System, Wells Fargo, Charlotte-Mecklenburg Schools, Wal-Mart Stores, Inc., and Bank of America. According to the appraisal, the 2016 population within a one-, three-, and five-mile radius of the Hyatt Place Charlotte property was 6,375, 61,124 and 166,516, respectively. The average household income within the same radii was $46,530, $65,158 and $82,203, respectively.

Primary regional access through the area is provided by Interstate 85, which extends to Winston-Salem to the north and Greenville, South Carolina, to the south. Interstate 485 is a western, southern, and eastern beltway around the greater Charlotte area. Interstate 77 is another major highway, which provides access to Charleston, West Virginia, to the north and Columbia, South Carolina, to the south. Primary access to the Hyatt Place Charlotte property is provided by Forest Pine Drive. The Hyatt Place Charlotte property is served by the Charlotte Douglas International Airport, which is located approximately six miles to the northwest of the hotel. The Hyatt Place Charlotte property’s submarket is defined as the West Arrowood Road/State Road 1138 corridor between Nations Ford Road/State Road 1164 to the east and South Tryon Street/State Highway 49 to the west. The neighborhood is characterized by restaurants, office buildings, and residential areas. Other businesses and entities in the area include the American Red Cross, the Time Warner Cable corporate office, and the Federal Bureau of Investigation. Hotels near the Hyatt Place Charlotte property include the Courtyard by Marriott, Sonesta ES Suites, MainStay Suites, Holiday Inn Express Hotel & Suites, and Hampton Inn & Suites.

Hyatt Place Dallas

The Hyatt Place Dallas/Park Central property is located in Dallas, Dallas County, Texas, within the Dallas-Fort Worth-Arlington metropolitan statistical area (the “Dallas MSA”). The Dallas economy is diversified, and the city is a leading commercial, marketing, and industrial center of the southwest. Major industries include defense, financial services, information technology and data, life sciences, telecommunications, and transportation. Major companies such as AT&T, JP Morgan Chase, American Airlines, and Texas Instruments maintain a presence in the Dallas/Fort Worth Metroplex. The healthcare sector is flourishing with new development, and new attractions have opened in Dallas in recent years, increasing the appeal of the Downtown market. Area universities continue to support the market by providing an educated workforce. Other major employers within the Dallas MSA include Walmart Stores, Baylor Health Care System, Texas Health Resources and Bank of America. According to the appraisal, the 2016 population within a one-, three-, and five-mile radius of the Hyatt Place Dallas property was 12,307, 148,823 and 389,306, respectively. The average household income within the same radii was $82,864, $84,742 and $91,643, respectively.

Primary regional access routes serving the Dallas/Fort Worth Metroplex include Interstates 20, 30, 35, and 45, as well as U.S. Highways 67, 75, and 287. Interstate 20 traverses the southern sector of the metro area and extends to Abilene and Midland to the west and Shreveport, Louisiana, to the east. Interstate 30 commences in west Fort Worth and, after serving as a major east/west route through the metro area, extends in a northeasterly direction to Greenville and Texarkana. Interstate 35 divides into eastern and western sections when passing through the Dallas and Fort Worth metro area. Interstate 45 commences near Downtown Dallas and extends in a southeasterly direction, providing access to the Houston metropolitan area. Primary access to the Hyatt Place Dallas property is provided by Churchill Way. The Hyatt Place Dallas property is served by the Dallas-Fort Worth International Airport and the Dallas Love Field airport, which is located approximately 15 miles west and approximately seven miles southwest of the hotel, respectively. The Hyatt Place Dallas property’s neighborhood is generally defined by Spring Valley Road to the north, Hillcrest Road to the west, Forest Lane to the south, and Greenville Avenue to the east. The neighborhood is characterized by office buildings, hotels, gas stations, retail shopping centers, and restaurants along the primary thoroughfares, with residential areas located along the secondary roadways. Other businesses and entities in the area include Texas Instruments, Credit Union of Texas, and Chase Bank. Restaurants located near the subject property include Jack in the Box, In-N-Out Burger, and Benihana. Hotels near the Hyatt Place Dallas property include Wyndham Dallas Suites Park Central, Best Western Plus Dallas Hotel & Conference Center, and Westin Dallas Park Central.

Hyatt Place Alpharetta

The Hyatt Place Alpharetta property is located in Alpharetta, Fulton County, Georgia, within the Atlanta-Sandy Springs-Roswell metropolitan statistical area (the “Atlanta MSA”). Alpharetta is located in Fulton and Forsyth Counties, less than 25 miles north of Atlanta, Georgia. The Atlanta MSA is home to several headquarter offices of Fortune 100, 500 and 1,000 companies, including United Parcel Service, Coca-Cola Company, Georgia-Pacific, The Home Depot, Delta Air Lines, The Southern Company, Equifax, and AT&T Mobility. The Alpharetta economy has enjoyed economic expansion in recent years, which stems from the diversity of key industries. Technology-related commerce continues to be an economic driver, as companies such as Hewlett-Packard, Verizon Wireless, ADP Inc., and McKesson Corporation maintain a presence in the market. According to the appraisal, the 2016 population within a one-, three-, and five-mile radius of the Hyatt Place Alpharetta property was 5,226, 74,856 and 193,094, respectively. The average household income within the same radii was $80,815, $97,401 and $114,471, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HYATT PLACE PORTFOLIO

Primary regional access through the area is provided by Interstate 285, which is a beltway around the city of Atlanta and provides access to Tucker to the east and Smyrna to the west. U.S. Highway 19, also known as State Route 400, is another major highway, extending to Gainesville to the north and Atlanta to the south. Primary access to the Hyatt Place Alpharetta property is provided by a public access road that is accessible via North Point Parkway. The Hyatt Place Alpharetta property is served by the Hartsfield-Jackson Atlanta International Airport, which is located approximately 26 miles to the southwest of the hotel. The Hyatt Place Alpharetta property’s neighborhood is defined as the commercial corridor along North Point Parkway between Mansell Road to the southwest and Haynes Bridge Road to the northeast. The neighborhood is characterized by retail shopping centers, North Point regional mall, restaurants, and office buildings. Other businesses and entities in the area include the Verizon Wireless Corporate Office, The Hartford Group, and Rolta. Restaurants located near the Hyatt Place Alpharetta property include Jason’s Deli, P.F. Chang’s, Atlantic Seafood, and Chili’s Bar & Grill. Hotels near the Hyatt Place Alpharetta property include Hilton Garden Inn, Hampton by Hilton, and Holiday Inn Express Hotel & Suites.

Hyatt Place Topeka

The Hyatt Place Topeka property is located in Topeka, Shawnee County, Kansas, within the Topeka metropolitan statistical area (the “Topeka MSA”). Topeka is the capital city of Kansas and the county seat of Shawnee County. The market benefits from a well-established and diverse economy, which is anchored by healthcare, education, government, manufacturing, insurance, and financial-services sectors. As the home of three major hospitals, Topeka currently serves as a regional healthcare center for northeastern Kansas. Additionally, Topeka is home to the nationally ranked Washburn University, as well as several technical programs at the high school and collegiate level, which contribute to the workforce and support manufacturing growth. Major employers in the Topeka MSA include the State of Kansas, Stormont-Vail Healthcare, Topeka USD, St. Francis Health Center and Goodyear Tire & Rubber Company. According to the appraisal, the 2016 population within a one-, three- and five-mile radius of the Hyatt Place Topeka property was 2,166, 32,178 and 90,694, respectively. Average household income within the same radii was $58,304, $65,515 and $65,361, respectively.

Primary regional access through the area is provided by Interstate 70, which extends to Salina to the west and Kansas City to the east. Interstate 335/Kansas Turnpike connects Topeka to cities to the southwest such as Emporia and Wichita. U.S. Highway 75 is another major highway, which provides access to such cities as Independence to the south and Omaha, Nebraska, to the north. Primary access to the Hyatt Place Topeka property is provided by Tallgrass Lane. The Hyatt Place Topeka property is served by the Kansas City International Airport, which is located approximately 50 miles to the northeast of the hotel. The neighborhood is characterized by a state park, a museum, office buildings, restaurants, retail shops and single-family residences. Some specific businesses and entities in the area include the Kansas Museum of History, the Pioneer Mother Memorial, Saint Francis Medical Clinic, Kansas Electric Power Cooperative Inc., and Security Benefit. Restaurants located near the Hyatt Place Topeka property include Red Robin Gourmet Burgers, Hooters, and Burger King. Hotels near the Hyatt Place Topeka property include the Holiday Inn Express Hotel & Suites Topeka West I-70 Wanamaker, Comfort Suites and Sleep Inn & Suites I-70 at Wanamaker.

Hyatt Place Roanoke

The Hyatt Place Roanoke property is located in Roanoke, Roanoke County, Virginia, within the Roanoke metropolitan statistical area (the “Roanoke MSA”). Roanoke is the largest municipality in Southwest Virginia and represents a major center for transportation, distribution, trade, manufacturing, health care, entertainment, recreation, attractions, and conventions. Major companies such as Advanced Auto Parts, Wells Fargo, and All State maintain a presence in Roanoke, while multiple universities and hospitals further support the local economy. Other major employers include Carilion Clinic, Volvo Trucks North American, HCA Virginia Health System and Norfolk Southern Corporation. The 2016 population within a one-, three-, and five-mile radius of the Hyatt Place Roanoke property was 6,522, 68,758 and 137,086, respectively. The average household income within the same radii was $46,872, $49,847 and $56,913, respectively.

Primary regional access through the area is provided by Interstate 81, which extends to Cloverdale to the east and Christiansburg to the west. Interstate 581 is another major highway, which traverses the city and terminates at its intersection with Interstate 81. Interstate 581 becomes U.S. Highway 220 south of the downtown Roanoke area and provides access to Martinsville, Virginia, and Greensboro, North Carolina. Primary access to the Hyatt Place Roanoke property is provided by Valley View Boulevard. The Hyatt Place Roanoke property is served by the Roanoke-Blacksburg Regional Airport, which is located less than one-mile north of the hotel. Roanoke is known for its many festivals, including its Chili Cook-Off, Local Colors Festival, Henry Street Festival, and Strawberry Festival. The neighborhood is characterized by restaurants, office buildings, and retail shopping centers along the primary thoroughfares, with residential areas located along the secondary roadways. Some specific businesses and entities in the area include Valley View Mall, Sam’s Club, and Ashley Furniture. Restaurants located near the Hyatt Place Roanoke property include Red Palace, Applebee’s, and T.G.I. Friday’s. Hotels near the Hyatt Place Roanoke property include the Hampton Inn & Suites, Best Western Plus, and Comfort Inn.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HYATT PLACE PORTFOLIO

The following table presents certain information relating to the Hyatt Place Portfolio Properties historical penetration rates, occupancy, ADR and RevPAR:

Historical Penetration Rates(1)

	TTM November 2014			TTM November 2015			TTM November 2016
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Hyatt Place Greenville	117.7%	95.1%	112.0%	94.8%	99.8%	94.6%	105.3%	100.9%	106.3%
Hyatt Place Charlotte	111.2%	103.7%	115.3%	98.8%	104.8%	103.6%	100.4%	104.7%	105.1%
Hyatt Place Dallas	120.4%	108.6%	130.7%	111.7%	100.1%	111.8%	113.9%	100.8%	114.9%
Hyatt Place Alpharetta	93.3%	95.4%	89.0%	88.2%	96.6%	85.3%	95.6%	99.0%	94.6%
Hyatt Place Topeka	101.0%	99.9%	100.9%	88.7%	102.7%	91.1%	98.7%	103.5%	102.2%
Hyatt Place Roanoke	113.1%	101.0%	114.2%	98.3%	103.7%	101.9%	103.4%	102.1%	105.6%

(1)	Information obtained from a third party hospitality research report dated December 19, 2016.

Historical Occupancy, ADR and RevPAR(1)

	TTM November 2014			TTM November 2015			TTM November 2016
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Hyatt Place Greenville	80.2%	$91.31	$73.22	68.3%	$106.78	$72.89	76.1%	$112.46	$85.54
Hyatt Place Charlotte	78.9%	$100.70	$79.49	74.7%	$108.87	$81.35	78.3%	$113.10	$88.51
Hyatt Place Dallas	75.7%	$94.14	$71.27	71.5%	$98.97	$70.73	78.1%	$107.66	$84.11
Hyatt Place Alpharetta	69.6%	$103.03	$71.66	66.3%	$115.03	$76.25	71.8%	$125.21	$89.94
Hyatt Place Topeka	69.6%	$94.88	$65.99	61.4%	$102.46	$62.87	70.1%	$106.28	$74.54
Hyatt Place Roanoke	72.7%	$97.08	$70.61	65.4%	$99.46	$65.04	67.0%	$96.63	$64.71
Total/ Weighted Average	74.5%	$96.84	$72.04	67.9%	$105.24	$71.51	73.6%	$110.18	$81.20

(1)	Information obtained from a third party hospitality research report dated December 19, 2016.

The Borrowers. The borrowers comprise six individual single purpose Delaware limited liability companies, each with two independent directors in its organizational structure: AHP H6 Alpharetta, LLC, AHP H6 Topeka, LLC, AHP H6 Dallas, LLC, AHP H6 Roanoke, LLC, AHP H6 Greenville, LLC, and AHP H6 Charlotte, LLC. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Hyatt Place Portfolio Mortgage Loan. William Lee Nelson, American Hospitality Properties Fund I, LLC and American Hospitality Properties Fund III, LLC, the indirect owners of the borrower, are the guarantors of certain nonrecourse carveouts under the Hyatt Place Portfolio Mortgage Loan. William Lee Nelson has prior bankruptcy history. See “Description of the Mortgage Pool-Loan Purpose, Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Borrower Sponsors. The borrower sponsors of the Hyatt Place Portfolio Mortgage Loan are American Hospitality Properties Fund I, LLC, American Hospitality Properties Fund III, LLC (collectively, the “American Hospitality Funds”) and William Lee Nelson. Mr. Nelson manages Phoenix American Hospitality, LLC (“PAH”), which manages the borrowers and the American Hospitality Funds. Mr. Nelson has over 30 years of real estate experience specializing in the acquisition, development and asset management of commercial properties. PAH is an opportunistic hotel fund manager focused on executing a value enhancement strategy and, in addition to its interest in the Hyatt Place Portfolio Properties, currently has ownership interests in three hotels totaling 368 rooms with a market value of approximately $48.0 million.

Escrows. The loan documents provide for upfront escrows in the amount of $378,415 for real estate taxes, $39,553 for deferred maintenance, and $3,557,583 for a PIP reserve. The loan documents also provide for monthly escrows in the amount of $75,683 for real estate taxes. The loan documents do not require monthly escrows for insurance provided that the Hyatt Place Portfolio Properties are insured under an acceptable blanket insurance policy and the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of the insurance premiums when due.

The borrower is required to pay monthly FF&E reserves (A) from the date of origination through the earlier of (i) February 5, 2019 and (ii) the date that the PIP requirements are completed, in an amount equal to the greater of (a) one-twelfth of 2% of gross income and (b) the aggregate amount, if any, required to be reserved under the property management agreement and the franchise agreement and (B) from the earlier of (i) February 6, 2019 and (ii) the date that the PIP requirements are completed and continuing until the stated maturity date, in an amount equal to the greater of (a) one-twelfth of 4% of gross income and (b) the aggregate amount, if any, required to be reserved under the property management agreement and the franchise agreement.

After the occurrence of a Franchise Renewal Trigger Event (see “Lockbox and Cash Management” section), all available excess cash flow will be deposited into a franchise escrow account and the amounts deposited will be held as additional collateral for the Hyatt Place Portfolio Mortgage Loan.

Lockbox and Cash Management. The Hyatt Place Portfolio Mortgage Loan requires a lender-controlled hard lockbox account, which is already in place. The borrower has directed all tenants to pay their rents and all credit card companies under merchant agreements to pay receipts directly into such lockbox account. Prior to a Cash Management Trigger Event (as defined below), all

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HYATT PLACE PORTFOLIO

funds on deposit in the lockbox account are disbursed to the borrower. During the occurrence and continuance of a Cash Management Trigger Event, funds in the lockbox are transferred daily into the cash management account, where such amounts are applied in accordance with the loan documents. All excess cash flow will be applied as follows: (i) to the franchise renewal reserve account following the occurrence and continuance of a Franchise Renewal Trigger Event (as defined below); (ii) to the excess cash flow subaccount during a Cash Sweep Event (as defined below) if no Franchise Renewal Trigger Event is in effect; and/or (iii) to the borrower if no Cash Sweep Event or Franchise Renewal Trigger Event is continuing.

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of the borrower, the guarantor or the property manager; (iii) a Cash Management DSCR Trigger Event (as defined below); or (iv) the occurrence of a Franchise Renewal Trigger Event (as defined below). A Cash Management Trigger Event will expire, with respect to clause (i) when such event of default has been cured or waived; and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 90 days of such filing for the borrower or guarantor and within 120 days for the property manager and certain other conditions have been satisfied. Clause (ii) may also be cured when the borrower has replaced the property manager with a qualified property manager acceptable to the lender. Clause (iii) may be cured once the trailing 12-month amortizing net operating income debt service coverage ratio (based on the current amortization schedule) is greater than 1.30x for two consecutive calendar quarters. Clause (iv) may be cured if the Cash Management Trigger Event is caused solely by the occurrence of a Franchise Renewal Trigger Event and such event has been cured.

A “Cash Management DSCR Trigger Event” occurs on any date that the amortizing net operating income debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.30x.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of the borrower, the guarantor or the property manager; (iii) a Cash Sweep DSCR Trigger Event (as defined below); or (iv) the occurrence of a Franchise Renewal Trigger Event. A Cash Sweep Event will expire, with respect to clause (i) when such event of default has been cured or waived; and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 90 days of such filing for the borrower or guarantor and within 120 days for the property manager and certain other conditions have been satisfied. Clause (ii) may also be cured when the borrower has replaced the property manager with a qualified property manager acceptable to the lender. Clause (iii) may be cured, once the trailing 12-month amortizing net operating income debt service coverage ratio (based on the current amortization schedule) is greater than 1.20x for two consecutive calendar quarters. Clause (iv) may be cured if the Cash Management Trigger Event is caused solely by the occurrence by a Franchise Renewal Trigger Event (as defined below) and such event has been cured.

A “Cash Sweep DSCR Trigger Event” occurs on any date that the amortizing net operating income debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.20x.

Notwithstanding the foregoing, the borrower may terminate a Cash Sweep Event or a Cash Management Trigger Event caused by the occurrence of a Cash Sweep DSCR Trigger Event or Cash Management DSCR Trigger Event, by (A) depositing cash in an amount necessary to cause the imputed debt service coverage ratio as defined in the loan documents based upon the trailing twelve month period immediately preceding the date of such determination to be greater than (i) 1.20x for two consecutive quarters with respect to a Cash Sweep DSCR Trigger Event and (ii) 1.30x for two consecutive quarters with respect to a Cash Management DSCR Trigger Event or (B), provided no event of default exists, delivering an acceptable letter of credit to the lender in the amount required to reach the necessary debt service coverage ratio, among other conditions, in lieu of cash.

A “Franchise Renewal Trigger Event” will commence (i) twelve months prior to the applicable expiration date under the franchise agreement; (ii) sixty days following an event of default that gives the franchisor the right to terminate under the franchise agreement; (iii) on the date that any franchise agreement expires or is terminated, canceled or modified without the lender’s consent; (iv) on the date that the franchisor or borrower gives notice of its intention to terminate, cancel, or not extend or renew any franchise agreement; or (v) twelve months prior to the Hyatt Place Portfolio Mortgage Loan’s stated maturity date. A Franchise Renewal Trigger Event will expire, with respect to clause (i), (iii) or (iv), when the borrower has entered into an extension of the existing franchise agreement or a Replacement Franchise Agreement has been executed and all related property improvement requirements have been completed and paid in full (or 120% of the associated property improvement costs have been reserved and the lender has approved the future PIP agreement and budget) and a comfort letter has been delivered and certain other conditions have been satisfied. Clause (ii) may be cured when such event of default has been cured. Clause (iv) may also be cured when the franchisor and/or borrower rescinds (in writing) its notice electing to terminate, cancel or not renew the franchise agreement and the obligations under the franchise agreement are reaffirmed and certified to be in full force and effect with no defaults. Clause (v) may be cured with respect to each individual property (1) upon an extension of each existing franchise agreement, or (2) once the borrower has entered into a Replacement Franchise Agreement with a Qualified Franchisor, and certain other conditions have been satisfied; provided that in either event, all related property improvement requirements have been completed and paid in full (or 120% of the associated property improvement costs have been reserved and the lender has approved the future PIP agreement and budget) and a comfort letter has been delivered and certain other conditions have been satisfied.

A “Replacement Franchise Agreement” means (i)(a) a franchise, trademark and license agreement with a Qualified Franchisor (as defined below) substantially in the same form and substance as the franchise agreement currently in effect, or (b) a franchise, trademark and license agreement with a Qualified Franchisor, which franchise, trademark and license agreement is in form and substance reasonably acceptable to the lender and (ii) a “comfort letter” from the Qualified Franchisor in form reasonably accepted by the lender.

A “Qualified Franchisor” means (i) the current franchisor, (ii) Starwood, Hilton, Marriott, Hyatt or International Hotel Group, or affiliates of any of the foregoing entities in (i) or (ii), subject to (i) at the time a new franchise agreement is entered into, the proposed franchise being in the same or higher product class that the current franchisor was in at origination according to Smith

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HYATT PLACE PORTFOLIO

Travel Research, provided that the borrower has obtained a rating agency confirmation from the rating agencies; or (iii) any other franchisor acceptable to the lender in its sole discretion, provided that borrower has obtained a rating agency confirmation from the rating agencies.

Property Management. The Hyatt Place Portfolio Properties is managed by Noble-Interstate Management Group, LLC.

Assumption. The borrower has a right to transfer the Hyatt Place Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch, Moody’s and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates.

Partial Release. Following the second anniversary of the origination date and prior to August 6, 2026, the borrowers may obtain the release of an individual property, subject to certain conditions, including (i) no event of default has occurred and is continuing; (ii) payment of the release price in an amount equal to 115% of the released property’s allocated loan amount, together with the applicable yield maintenance or prepayment premium; (iii) the amortizing debt service coverage ratio (based upon the trailing 12-month period immediately preceding the date of such determination) with respect to the remaining properties will be no less than the greater of (a) 1.78x and (b) the amortizing debt service coverage ratio immediately prior to the release; and (iv) the loan to value ratio with respect to the remaining properties, after giving effect to the release and based on current appraisals, will be no greater than the lesser of (a) a loan to value ratio of the individual properties subject to the Hyatt Place Portfolio Mortgage Loan immediately prior to the release (based on a ratio of the outstanding principal balance to the aggregate original appraised values of such properties) and the then outstanding principal balance of the individual properties subject to the Hyatt Place Portfolio Mortgage Loan prior to the release, and (b) the loan to value ratio of the individual properties subject to the Hyatt Place Portfolio Mortgage Loan immediately prior to the release (based on current appraisals and the then outstanding principal balance). The terms “original appraised value” and “allocated loan amount” as used in this paragraph mean the aggregate appraised value as set forth under the chart headings “As-Is Appraised Value” and “Allocated Cut-off Date Balance,” respectively, in “The Properties” section above.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Hyatt Place Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Hyatt Place Portfolio Properties during the loan term. At origination, the Hyatt Place Portfolio Properties had windstorm insurance coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MCLEAN DATA CENTER PORTFOLIO

495
CAPITAL BELTWAY
OLD MEADOW LANE
PAETEC
COMMUNCATIONS
LEVEL 3
OLD MEADOW ROAD

Level(3)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MCLEAN DATA CENTER PORTFOLIO

McLean Data Center Portfolio
1755-1757 Old Meadow Road; 1764A Old Meadow Lane
McLean, VA 22102
MARYLAND
MONTGOMERY COUNTY
Chesapeake & Ohio Canal Natl. Historic Park
Cabin John Pkwy
MacArthur Blvd
Clara Barton Pkwy
Potomac River
G. Washington Mem. Pkwy
Dranesville District Park
Langley Oaks Park
VIRGINIA
Central Intelligence Agency
Capital Beltway
Balls Hill Rd
Georgetown Pike
Langley
Ingleside
Dolly Madison Blvd
Leesburg Pike
Lewinsville Rd
Wolf Trap Natl. Park for the Performing Arts
Dulles Toll Road
National Counterterrorism Center
Washington Dulles Intl. Airport 10 miles
1st Stage Theater
Freddie Mac
Gannett
Hilton Worldwide Headquarters
Chain Bridge Rd
Old Dominion Dr
SPRING HILL
SILVER LINE METRO
International Dr
Tysons Galleria
MCLEAN
Capital One HQ
McLean
Old Courthouse Rd
TYSONS CORNER
Northrup Grumman Info. Systems
GREENSBORO
Pike 7 Plaza
Tysons Corner Center
Magarity Rd
METRO
Dulles Toll Road
Westmoreland St
Westwood Country Club
Tysons Corner
Chain Bridge Rd
Great Falls St
Kirby Rd
FAIRFAX COUNTY
Leesburg Pike
Gallows Rd
Vienna
Williamsburg Blvd
Haycock Rd
WEST FALLS CHURCH
METRO
ARLINGTON
Park St
Idylwood Rd
Capital Beltway
Custis Mem. Pkwy
Cedar Ln
Dunn Loring
W. Broad St
Great Falls St
ARLINGTON COUNTY
Washington Blvd
DUNN LORING MERRIFIELD
Shreve Rd
West St
Falls Church
EAST FALLS CHURCH
ORANGE LINE METRO
Tower Square Shopping Ctr
Jefferson District Golf Course
Washington DC 7 miles
Lee Hwy
ICF Intl.
Lee Hwy
MOSAIC DISTRICT
Eden Center
Merrifield
Fairfax Plaza
Annandale Rd
Northrop Grumman Corp.
Arlington Blvd
Willston Centre
Pan Am Shopping Center
Seven Corners Center
Arlington Blvd
Arlington Blvd
Annandale Rd
Sleepy Hollow Rd
Leesburg Pike
Aptara
Apex Systems
Acentia
Eakin Community Park
Inova Fairfax Hospital
Mitretek Systems
West Falls Church
Prosperity Ave
Annandale
Damascus
Clarksburg
Columbia
Germantown
Montgomery Village
Olney
Gaithersburg
Poolesville
Darnestown
North Potomac
Rockville
Aspen Hill
Laurel
Lansdowne
MARYLAND
Wheaton
Ashburn
North Bethesda
Beltsville
VIRGINIA
Sterling
Potomac
Great Falls
Silver Spring
Herndon
Bethesda
Takoma Park
Reston
Hyattsville
McLean
Landover
WASHINGTON D.C.
Wolf Trap
Tyson's Corner
Vienna
Falls Church
Chantilly
Oakton
ARLINGTON
Centreville
Fairfax
Suitland
Annandale
ALEXANDRIA
Burke
Springfield
Manassas
Franconia
National Harbor
Mount Vernon

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – McLean Data Center Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/S&P):	NR/NR/NR/NR			Property Type:	Other
Original Principal Balance:	$51,000,000			Specific Property Type:	Data Center
Cut-off Date Balance:	$51,000,000			Location:	McLean, VA
% of Initial Pool Balance:	8.0%			Size:	127,796 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$399.07
Borrowers:	DCII-1755-1757 Old Meadow Road, LLC; DCII-1764A Old Meadow Road, LLC			Year Built/Renovated:	1966/1998, 1991/1998
Borrower Sponsor:	Carter Validus Mission Critical REIT II, Inc.			Title Vesting:	Fee
Mortgage Rate:	4.570%			Property Manager:	Carter Validus Real Estate Management Services II, LLC
Note Date:	November 23, 2016			4th Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	December 11, 2021			2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	60 months			Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	60 months			Current Occupancy (As of):	100.0% (11/14/2016)
Seasoning:	3 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$5,493,561 (12/31/2013)
Call Protection:	L(27),D(29),O(4)			3rd Most Recent NOI (As of):	$5,484,223 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$5,700,593 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of):	$5,851,127 (Annualized 9 9/30/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$7,292,181
				U/W Expenses:	$1,524,866
				U/W NOI:	$5,767,315
				U/W NCF:	$5,482,965
Escrows and Reserves(1):				U/W NOI DSCR:	2.44x
				U/W NCF DSCR:	2.32x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.3%
Taxes	$70,962	$70,958	NAP	U/W NCF Debt Yield:	10.8%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$85,000,000
Replacement Reserves	$0	Springing	NAP	As-Is Appraisal Valuation Date:	November 2, 2016
Deferred Maintenance	$408,431	$0	NAP	Cut-off Date LTV Ratio:	60.0%
TI/LC Reserve	$0	Springing	NAP	LTV Ratio at Maturity:	60.0%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “McLean Data Center Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering two adjacent data center buildings located in McLean, Virginia (the “McLean Data Center Portfolio Properties”). The McLean Data Center Portfolio Mortgage Loan was originated on November 23, 2016 by Wells Fargo Bank, National Association. The McLean Data Center Portfolio Mortgage Loan had an original principal balance of $51,000,000, has an outstanding principal balance of $51,000,000 as of the Cut-off Date and accrues interest at an interest rate of 4.570% per annum. The McLean Data Center Portfolio Mortgage Loan had an initial term of 60 months, has a remaining term of 57 months as of the Cut-off Date and requires interest-only payments. The McLean Data Center Portfolio Mortgage Loan matures on December 11, 2021.

Following the lockout period, the borrower has the right to defease the McLean Data Center Portfolio Mortgage Loan in whole, but not in part, on any date before September 11, 2021. In addition, the McLean Data Center Portfolio Mortgage is prepayable without penalty on or after September 11, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MCLEAN DATA CENTER PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$51,000,000	58.9%	Purchase price	$85,000,000	98.2%
Borrower Sponsor’s new cash contribution	35,552,385	41.1	Reserves	479,393	0.6
			Closing costs	1,072,992	1.2
Total Sources	$86,552,385	100.0%	Total Uses	$86,552,385	100.0%

The Properties. The McLean Data Center Portfolio Properties comprise two, two-story data centers (the Roosevelt building and the Polk Annex building), which total approximately 127,796 square feet and are located across the street from each other in McLean, Virginia.

The Roosevelt building, which was constructed in 1966 and renovated in 1998, contains approximately 65,794 square feet and features 45,450 square feet of raised floor space. The Polk Annex building, which was constructed in 1991 and renovated in 1998, contains approximately 62,002 square feet and features 40,000 square feet of raised floor space. Raised floor space is important for a data center as it promotes energy efficiency, design flexibility, cost-effectiveness and most importantly, creates open space for the mechanical, electrical and cooling infrastructure.

The Roosevelt building is 100.0% occupied by Level 3 Communications (“Level 3”), which has been a tenant since 1998 and has a lease expiration date of April 30, 2033. Level 3 (rated ‘B2’/’BB’ by Moody’s/S&P) also guarantees its lease. Level 3 is an international facilities-based provider of a broad range of integrated communications services. Level 3 has created an international communications network by constructing its own assets and through a combination of purchasing companies and purchasing or leasing facilities. On October 31, 2016, CenturyLink, Inc. (“CenturyLink”) (rated ‘Ba2’/’BB’ by Moody’s/S&P) announced the acquisition of Level 3 in a transaction expected to close in the third quarter of 2017. The acquisition has been approved by boards of both companies, and is expected to increase the CenturyLink network by approximately 200,000 fiber route miles, including 64,000 fiber route miles in more than 350 metropolitan areas and 33,000 subsea fiber route miles, which connect multiple continents. With the acquisition of Level 3, CenturyLink became the second largest wireline telecommunications company in the United States, operating more than 55 data centers throughout North America, Europe and Asia.

The Polk Annex building is 100.0% occupied by PAETEC Communications (“PAETEC”), which has been a tenant since 2012 and has a lease expiration of March 31, 2024. PAETEC’s lease is guaranteed by PAETEC Holding Corp. PAETEC is a wholly owned subsidiary of Windstream Holdings, Inc. (“Windstream”), a leading provider of internet protocol-based voice and data, telecommunications networking, data center, cloud computing and managed hosting services, and is the ninth largest Ethernet provider in the U.S. Windstream also recently announced a $1.1 billion transaction to merge with EarthLink Holdings Corp. (“EarthLink”), which will result in an extensive national footprint spanning approximately 145,000 fiber route miles and provide advanced network connectivity, managed services, voice, internet and other value-added services. The merger is expected to close in the first half of 2017.

The McLean Data Center Portfolio Properties are critically important to Level 3 and PAETEC’s overall network infrastructure. In fact, the largest component of email traffic in the region moves through the Roosevelt building due to Level 3’s tenancy. With over 570 strands of fiber, there are three different trunk lines branching to Baltimore, Philadelphia and Richmond. The McLean Data Center Portfolio Properties benefit from their strategic location near one of the first large network access and internet exchange points, referred to as Metropolitan Area Exchange–East, which was once estimated to have trafficked over half of the world’s internet activity.

Uptime Institute, Inc. (“Uptime Institute”) is an unbiased advisory organization focused on improving the performance, efficiency, and reliability of business critical infrastructure through innovation, collaboration, and independent certifications. Uptime Institute developed a tiered classification approach for data centers to address the need for a common benchmarking standard. According to Uptime Institute, data centers are divided into four tiers, based on the load capacity and redundancy of the facilities. Tier I is the lowest while Tier IV the highest in terms of redundancy and resiliency; and there is a direct correlation between the tier level and the cost to build a data center. The Roosevelt building has Tier II data center qualities with many Tier III attributes, and the Polk Annex building has Tier III data center qualities with many Tier IV attributes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MCLEAN DATA CENTER PORTFOLIO

The following table presents certain information relating to the tenancy at the McLean Data Center Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
PAETEC Communications(2)	NR/NR/B+	62,002	48.5%	$54.24	$3,362,956	52.8%	3/31/2024(3)
Level 3 Communications	BB-/B2/BB	65,794	51.5%	$45.62	$3,001,337	47.2%	4/30/2033
Total Major Tenant		127,796	100.0%	$49.80	$6,364,293	100.0%

Vacant Space		0	0.0%

Collateral Total		127,796	100.0%

(1)	Annual UW Base Rent and Annual UW Base Rent PSF include contractual rent steps of $90,006 ($1.45 PSF) through May 2017 for PAETEC Communications and contractual rent steps of $73,203 ($1.11 PSF) through April 2017 for Level 3 Communications.

(2)	PAETEC Communications is not currently fully utilizing its space; however, the tenant is currently operating at above breakeven at the facility.

(3)	PAETEC Communications has one 5-year lease extension option remaining, exercisable with 12 months’ written notice.

The following table presents certain information relating to the lease rollover schedule at the McLean Data Center Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	2	127,796	100.0%	127,796	100.0%	$6,364,293	100.0%	$49.80
Vacant	0	0	0.0%	127,796	100.0%	$0	0.0%	$0.00
Total/Weighted Average	2	127,796	100.0%			$6,364,293	100.0%	$49.80

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the McLean Data Center Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	11/14/2016(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MCLEAN DATA CENTER PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the McLean Data Center Portfolio Properties:

Cash Flow Analysis

	2013	2014	2015	Annualized 9 9/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,761,799	$5,827,483	$5,981,729	$6,154,625	$6,364,293(1)	87.3%	$49.80
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	983,127	923,776	733,633	687,416	1,246,103	17.1	9.75
Less Vacancy & Credit Loss	0	0	(21,583)	0	(318,215)(2)	(4.4)	(2.49)
Effective Gross Income	$6,744,926	$6,751,259	$6,693,779	$6,842,041	$7,292,181	100.0%	$57.06

Total Operating Expenses	$1,251,365	$1,267,036	$993,186	$990,915	$1,524,866	20.9%	$11.93

Net Operating Income	$5,493,561	$5,484,223	$5,700,593	$5,851,127	$5,767,315	79.1%	$45.13
TI/LC	0	0	0	0	238,200	3.3	1.86
Capital Expenditures	0	0	0	0	46,150	0.6	0.36
Net Cash Flow	$5,493,561	$5,484,223	$5,700,593	$5,851,127	$5,482,965	75.2%	$42.90

NOI DSCR	2.32x	2.32x	2.41x	2.48x	2.44x
NCF DSCR	2.32x	2.32x	2.41x	2.48x	2.32x
NOI DY	10.8%	10.8%	11.2%	11.5%	11.3%
NCF DY	10.8%	10.8%	11.2%	11.5%	10.8%

(1)	U/W Base Rent includes contractual rent steps of $90,006 ($1.45 PSF) through May 2017 for PAETEC Communications and contractual rent steps of $73,203 ($1.11 PSF) through April 2017 for Level 3 Communications.
(2)	The underwritten economic vacancy is 5.0%. The McLean Data Center Portfolio Properties were 100.0% physically occupied as of November 14, 2016.

Appraisal. As of the appraisal valuation date of November 2, 2016, the McLean Data Center Portfolio Properties had an “as-is” appraised value of $85,000,000. The appraiser also concluded to a land value of $49,000,000 and a dark value of $68,000,000, both as of November 2, 2016.

Environmental Matters. According to the Phase I environmental site assessment (“ESA”) dated July 27, 2016 the Phase I environmental consultant noted a prior 1997 ESA, which identified paint and solvent storage at the Roosevelt Building. Although no further action was conducted in 1997, a soil and groundwater investigation was conducted at the Roosevelt building based on these former concerns, which identified trichloroethene concentrations in groundwater. A limited Phase II ESA dated September 22, 2016 recommended no further action.

According to the Phase I environmental site assessment dated July 29, 2016, two underground storage tanks (“USTs”) were identified at the Polk Annex building and a Phase II was recommended. In lieu of a Phase II, the borrower purchased a $2.0 million environmental insurance policy with an eight-year term, three years beyond the McLean Data Center Portfolio Mortgage Loan maturity date, to mitigate the risk associated with the USTs. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The McLean Data Center Portfolio Properties are located in Tysons Corner, Virginia, approximately 11.4 miles west of Washington, D.C. and 15.0 miles east of Washington Dulles International Airport. Tysons Corner is the central business district of Fairfax County and contains the second largest concentration of office and retail space in Northern Virginia at over 46.0 million square feet. Tysons Corner is home to the headquarters of multiple Fortune 500 firms including Hilton Worldwide, Freddie Mac, Capital One, and Booz Allen Hamilton. Additionally, a number of technology companies have been attracted to Tysons Corner due to the fact that Northern Virginia accounts for approximately 70% of the world’s internet traffic. Furthermore, Tysons Corner has two super regional malls, Tysons Corner Center and Tysons Galleria, both of which are approximately 1.5 miles west of the McLean Data Center Portfolio Properties. As of 2015, the population within a three- and five-mile radius of the McLean Data Center Portfolio Properties was 106,682 and 269,932, respectively. The estimated average household income within the same three- and five-mile radii was $177,077 and $176,908, respectively.

According to a third party market research firm, the top five data center markets in the United States are (1) Northern Virginia/Washington D.C., (2) Silicon Valley/San Francisco Bay Area, (3) Greater New York/Northern New Jersey, (4) Chicago, and (5) Dallas/Fort Worth. There are primarily three types of telecommunications infrastructure buildings: (a) data centers, such as the Bloomberg Data Center in Orangeburg, New York, which are physical locations designed to store redundant copies of data that can be continuously updated, (b) telecommunications facilities, such as One Wilshire in Los Angeles, which are used primarily for switching and connecting two or more parties, but can support data storage and (c) carrier-neutral hotels, such as the McLean Data Center Portfolio Properties, which provide both of these services, typically on a multi-tenant basis – carrier-neutral hotels allow any fiber carrier to connect into the facility and to connect to other third parties in the facility.

According to the appraiser, the competitive “data center” (used generically to refer to all three types of buildings) market is more national in scale, as users are more interested in the available infrastructure and layout of a data center asset rather than its specific location. The lease rates for this type of space vary based on the infrastructure of the building, the availability of power in the building and the cost of power in the market (power is one of the key occupancy expense drivers for data center tenants), and the connectivity available in the building. Rental rates for turnkey space are well in excess of typical rents for other types of real estate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MCLEAN DATA CENTER PORTFOLIO

The appraiser analyzed recent leases negotiated in competitive turnkey data centers, which averaged approximately $54.38 per square foot, triple-net.

The Borrowers. The borrowers are DCII-1755-1757 Old Meadow Road, LLC and DCII-1764A Old Meadow Road, LLC, each of which is a Delaware limited liability company with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the McLean Data Center Portfolio Mortgage Loan. Carter Validus Operating Partnership II, LP is the guarantor of certain nonrecourse carveouts under the McLean Data Center Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Carter Validus Mission Critical REIT II, Inc. (“Carter Validus”), a publicly registered, non-traded REIT which employs a unique mission critical investment strategy with a focus on data centers and healthcare properties, preferably with long-term net leases to investment grade and other creditworthy tenants. Carter Validus’ portfolio currently comprises 20 data centers and 66 healthcare properties.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $70,962 for real estate taxes and $408,431 for deferred maintenance.

The loan documents provide for ongoing monthly escrows of $70,958 for real estate taxes. The loan documents do not require ongoing monthly escrows for replacement reserves or tenant improvements and leasing commissions as long as (i) no event of default has occurred or is continuing and (ii) the debt service coverage ratio is at least 1.25x based on a 30-year amortization schedule. The loan documents do not require ongoing monthly escrows for insurance premiums as long as the borrower provides the lender with evidence that the McLean Data Center Portfolio Properties are insured via an acceptable blanket insurance policy and such policy is in full force and effect.

Lockbox and Cash Management. The McLean Data Center Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenants to pay their rents directly to such lockbox account. The McLean Data Center Portfolio Mortgage Loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds are required to be distributed to the borrower. During a Cash Trap Event Period, all excess funds are required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.25x, and (iii) either Level 3 or PAETEC failing to occupy its respective space, failing to be open for business, filing for bankruptcy or similar insolvency, terminating or canceling its lease. A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the debt service coverage ratio being at least 1.25x for two consecutive calendar quarters; or, with respect to clause (iii), upon such time as Level 3 or PAETEC, as applicable, resumes its normal business operations in its entire space for two consecutive calendar quarters, or the lender has received one or more satisfactory replacement tenants who are in occupancy and paying full unabated rent and all tenant improvement costs and leasing commissions provided have been paid.

Property Management. The McLean Data Center Portfolio Properties is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the McLean Data Center Portfolio Properties provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, Fitch, Moody’s and S&P that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The McLean Data Center Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the McLean Data Center Portfolio Properties, as well as loss of rents and/or business interruption insurance for a period no less than 24 months following the occurrence of a casualty event together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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INTERNATIONAL
PLACE I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

INTERNATIONAL PAPER GLOBAL HQ

International Paper Global HQ
6420 Poplar Avenue
Memphis, TN 38119
MEMPHIS
Bartlett
Germantown
Raleigh
Cordova
Richland Acres
East Memphis
Evergreen
University of Memphis
White Station
Poplar Estates
Colonial Acres
Orange Mound
Parkway Village
Hickory Hill
Southeast Memphis
Memphis International Airport
Shelby Farms Park
SHELBY COUNTY
TENNESSEE
MISSISSIPPI
Bartlett Park
Yale Rd.
Stage Rd.
Raleigh LaGrange Rd.
Pleasant View Rd.
Covington Pike
Summer Ave.
Isaac Hayes Mem. Hwy
Dexter Rd.
Shelby Crossing Shopping Ctr.
SW Tennessee Community College
Mullins Station Rd.
Macon Rd.
Farm Rd.
Shelby Farms Dog and Equestrian Area
Walnut Grove Rd.
Sam Cooper Blvd.
Rhodes College
Overton Park
Chickasaw Country Club
Downtown 8 miles
Poplar Ave.
Poplar Plaza Shopping Center
Christian Brothers University
Memphis Fairgrounds
Liberty Bowl Stadium
Mid-South Coliseum
Southern Ave.
Highland St.
Laurelwood Shopping Ctr.
Old Court Mall
Malco Paradiso Theatre
Audubon Park
Memphis Botanic Garden
Park Ave.
Univ. of Memphis Park Avenue Campus
Rhodes Ave.
FedEx Park, Billy J. Murphy Athletic Complex
Getwell Rd.
Prescott St.
Mount Moriah Rd.
Eastgate Shopping Center
Ridgeway Trace
Ridgeway Rd.
Baptist Mem. Hospital Memphis
Baptist Women's Health Center
AgriCenter International
University of Phoenix Memphis Campus
Wolf River Blvd.
Germantown Rd.
Market of Wolfcreek
Wolfchase Galleria
The Commons
Colonial Country Club
Market Place Galleria
Commons at Dexter Lakes
Germantown Square
Cordova Country Club
Cordova Park
Germantown Performing Arts Center
Poplar Pike
Shops of Saddle Creek
Exeter Village Shopping Center
Methodist le Bonheur Germantown Hosp.
St. Francis Hospital
Memphis University School
Kirby Pkwy.
Quince Rd.
Memphis Defense Depot
Avron B. Fogelman Expwy
American Way
Lamar Ave.
Halle Park
Bill Morris Pkwy
Unified Health Services
Pfizer
Fox Meadows GC
Hickory Hill Rd.
Knight Arnold Rd.
Perkins Rd.
Delta Medical Center
Plough Blvd.
Winchester Rd.
Mendenhall Square Mall
Hickory Ridge Mall
Hickory Ridge Commons
Cross Creek Mall
Centennial Commons
Hacks Cross
Windyke Country Club
Raines Rd.
Sycso Memphis
Staples Fulfillment Center
BNSF Railway Memphis Intermodal Facility
Airways Blvd.
E. Shelby Dr.
Nike Distribution
Tchulahoma Rd.
Riverdale Rd.
Irene Golf and Country Club
Hacks Cross Rd.
McKeller Park
Holmes Rd.
Memphis Oaks Golf Club
State Line Rd.
Millington
Lakeland
Arlington
Hickory Withe
ARKANSAS
West Memphis
Downtown
Collierville
South Haven
Olive Branch

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – International Paper Global HQ

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/S&P):	NR/NR/NR/NR			Property Type:	Office
Original Principal Balance:	$38,350,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$38,350,000			Location:	Memphis, TN
% of Initial Pool Balance:	6.0%			Size:	214,060 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$179.16
Borrower:	AGNL Pulp, L.L.C.			Year Built/Renovated:	2002/NAP
Borrower Sponsors:	AG Net Lease III Corp.; AG Net Lease III (SO) Corp.			Title Vesting(3):	Fee
Mortgage Rate:	4.740%			Property Manager:	Highwoods Realty Limited Partnership
Note Date:	December 12, 2016			4th Most Recent Occupancy (As of):	100.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2014)
Maturity Date:	January 11, 2027			2nd Most Recent Occupancy (As of):	100.0% (12/31/2015)
IO Period:	60 months			Most Recent Occupancy (As of):	100.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (3/1/2017)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(4):	NAV
Call Protection:	L(26),GRTR 1% or YM(90),O(4)			3rd Most Recent NOI(4):	NAV
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI(4):	NAV
Additional Debt(1):	Yes			Most Recent NOI(4):	NAV
Additional Debt Type(1):	Unsecured Debt; Future Mezzanine
				U/W Revenues:	$5,849,219
				U/W Expenses:	$1,675,412
				U/W NOI:	$4,173,807
				U/W NCF:	$3,643,261
Escrows and Reserves(2):				U/W NOI DSCR:	1.74x
				U/W NCF DSCR:	1.52x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.9%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	9.5%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$58,270,000
Replacement Reserves	$0	Springing	$64,218	As-Is Appraisal Valuation Date:	October 20, 2016
Outstanding TI/LC Reserve	$3,662,738	$0	NAP	Cut-off Date LTV Ratio:	65.8%
General TI/LC Reserve	$0	$53,515(2)	$3,210,900	LTV Ratio at Maturity:	60.5%

(1)	See “Subordinate and Mezzanine Indebtedness” and “Additional Indebtedness” sections.
(2)	See “Escrows” section.
(3)	See “PILOT” section.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “International Paper Global HQ Mortgage Loan”) is evidenced by a single promissory note secured by the fee interest in a suburban office building located in Memphis, Tennessee (the “International Paper Global HQ Property”). The International Paper Global HQ Mortgage Loan was originated on December 12, 2016 by Wells Fargo Bank, National Association. The International Paper Global HQ Mortgage Loan had an original principal balance of $38,350,000, has an outstanding principal balance of $38,350,000 as of the Cut-off Date and accrues interest at an interest rate of 4.740% per annum. The International Paper Global HQ Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments during the first 60 payment periods, followed by payments of principal and interest based on a 30-year amortization schedule. The International Paper Global HQ Mortgage Loan matures on January 11, 2027.

Following the lockout period, the borrower has the right to prepay the International Paper Global HQ Mortgage Loan in whole, but not in part, on any date before October 11, 2026 provided the borrower pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the International Paper Global HQ Mortgage Loan is prepayable without penalty on or after October 11, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

INTERNATIONAL PAPER GLOBAL HQ

Sources and Uses

Sources			Uses
Original loan amount	$38,350,000	61.5%	Purchase price	$58,250,000	93.5%
Borrower Sponsor’s new cash contribution	23,957,766	38.5	Reserves	3,662,738	5.9
			Closing costs	395,028	0.6
Total Sources	$62,307,766	100.0%	Total Uses	$62,307,766	100.0%

The Property. The International Paper Global HQ Property consists of the fee interest in a 10-story, class A office building totaling approximately 214,060 square feet and located in Memphis, Tennessee. The International Paper Global HQ Property was constructed as a built-to-suit in 2002 for International Paper Company (“International Paper”) and serves as a portion of the company’s global headquarters campus. Founded in 1898, International Paper is a leading global producer of renewable fiber-based packaging, pulp and paper products. International Paper employs approximately 53,000 people throughout 24 countries and is headquartered in Memphis. International Paper is the largest paper company in the world, with manufacturing operations in North America, Europe, Latin America, Russia, Asia, and North Africa.

International Paper has been a major tenant in the Memphis market since 1986, when the company moved its operational headquarters from Manhattan to Memphis. In 2005, International Paper relocated its global headquarters from Stamford, Connecticut to Memphis. The International Paper Global HQ Property is part of International Place, a four-building office campus that serves as International Paper’s global headquarters. Within International Place, International Paper occupies all of Tower I, Tower III (the International Paper Global HQ Property) and Tower IV and occupies 29,746 square feet at Tower II. The International Paper Global HQ Property houses amenities used by International Paper employees in Towers I, II and IV, including a cafeteria, gym and boardrooms, and is also where the company’s executive offices are located.

In 2013, International Paper executed an early lease extension for the International Paper Global HQ Property, committing to an additional 10 years beyond its then-current lease term, with the extension commencing in 2017 and expiring April 30, 2027. Over the last 10 years, International Paper has spent approximately $7.3 million ($34 per square foot) improving the International Paper Global HQ Property, including approximately $5.3 million in 2006 to remodel the entire second floor and part of the third floor for executive offices, and $900,000 in 2015 to upgrade the building restaurant, Tree Top Café.

The International Paper Global HQ Property contains 630 surface and garage parking spaces, equating to a parking ratio of 2.9 spaces per 1,000 square feet of rentable area. The International Paper Global HQ Property has been 100.0% occupied by International Paper since 2002. As of March 1, 2017, the International Paper Global HQ Property was 100.0% occupied.

The following table presents certain information relating to the tenancy at the International Paper Global HQ Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
International Paper	NR/Baa2/BBB(2)	214,060	100.0%	$20.94	$4,481,661	100.0%	4/30/2027(3)
Total Major Tenant		214,060	100.0%	$20.94	$4,481,661	100.0%

Vacant Space		0	0.0%

Collateral Total		214,060	100.0%

(1)	Annual UW Base Rent and Annual UW Base Rent PSF represent International Paper’s average rent over the term of the International Paper Global HQ Mortgage Loan. As of March 1, 2017, International Paper’s current rental rate is $19.21 per square foot.
(2)	The entity on the lease is International Paper Company, which is the rated entity.
(3)	International Paper has three, five-year lease extension options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

INTERNATIONAL PAPER GLOBAL HQ

The following table presents certain information relating to the lease rollover schedule at the International Paper Global HQ Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	1	214,060	100.0%	214,060	100.0%	$4,481,661	100.0%	$20.94
Thereafter	0	0	0.0%	214,060	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	214,060	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	214,060	100.0%			$4,481,661	100.0%	$20.94

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the International Paper Global HQ Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	3/1/2017(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from a third party market research firm.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the International Paper Global HQ Property:

Cash Flow Analysis(1)

	U/W(2)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$4,481,661	76.6%	$20.94
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables	1,591,642	27.2	7.44
Less Vacancy & Credit Loss	(224,083)(3)	(3.8)	(1.05)
Effective Gross Income	$5,849,219	100.0%	$27.33

Total Operating Expenses	$1,675,412	28.6%	$7.83

Net Operating Income	$4,173,807	71.4%	$19.50
TI/LC	487,734	8.3	2.28
Capital Expenditures	42,812	0.7	0.20
Net Cash Flow	$3,643,261	62.3%	$17.02

NOI DSCR	1.74x
NCF DSCR	1.52x
NOI DY	10.9%
NCF DY	9.5%

(1)	Historical cash flows are not available for the International Paper Global HQ Property, as it is a single-tenanted building and financials were not provided by the seller.
(2)	Underwritten cash flow assumes the abated tax from the PILOT program (see “PILOT” section). The International Paper lease is triple net, therefore, the taxes following the PILOT period will be paid by International Paper. The unabated taxes are estimated to be approximately $1,383,668 once the PILOT program ends in 2030.
(3)	The underwritten economic vacancy is 5.0%. The International Paper Global HQ Property was 100.0% physically occupied as of March 1, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

INTERNATIONAL PAPER GLOBAL HQ

Appraisal. As of the appraisal valuation date of October 20, 2016, the International Paper Global HQ Property had an “as-is” appraised value of $58,270,000. The appraiser also concluded to a dark value of $34,480,000 as of October 20, 2016.

Environmental Matters. According to the Phase I environmental site assessment dated August 31, 2016, there are no recognized environmental conditions at the International Paper Global HQ Property.

Market Overview and Competition. The International Paper Global HQ Property is located in Memphis, Tennessee, approximately 11.9 miles east of the Memphis central business district, 11.9 miles northeast of Memphis International Airport, and 1.2 miles east of Interstate 240, a major six-lane thoroughfare that encompasses Memphis. The International Paper Global HQ Property benefits from its proximity to retail amenities within the area, including Ridgeway Trace (approximately 0.8 miles west of the International Paper Global HQ Property), which includes national tenants Target, PetSmart, Best Buy and Capital Grille. Additionally, there are several nearby hotels including Marriott, Homewood Suites, Residence Inn, Courtyard, Hyatt Place, La Quinta Inn, and Four Points. The estimated 2016 population within a three-, and five-mile radius of the International Paper Global HQ Property was 66,930, and 227,496, respectively. The estimated 2016 average household income within the same radii was $93,594, and $81,173, respectively.

The International Paper Global HQ Property is located in the East submarket of Memphis. Several major Fortune 500 companies occupy office space within the submarket, including ServiceMaster, SunTrust Bank, Regions, Kroger (Delta Division Headquarters), UBS Financials, Marsh USA, and FedEx. FedEx is the largest employer in Memphis, employing approximately 32,000 employees, and the city is home to its global headquarters. In May 2016, FedEx opened a new state-of-the-art temperature-controlled facility and heavyweight pickup and delivery operation at its world hub at the Memphis International Airport. The 82,990 square foot facility was designed to protect the integrity of temperature-sensitive goods, which is heavily influenced by the biopharma industrial sector as well as the life sciences sector and other perishable industries. The Memphis International Airport is the largest air-cargo airport in the world, and cargo volume has consistently increased year-over-year nearly every year since 2009. Overall, cargo volume increased approximately 18.0% from 2004 through 2014.

According to a third party market research report, as of the fourth quarter of 2016 the Memphis office market contained approximately 52.0 million square feet of inventory across 2,865 buildings with a reported vacancy rate of 10.5%. The Memphis class A office market contained approximately 11.9 million square feet across 91 buildings with a reported vacancy rate of 7.9%. The International Paper Global HQ Property is located in the East office submarket of Memphis, which accounts for approximately one-third of the overall MSA’s class A office space and benefits from access to major roadways and a well-educated workforce. As of the fourth quarter of 2016, the East office submarket comprised 544 buildings totaling 13.6 million square feet with a reported vacancy rate of 8.8%. For the same period, the East class A office submarket comprised 31 buildings totaling 3.9 million square feet with a reported vacancy rate of 3.1%. The appraiser concluded to a market rent of $19.06 per square foot, triple net, which is in-line with International Paper’s current rental rate (as of March 1, 2017) of $19.21 per square foot, triple net.

The following table presents certain information relating to comparable office leases for the International Paper Global HQ Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Crescent Center Memphis, TN	1986/2001	9	335,811	98%	0.7 miles	Deloitte	February 2015 / 7.0 Yrs	10,928	$28.75	FSG
Renaissance Center Memphis, TN	2000/NAP	8	191,000	100%	0.5 miles	FedEx	July 2015 / 10.0 Yrs	10,490	$25.82	FSG
Triad Centre III Memphis, TN	2009/NAP	7	147,982	97%	0.6 miles	KPMG	January 2015 / 10.0 Yrs	7,296	$27.50	FSG
999 S Shady Grove Rd. Memphis, TN	2008/NAP	6	150,571	100%	0.7 miles	Jackson Lewis	March 2015 / 5.0 Yrs	6,738	$30.50	FSG
International Place II Memphis, TN	1988/NAP	10	208,000	90%	0.1 miles	Confidential	March 2016 / 5.0 Yrs	3,082	$28.50	FSG
Forum I Memphis, TN	2003/NAP	8	16,831	95%	0.6 miles	Adams Keegan	July 2015 / 7.0 Yrs	18,965	$23.50	FSG

(1)	Information obtained from the appraisal.

The Borrower. The borrower is AGNL Pulp, L.L.C., a Delaware limited liability company structured to be bankruptcy-remote, with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the International Paper Global HQ Mortgage Loan. AG Net Lease III Corp. and AG Net Lease III (SO) Corp. are the guarantors of certain nonrecourse carveouts under the International Paper Global HQ Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are AG Net Lease III Corp. and AG Net Lease III (SO) Corp., subsidiaries of Angelo, Gordon & Co., L.P. (“Angelo Gordon”). Founded in 1988, Angelo Gordon is a privately-held registered investment advisor dedicated to alternative investing that currently has over $26.0 billion in assets under management. The borrower sponsors are entities of Angelo Gordon’s third net lease fund, which focuses on sale-leaseback transactions for single-tenant properties pursuant to leases covering at least 15-20 years located primarily throughout the United States.

Escrows. The loan documents provide for an upfront escrow at closing in the amount of $3,662,738 for outstanding tenant improvements and leasing commissions (“TI/LCs”). Commencing in February 2022, the loan documents require monthly escrows of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

INTERNATIONAL PAPER GLOBAL HQ

$53,515 for general TI/LCs (subject to a cap of $3,210,900). The loan documents require springing monthly escrows of $3,568 for replacement reserves (subject to a cap of $64,218), which will recommence upon the replacement reserve being less than $42,812. Monthly replacement reserve escrows will commence upon the earlier of (i) Cash Trap Event Period (as defined below) (ii) the International Paper lease not being in full force and effect, or (iii) any maintenance obligation identified in the property condition report not being repaired.

The loan documents do not require ongoing monthly escrows for real estate taxes if (I) the Ground Lease (see “PILOT” section) is in full force and effect, so long as (i) no event of default has occurred or is continuing; (ii) there is no default under the Ground Lease; (iii) the borrower or International Paper makes all PILOT payments as required by the Ground Lease and borrower provides lender with proof of payment; (iv) the borrower has not received notice that it is required to pay taxes; and (v) the borrower or International Paper makes any additional ground rent payments as required by the Ground Lease and provides lender with proof of payments; or (II) if the Ground Lease is no longer in full force and effect, then so long as (A)(i) no event of default has occurred or is continuing; (ii) the International Paper lease is in full force and effect; (iii) International Paper pays all taxes; and (iv) International Paper pays all taxes and the borrower provides lender with proof of payment; or (B)(i) no event of default has occurred or is continuing and (ii) the borrower has paid all taxes and provides lender with proof of payment.

The loan documents do not require ongoing monthly escrows for insurance premiums so long as (A)(i) no event of default has occurred or is continuing, (ii) the International Paper Global HQ Property is insured via an acceptable blanket insurance policy, (iii) the borrower maintains all other insurance required under Ground Lease and tenant lease, and (iv) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums , or (B) if the tenant is required to obtain and maintain the insurance, (i) no event of default has occurred or is continuing, (ii) the International Paper lease is in full force and effect, (iii) the policies maintained by International Paper are approved by the lender and the policies are in full force and effect, and (iv) International Paper provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums.

Lockbox and Cash Management. The International Paper Global HQ Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs the tenant to pay its rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period, all excess cash flow is required to be distributed to the borrower. During a Cash Trap Event Period, all excess funds are required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio being less than 1.20x for one calendar quarter; (iii) the earliest to occur of International Paper either (x) going dark in 20% or more of its leasable area, (y) vacating 20% or more of its leasable area, or (z) failing to occupy at least 80% of its leasable area; (iv) International Paper filing for or becoming a debtor in bankruptcy, (v) International Paper terminating or canceling its lease beyond applicable cure notice or cure period; or (vi) the date that is 12 months prior to the expiration of the International Paper Global HQ Mortgage Loan maturity date.

A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the debt service coverage ratio being at least 1.25x for one calendar quarter; with respect to clause (iii) upon such time the borrower has satisfied any of the following conditions: (I) the date that International Paper resumes its normal business operations in its entire space, or the lender has received a satisfactory replacement lease from a satisfactory replacement tenant for a term not less than the term remaining under the International Paper lease, such replacement tenant is in occupancy and paying full unabated rent, and all TI/LCs provided have been paid and accepted; (II) the date that the balance of funds on deposit in the excess cash flow subaccount tied solely to the result of clause (iii) is equal to two years of the underwritten base rent and recoveries under the International Paper lease; and (III) the date the borrower deposits a letter of credit (“LOC”) with the lender in an amount equal to 24 months of forward looking rent and reimbursements, which (a) will increase to coincide with any contractual rent increases and corresponding reimbursements, and (b) will be subject to the LOC provisions of the loan agreement; with respect to clauses, (iv) and (v), upon such time that International Paper resumes its normal business operations in its entire space, or the lender has received a satisfactory replacement tenant for a term not less than the term remaining under the International Paper lease, such replacement tenant is paying full unabated rent, and all TI/LCs provided have been paid and accepted; and with respect to clause (vi), provided no other Cash Trap Event Period has occurred, upon International Paper renewing or extending its lease for its entire space for a term of not less than five years at a net effective rental rate of not less than its current net effective rental rate, or upon one or more satisfactory replacement tenants occupying the entire International Paper space for a lease term of not less than 10 years at a net effective rental rate of not less than International Paper’s current net effective rental rate.

Property Management. The International Paper Global HQ Property is managed by Highwoods Realty Limited Partnership.

Assumption. The borrower has a four-time right to transfer the International Paper Global HQ Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, Fitch, Moody’s and S&P that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

INTERNATIONAL PAPER GLOBAL HQ

Subordinate and Mezzanine Indebtedness. The borrower is permitted to incur future mezzanine debt, provided the following conditions are satisfied: (i) a maximum combined loan-to-value ratio of 65.0%; (ii) a minimum combined debt service coverage ratio of 1.20x; (iii) a minimum combined net cash flow debt yield of 8.5%; (iv) the receipt of rating agency confirmation from DBRS, Fitch, Moody’s and S&P that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates; and (v) the execution of an intercreditor agreement acceptable to the lender.

Additional Indebtedness. The International Paper Global HQ Mortgage Loan has unsecured subordinate debt with an original principal balance of $11,650,000 that is not contributed to the WFCM 2017-RC1 transaction. The unsecured subordinate debt was provided by the borrower’s sole member, AGNL Pulp Holdco, L.L.C. (“Subordinate Lender”). There is a subordination and standstill agreement in place between the lender and the Subordinate Lender. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.

PILOT. The International Paper Global HQ Property benefits from a real estate tax abatement in the form of a payment in lieu of taxes (“PILOT”) program pursuant to the terms of a 15-year ground lease (the “Ground Lease”) with the Economic Development Growth Engine Industrial Development Board of the City of Memphis (“EDGE”) and County of Shelby, Tennessee through 2030. Upon expiration or termination of the Ground Lease, the real estate taxes will revert to fully unabated real estate taxes. As a condition to receipt of the benefits of the PILOT, International Paper is required to (i) retain at least 2,274 employees in Memphis and add 101 new jobs by February 2017, as well as (ii) invest (or cause to be invested) approximately $115.0 million of capital into the International Paper campus. The investment and new job generation requirements have been fully satisfied, and the employee retention requirement is currently satisfied. In the event International Paper Company defaults in fulfilling such job or investment requirements, EDGE may terminate the Ground Lease and PILOT program or reduce the amount of the real estate tax abatement.

The Ground Lease is fully subordinate to the International Paper Global HQ Mortgage Loan and the fee interest in the International Paper Global HQ Property has been pledged by EDGE as security for the International Paper Global HQ Mortgage Loan. Further, the borrower has prepaid a $1,000 purchase option under the Ground Lease, whereby the borrower has the option to purchase the fee interest in the International Paper Global HQ Property at any time during the term of the Ground Lease, subject to certain limitations set forth in the Ground Lease.

Ground Lease. See “PILOT” section.

Terrorism Insurance. The International Paper Global HQ Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the International Paper Global HQ Property, subject to a premium cap of two times the insurance premium payable for “all risk” insurance on a stand-alone basis the time any terrorism coverage is excluded from the policy, as well as loss of rents and/or business interruption insurance for a period no less than 18 months following the occurrence of a casualty event together with a six-month extended period of indemnity.

Earthquake Insurance.  The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 9%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PREFERRED FREEZER VERNON

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PREFERRED FREEZER VERNON

Preferred Freezer Vernon
4901 Bandini Boulevard
Vernon, CA 90058
Dodger Stadium
Chinatown
Cal State University Los Angeles
Alhambra
Rosemead
San Bernardino Fwy
METROLINK
Hellman Ave.
Garfield Medical Ctr.
Garvey Ave.
Monterey Park
South San Gabriel
Monterey Park Hospital
East Los Angeles Comm. College
Boyle Heights
East Los Angeles
Downtown
LOS ANGELES
LA County/ USC Medical Center
Union Station
Mission Rd.
Valley Blvd.
Soto St.
Wabash Ave.
Monterey Pass Rd.
Cesar Chavez Ave.
Riggin St.
Potrero Grande Dr.
Garfield Ave.
Pomona Fwy
GOLD LINE METRO
4th St.
Whittier Blvd.
Santa Ana Fwy
Olympic Blvd.
Calvary Cemetery
Atlantic Blvd.
Montebello Country Club
Montebello City Hall
Beverly Blvd.
Montebello Blvd.
Montebello
Whittier Blvd.
Beverly Hospital
Union Pacific Railroad
Exxon Mobil
UPS
BNSF Railway
Farmer John Meat Packing
Washington Blvd.
METROLINK RIVERSIDE LINE
MONTEBELLO/ COMMERCE
Citadel Outlets
Vernon Ave.
Vernon
Bandini Blvd.
Los Angeles River
Leonis Ave.
FedEx Freight
Commerce
Commerce Casino
91 LINE
ORANGE COUNTY LINE
Washington Blvd.
Rio Hondo
Santa Fe Ave.
Community Hospital of Huntington Park
Slauson Ave.
Maywood
Navy Operational Support Center
COMMERCE
Greenwood Ave.
Paramount Blvd.
Huntington Park
Gage Ave.
Bell Palm Plaza Shopping Center
Exide Technologies
Pico Rivera
Florence Ave.
Eastern Ave.
Bell Gardens
LOS ANGELES COUNTY
The Bicycle Hotel & Casino
John Anson Ford Park
Rio Hondo Golf Club
Firestone Blvd.
California Ave.
South Gate Towne Center
South Gate
South Gate Park
Tweedy Blvd.
Downey
Long Beach Fwy
Alameda St.
Long Beach Blvd.
Abbott Rd.
Los Amigos Country Club
Los Angeles Intl. Airport 12 miles
Lynwood
Imperial Hwy.
Rancho Los Amigos Natl. Rehabilitation Center
Plaza Mexico
St. Francis Medical Center
MLK Jr. Blvd.
Atlantic Ave.
GREEN LINE METRO
Century Fwy
Willowbrook
Long Beach 11 miles
SAN GABRIEL MTS.
Burbank
Glendale
Pasadena
Rancho Cucamonga
Santa Monica
LOS ANGELES
Pomona
Ontario
Downey
Fullerton
Torrance
ANAHEIM
LONG BEACH
SANTA ANA
Orange
Corona
Huntington Beach
Irvine
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – Preferred Freezer Vernon

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/S&P):	NR/NR/NR/NR			Property Type:	Industrial
Original Principal Balance:	$33,000,000			Specific Property Type:	Cold Storage
Cut-off Date Principal Balance:	$33,000,000			Location:	Vernon, CA
% of Initial Pool Balance:	5.2%			Size:	184,273 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$179.08
Borrowers(1):	Various			Year Built/Renovated:	2007/NAP
Borrower Sponsor:	Sherwin Jarol			Title Vesting:	Fee
Mortgage Rate:	4.890%			Property Manager:	Self-managed
Note Date:	December 14, 2016			4th Most Recent Occupancy (As of):	100.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2014)
Maturity Date:	January 11, 2027			2nd Most Recent Occupancy (As of):	100.0% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	100.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (3/1/2017)
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$3,199,723 (12/31/2013)
Call Protection:	L(26),D(90),O(4)			3rd Most Recent NOI (As of):	$3,200,043 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$3,196,261 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of):	$3,195,203 (12/31/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$4,188,461
				U/W Expenses:	$883,218
				U/W NOI:	$3,305,243
				U/W NCF:	$3,178,084
				U/W NOI DSCR:	2.02x
Escrows and Reserves(2):				U/W NCF DSCR:	1.94x
				U/W NOI Debt Yield:	10.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.6%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$58,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	October 12, 2016
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio:	56.9%
TI/LC Reserve	$0	$0	NAP	LTV Ratio at Maturity:	56.9%

(1)	See “The Borrowers” section.
(2)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Preferred Freezer Vernon Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a cold storage facility located in Vernon, California (the “Preferred Freezer Vernon Property”). The Preferred Freezer Vernon Mortgage Loan was originated on December 14, 2016 by Wells Fargo Bank, National Association. The Preferred Freezer Vernon Mortgage Loan had an original principal balance of $33,000,000, has an outstanding principal balance as of the Cut-off Date of $33,000,000 and accrues interest at an interest rate of 4.890% per annum. The Preferred Freezer Vernon Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the term of the Preferred Freezer Vernon Mortgage Loan. The Preferred Freezer Vernon Mortgage Loan matures on January 11, 2027.

Following the lockout period, the borrower has the right to defease the Preferred Freezer Vernon Mortgage Loan in whole, but not in part, on any date before October 11, 2026. In addition, the Preferred Freezer Vernon Mortgage Loan is prepayable without penalty on or after October 11, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PREFERRED FREEZER VERNON

Sources and Uses

Sources			Uses
Original loan amount	$33,000,000	100.0%	Loan payoff(1)	$31,191,720	94.5%
			Closing costs	729,028	2.2
			Return of equity	1,079,252	3.3
Total Sources	$33,000,000	100.0%	Total Uses	$33,000,000	100.0%

(1)	The Preferred Freezer Vernon Property was previously securitized in the CWCI 2007-C2 transaction.

The Property. The Preferred Freezer Vernon Property is a one-story, refrigerated/freezer warehouse comprising 184,273 square feet located in Vernon, California on an 8.2-acre site. The Preferred Freezer Vernon Property has been 100.0% occupied by Preferred Freezer Services (“Preferred Freezer”) since 2007. The Preferred Freezer Vernon Property was built in 2007 and comprises approximately 141,667 square feet of freezer space, 31,102 square feet of refrigerated dock area, 7,371 square feet of office space and 4,133 square feet of mechanical space. The Preferred Freezer Vernon Property features 52 feet of clear height in the dock area, 60 feet of clear height in the freezer area and 23 dock-high loading doors. Founded in 1989, Preferred Freezer operates 35 full-service refrigerated warehouse facilities located across the United States totaling in excess of 270.0 million cubic feet, ranking the fourth largest of North American refrigerated warehouse companies in the United States as of April 2015, according to an industry organization. Preferred Freezer’s headquarters is located in Chatham, New Jersey and has more than 1,300 employees with approximately $300.0 million in sales and has expanded internationally with facilities in China and Vietnam. The Preferred Freezer Vernon Property features 99 surface parking spaces, resulting in a parking ratio of 0.5 spaces per 1,000 square feet of rentable area. As of March 1, 2017, the Preferred Freezer Vernon Property is 100.0% occupied.

The following table presents certain information relating to the tenancy at the Preferred Freezer Vernon Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Preferred Freezer	NR/NR/NR	184,273	100.0%	$18.99	$3,499,200	100.0%	2/28/2042(1)
Occupied Collateral Total		184,273	100.0%	$18.99	$3,499,200	100.0%

Vacant Space		0	0.0%

Collateral Total		184,273	100.0%

(1)	Preferred Freezer has two, five-year lease renewal options.

The following table presents certain information relating to the lease rollover schedule at the Preferred Freezer Vernon Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	184,273	100.0%	184,273	100.0%	$3,499,200	100.0%	$18.99
Vacant	0	0	0.0%	184,273	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	184,273	100.0%			$3,499,200	100.0%	$18.99

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PREFERRED FREEZER VERNON

The following table presents historical occupancy percentages at the Preferred Freezer Vernon Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	3/1/2017(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the Preferred Freezer lease.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Preferred Freezer Vernon Property:

Cash Flow Analysis

	2013	2014	2015	2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,240,000	$3,240,000	$3,240,000	$3,240,000	$3,499,200	83.5%	$18.99
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	0	0	0	0	864,221	20.6	4.69
Less Vacancy & Credit Loss	0	0	0	0	(174,960)(1)	(4.2)	(0.95)
Effective Gross Income	$3,240,000	$3,240,000	$3,240,000	$3,240,000(2)	$4,188,461(2)	100.0%	$22.73

Total Operating Expenses	$40,277	$39,957	$43,739	$44,797	$883,218	21.1%	$4.79

Net Operating Income	$3,199,723	$3,200,043	$3,196,261	$3,195,203	$3,305,243	78.9%	$17.94
TI/LC	0	0	0	0	99,518	2.4	0.54
Capital Expenditures	0	0	0	0	27,641	0.7	0.15
Net Cash Flow	$3,199,723	$3,200,043	$3,196,261	$3,195,203	$3,178,084	75.9%	$17.25

NOI DSCR	1.96x	1.96x	1.95x	1.95x	2.02x
NCF DSCR	1.96x	1.96x	1.95x	1.95x	1.94x
NOI DY	9.7%	9.7%	9.7%	9.7%	10.0%
NCF DY	9.7%	9.7%	9.7%	9.7%	9.6%

(1)	The underwritten economic vacancy is 5.0%. The Preferred Freezer Vernon Property was 100.0% physically occupied as of March 1, 2017.
(2)	The increase in Effective Gross Income from 2016 to U/W is due to the fact that 2016 does not include Total Reimbursables.

Appraisal. As of the appraisal valuation date of October 12, 2016, the Preferred Freezer Vernon Property had an “as-is” appraised value of $58,000,000. Additionally, the appraisal concluded to a hypothetical “dark value” of $36,200,000.

Environmental Matters. According to a Phase I environmental site assessment dated October 20, 2016, there was no evidence of any recognized environmental conditions at the Preferred Freezer Vernon Property.

Market Overview and Competition. The Preferred Freezer Vernon Property is located in Vernon, California, approximately 6.3 miles southeast of downtown Los Angeles. The Preferred Freezer Vernon Property benefits from its location within an industrialized area 1.4 miles south of Interstate 710 and Interstate 5. The estimated 2015 population within a three- and five-mile radius of the Preferred Freezer Vernon Property was 312,137 and 868,251, respectively, while the estimated 2015 average household income within the same radii was $50,315 and $55,929, respectively.

Additionally, the Preferred Freezer Vernon Property is located 21.2 miles northeast of the Los Angeles International Airport and 21.7 miles north of the Port of Los Angeles. As North America’s leading seaport in terms of container volume and cargo value, the Port of Los Angeles facilitated approximately $270.0 billion in trade during 2015. Port operations and commerce facilitate more than 133,000 jobs in the City of Los Angeles and 479,000 jobs in the five-county Southern California region. In California alone, approximately one million jobs are related to trade through the Port of Los Angeles, which is undergoing a 10-year, $2.6 billion infrastructure investment program to modernize the facilities and increase efficiency.

According to a third-party market research report, the Preferred Freezer Vernon Property is located within the Commerce Area submarket of the Los Angeles industrial market. As of the fourth quarter of 2016, the submarket reported an inventory of 1,690 industrial properties totaling approximately 76.2 million square feet with a 1.9% vacancy rate. According to the appraiser, the market rent estimate for the Preferred Freezer Vernon Property is $17.58 per square foot, triple net, with 3% annual contractual rent increases. At the time of the appraisal, in October 2016, Preferred Freezer had an in-place rent of $17.58 per square foot, triple net; and the tenant’s rent increased to $18.99 per square foot in February 2017. Preferred Freezer’s next contractual rent increase is in 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PREFERRED FREEZER VERNON

The following table presents certain information relating to comparable cold storage leases for the Preferred Freezer Vernon Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Tenant Name	Total SF	Distance to Subject	Clear Height (ft)	Dock Doors	Rent PSF	Lease Type
Preferred Freezer Vernon (Subject) Vernon, CA	2007/NAP	Preferred Freezer	184,273	--	60	23	$18.99	NNN
2307 East 49th Street Vernon, CA	2000/NAP	Sunrise Dairy	57,631	3.7 miles	32	11	$10.92	NNN
4000 Noakes Street Commerce, CA	2007/NAP	Juicero, Inc.	111,260	3.0 miles	30	7	$13.80	NNN
6020 Sheila Street Commerce, CA	2000/NAP	32 Cold Storage Solutions	70,877	1.7 miles	36	12	$14.28	NNN
5563 Alcoa Avenue Vernon, CA	2000/NAP	Mikayawa	106,634	2.8 miles	30	5	$15.60	NNN
6700 Alameda Street Huntington Park, CA	2008/NAP	32 Cold, LLC	78,850	4.8 miles	43	9	$13.80	NNN

(1)	Information obtained from the appraisal and the underwritten rent roll.

The Borrowers. The borrower structure is comprised of six tenants-in-common: PF Vernon Investment Holding, LLC; PFV Bradley Holding, LLC; Kinross Holding Two, LLC; Judith Preferred Freezer HLD, LLC; Robert Preferred Freezer HLD, LLC and Marshall Preferred Freezer HLD, LLC, each a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Preferred Freezer Vernon Mortgage Loan. Sherwin Jarol is the guarantor of certain nonrecourse carveouts under the Preferred Freezer Vernon Mortgage Loan. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Tenancies-in-Common” in the Preliminary Prospectus.

The Borrower Sponsor. The borrower sponsor is Sherwin Jarol, the chief executive officer of SMB Equity, LLC (“SMB Equity”). SMB Equity is a leading investment company, with a focus on residential, hospitality, medical office, and industrial, and has interests in over $2.0 billion of real estate throughout the United States.

Escrows. The loan documents do not require monthly escrows for real estate taxes provided that (i) no event of default has occurred and is continuing; (ii) the real estate taxes are paid current; and (iii) the borrower has provided the lender with timely proof of payment. The loan documents do not require monthly escrows for insurance provided that (i) no event of default has occurred and is continuing; (ii) the Preferred Freezer Vernon Property is insured under an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of such policy and timely proof of payment of the insurance premiums. The loan documents require monthly escrows in an amount of $6,910 for replacement reserves upon the occurrence of an event of default or the lender determining that the borrower is not adequately maintaining the Preferred Freezer Vernon Property.

Lockbox and Cash Management. The Preferred Freezer Vernon Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenant to pay its rent directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess cash flow on deposit in the lockbox account will be disbursed to the borrower. During a Cash Trap Event Period, all excess cash flow is required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the net cash flow debt service coverage ratio (based on a hypothetical 30-year amortization schedule) being less than 1.30x at the end of any calendar month; and (iii) the occurrence of a Tenant Trigger Event (as defined below). A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.50x for two consecutive calendar quarters; and with regard to clause (iii), upon the cure of a Tenant Trigger Event.

A “Tenant Trigger Event” will occur upon the earlier of (a) (i) 15 days following Preferred Freezer defaulting under its lease beyond available notice and cure periods, entering into any material lease modification with the borrower, (ii) Preferred Freezer exercising any right to terminate its lease, or ceasing to operate or going dark for more than ten business days in 100.0% of the Preferred Freezer Vernon Property; or (b) Preferred Freezer or its parent company filing or becoming subject to bankruptcy or similar insolvency proceeding (or other similar actions, including but not limited to appointment of a receiver or trustee or filing a petition under bankruptcy laws).

A Tenant Trigger Event may be cured, with regard to clause (a), upon (i) 60 days following the lender receiving acceptable evidence that Preferred Freezer has resumed operations in at least 50.0% of the Preferred Freezer Vernon Property in accordance with its lease, or (ii) the date the lender receives an acceptable estoppel from one or more replacement tenants reasonably acceptable to lender certifying that the replacement tenant is not in default under its lease, is in occupancy and paying full unabated rent and all tenant improvements have been completed per the lease; with regard to clause (b), upon a plan of reorganization being provided and Preferred Freezer’s lease being affirmed, Preferred Freezer commencing rent payments and an order by the bankruptcy court approving the affirmation of the lease; and, with regard to both clause (a) and (b), upon a new lease on terms acceptable to the lender with an acceptable replacement tenant being delivered.

Property Management. The Preferred Freezer Vernon Property is managed by an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PREFERRED FREEZER VERNON

Assumption. The borrower has a two-time right to transfer the Preferred Freezer Vernon Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the transferee satisfies certain specified criteria including value of real estate owned or under management and experience, or the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, Fitch, Moody’s and S&P that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates.

Right of First Offer. Preferred Freezer has a right of first offer (“ROFO”) to purchase the Preferred Freezer Vernon Property. The ROFO is not extinguished by a foreclosure of the Preferred Freezer Vernon Property; however the ROFO does not apply to a foreclosure or deed-in-lieu thereof.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Preferred Freezer Vernon Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Preferred Freezer Vernon Property during the loan term. At origination, the Preferred Freezer Vernon Property had windstorm insurance coverage.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 11%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROMENADE AT TUTWILER FARM

Michaels

BED BATH &
BEYOND

BOOKS-A-MILLION

Academy
SPORTS & OUTDOORS

T·J·maxx

at&t

LifeWay

Chili's

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROMENADE AT TUTWILER FARM

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROMENADE AT TUTWILER FARM

CHATTANOOGA
HUNTSVILLE
Decatur
Dalton
Tupelo
Hamilton
Attalla
Rome
Jasper
Gadsden
Roswell
MISSISSIPPI
Marietta
Anniston
Decatur
Winona
Columbus
BIRMINGHAM
Trussville
ATLANTA
Bessemer
Louisville
Tuscaloosa
Hoover
Sylacauga
LaGrange
Macon
Demopolis
Auburn
Meridian
MONTGOMERY
COLUMBUS
ALABAMA
GEORGIA
Laurel
Waynesboro
Greenville
Troy
Eufaula
Monroeville
Albany
Hattiesburg
Ozark
Enterprise
Atmore
Dothan
Crestview
MOBILE
Milton
Biloxi
Pensacola
FLORIDA
Gulfport
Pascagoula
Destin
Panama City
TALLAHASSEE
Gulf of Mexico
Pinson
Clay
Old Springville Rd
Deerfoot Pkwy
Center Point Pkwy
Pinson Valley Pkwy
Jefferson State Community College
Center Point Plaza
25th Ave
Grayson Valley
Trussville Promenade II
Center Point Shopping Ctr.
Colonial Promenade Trussville
Trussville Shopping Center
Center Point
Old Springville Rd
Trussville
13th Ave
Gardens Hwy
Parkway East
East Town Plaza
Pinnacle at Tutwiler Farm
Fultondale
JEFFERSON COUNTY
Edwards Lake Rd
Colonial Promenade Fultondale
Tarrant Shopping Center
St. Vincent's East Hospital
Lawson Rd
Tarrant
Promenade at Tutwiler Farm
1612 Gadsden Highway
Trussville, AL 35235
Roebuck Shopping Center
96th St
Donna Hawkins Park
Vanderbilt Rd
BIRMINGHAM
5th Ave
Birmingham-Shuttlesworth Intl. Airport
77th St
Ruffner Rd
Lake Blvd
AMTRAK
27th Ave N.
The Outlet Shops of Grand River
Crestwood Blvd
East Birmingham
AMTRAK
Leeds
Birmingham-Jefferson Conv. Ctr.
Festival Shopping Center
Crestwood Blvd
Irondale
Barber Vintage Motorsports Museum
1st Ave
Barber Motorsports Park
3rd Ave
Village East Shopping Center
Eastwood Shopping Plaza
Wells Fargo Tower
Trinity Medical Ctr.
Downtown
St. Vincent's Hospital
BIRMINGHAM AMTRAK
Montclair Rd
Old Leeds Rd
University of Alabama - Birmingham
Montevallo Rd
Montevallo Rd
Botanical Gardens & Zoo
Mountain Brook Club
Vulcan Park & Museum
Birmingham Zoo
Mountain Brook
Old Overton Country Club
Dunnavant
Homewood
Sicard Hollow Rd
Samford University
Lakeshore Pkwy
Brookwood Village
Lake Purdy
Brookwood Medical Ctr.
Green Valley Rd
Cahaba Valley Rd
SHELBY COUNTY
Vestavia Hills
The Summit Birmingham
The Vestavia Hills City Center
Dunnavant Valley Rd
Hoover
Shoal Creek
Lakeshore Pkwy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Promenade at Tutwiler Farm

Loan Information				Property Information
Mortgage Loan Seller:		Rialto Mortgage Finance, LLC		Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/S&P):		NR/NR/NR/NR		Property Type:	Retail
Original Principal Balance:		$27,700,000		Specific Property Type:	Anchored
Cut-off Date Balance:		$27,700,000		Location:	Trussville, AL
% of Initial Pool Balance:		4.4%		Size:	223,153 SF
Loan Purpose:		Refinance		Cut-off Date Balance Per SF:	$124.13
Borrower:		TKG - The Promenade at Tutwiler Farm, LLC		Year Built/Renovated:	2000/NAP
Borrower Sponsor:		E. Stanley Kroenke		Title Vesting:	Fee
Mortgage Rate:		4.950%		Property Manager:	Self-managed
				4th Most Recent Occupancy:	NAV
Note Date:		December 8, 2016		3rd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Anticipated Repayment Date:		NAP		2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
Maturity Date:		December 6, 2026		Most Recent Occupancy (As of):	95.0% (12/31/2015)
IO Period:		120 months		Current Occupancy (As of):	96.8% (11/1/2016)
Loan Term (Original):		120 months
Seasoning:		3 months		Underwriting and Financial Information:
Amortization Term (Original):		NAP		4th Most Recent NOI (As of)(2):	$2,308,338 (12/31/2013)
Loan Amortization Type:		Interest-only, Balloon		3rd Most Recent NOI (As of)(2):	$2,123,621 (12/31/2014)
Interest Accrual Method:		Actual/360		2nd Most Recent NOI (As of) (2):	$3,009,694 (12/31/2015)
Call Protection:		L(24),GRTR 1% or YM(92),O(4)		Most Recent NOI (As of)(2):	$2,844,100 (TTM 10/31/2016)
Lockbox Type:		Springing
Additional Debt:		None		U/W Revenues:	$3,528,097
Additional Debt Type:		NAP		U/W Expenses:	$880,094
				U/W NOI:	$2,648,003
				U/W NCF:	$2,445,254
				U/W NOI DSCR:	1.90x
Escrows and Reserves(1):				U/W NCF DSCR:	1.76x
				U/W NOI Debt Yield:	9.6%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.8%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$43,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	November 2, 2016
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio:	64.4%
TI/LC Reserve	$0	Springing	$836,824	LTV Ratio at Maturity:	64.4%

(1)	See “Escrows” section.

(2)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Promenade at Tutwiler Farm Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an anchored retail property located in Trussville, Alabama (the “Promenade at Tutwiler Farm Property”). The Promenade at Tutwiler Farm Mortgage Loan was originated on December 8, 2016 by Rialto Mortgage Finance, LLC. The Promenade at Tutwiler Farm Mortgage Loan had an original principal balance of $27,700,000, has an outstanding principal balance as of the Cut-off Date of $27,700,000 and accrues interest at an interest rate of 4.950% per annum. The Promenade at Tutwiler Farm Mortgage Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest only payments through the term of the Promenade at Tutwiler Farm Mortgage Loan. The Promenade at Tutwiler Farm Mortgage Loan matures on December 6, 2026.

Following the lockout period, the borrower has the right to voluntarily prepay the Promenade at Tutwiler Farm Mortgage Loan in whole, but not in part, on any date before September 6, 2026 provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the then outstanding principal balance. In addition, the Promenade at Tutwiler Farm Mortgage Loan is prepayable without penalty on or after September 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROMENADE AT TUTWILER FARM

Sources and Uses

Sources			Uses
Original loan amount	$27,700,000	90.5%	Loan payoff(1)	$30,236,229	98.8%
Borrower Sponsor’s new cash contribution	2,904,845	9.5	Closing costs	368,616	1.2
Total Sources	$30,604,845	100.0%	Total Uses	$30,604,845	100.0%

(1)	The Promenade at Tutwiler Farm Property was previously securitized in the CSMC 2007-C1 transaction.

The Property. The Promenade at Tutwiler Farm Property is an anchored retail center containing approximately 223,153 square feet of net rentable area located in Trussville, Alabama. Built in 2000, the Promenade at Tutwiler Farm Property consists of four, one-story buildings situated on a 29.6-acre site. The Promenade at Tutwiler Farm Property is anchored by Academy Sports, Bed Bath & Beyond, TJ Maxx, Michaels and Royal Furniture Company and junior anchored by Books-A-Million and Lifeway Christian Store. There is a pad that is ground leased to Chili’s and is not accounted for in the overall square footage of the Promenade at Tutwiler Farm Property. Additionally, the Promenade at Tutwiler Farm Property is shadow anchored by Target on the north end cap (not part of the collateral) and Home Depot on the south end cap (not part of the collateral). The Promenade at Tutwiler Farm Property contains 1,227 surface parking spaces, resulting in a parking ratio of 5.5 spaces per 1,000 square feet of rentable area. As of November 1, 2016, the Promenade at Tutwiler Farm Property was 96.8% occupied by 17 tenants.

The following table presents certain information relating to the tenancies at the Promenade at Tutwiler Farm Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenant – Collateral
Academy Sports	NR/B2/NR	52,500	23.5%	$9.00	$472,500	17.0%	NAV	NAV	2/28/2021
Royal Furniture Company	NR/NR/NR	22,250	10.0%	$12.75	$283,688	10.2%	NAV	NAV	5/31/2019(4)
TJ Maxx	NR/A2/A+	30,000	13.4%	$9.00	$270,000	9.7%	$258	4.8%	10/31/2020(5)
Bed Bath & Beyond	NR/Baa1/BBB+	30,525	13.7%	$7.75	$236,569	8.5%	NAV	NAV	1/31/2021(6)
Michaels	NR/Ba2/B+	23,916	10.7%	$8.75	$209,265	7.5%	$161	7.5%	2/29/2020(7)
Total Anchor Tenant – Collateral		159,191	71.3%	$9.25	$1,472,021	53.0%

Major Tenants – Collateral
Lifeway Christian Store	NR/NR/NR	10,000	4.5%	$20.06	$200,556	7.2%	$148	16.0%	2/28/2021
Books-A-Million	NR/NR/NR	12,500	5.6%	$15.21	$190,125	6.8%	$136	14.0%	10/31/2020
Total Major Tenants – Collateral		22,500	10.1%	$17.36	$390,681	14.1%

Outparcel / Non-Major Tenants – Collateral(8)		34,274	15.4%	$26.74	$916,485	33.0%

Occupied Collateral Total		215,965	96.8%	$12.87	$2,779,187	100.0%

Vacant Space(9)		7,188	3.2%

Collateral Total		223,153	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent escalations of $7,655 through December 1, 2017.

(3)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending December 31, 2015, with the exception of TJ Maxx, which are for the trailing 12-month period ending December 31, 2016.

(4)	Royal Furniture Company has one, 5-year renewal option remaining.

(5)	TJ Maxx has one, 5-year renewal option remaining.

(6)	Bed Bath & Beyond has three, 5-year renewal options remaining.

(7)	Michaels has two, 5-year renewal options remaining.

(8)	Chili’s operates under a 20-year ground lease with a lease expiration of October 31, 2021. Chili’s square footage is not attributed to the total square footage of the Promenade at Tutwiler Farm Property and is not included in Tenant NRSF and % of NRSF, but the Annual U/W Base Rent of $85,000 is included. The % of Total Annual U/W Base Rent, Annual U/W Base Rent and Annual U/W Base Rent PSF for Outparcel / Non-Major Tenants-Collateral and Occupied Collateral Total include the Annual U/W Base Rent associated with the Chili’s pad site.

(9)	Vacant Space includes Lynn’s Hallmark, which occupies 2,000 square feet at $24.00 per square foot on a month-to-month basis and was underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROMENADE AT TUTWILER FARM

The following table presents certain information relating to the historical sales at the Promenade at Tutwiler Farm Property:

Historical Sales (PSF)(1)

Tenant Name	2014	2015	Average National Sales (PSF)	Current Occupancy Cost(2)
TJ Maxx	$232	$258(3)	$313	4.8%(3)
Michaels	$151	$161	$223	7.5%
Books-A-Million	$140	$136	$112	14.0%
Lifeway Christian Store	$138	$148	NAV	16.0%

Weighted Average In-line (<10,000 square feet)(4)	$231	$253		11.0%

(1)	Historical Sales (PSF) are based on historical statements provided by the borrower.

(2)	Current Occupancy Cost based on trailing twelve-month period ending December 31, 2015.

(3)	Represents sales based on trailing twelve-month period ending December 31, 2016. Current Occupancy Cost based on trailing twelve-month period ending December 31, 2016.

(4)	2014 Total In-line (<10,000 square feet) Historical Sales (PSF) represent Rack Room Shoes, Rue 21 and Bath & Body Works. 2015 Total In-line (<10,000 square feet) Historical Sales (PSF) includes Rack Room Shoes, Rue 21, Cato and Bath & Body Works.

The following table presents certain information relating to the lease rollover schedule at the Promenade at Tutwiler Farm Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	3	13,995	6.3%	13,995	6.3%	$303,763	10.9%	$21.71
2018	1	4,770	2.1%	18,765	8.4%	$114,480	4.1%	$24.00
2019	1	22,250	10.0%	41,015	18.4%	$283,688	10.2%	$12.75
2020	5	72,172	32.3%	113,187	50.7%	$892,590	32.1%	$12.37
2021(4)	7	102,778	46.1%	215,965	96.8%	$1,184,666	42.6%	$11.53
2022	0	0	0.0%	215,965	96.8%	$0	0.0%	$0.00
2023	0	0	0.0%	215,965	96.8%	$0	0.0%	$0.00
2024	0	0	0.0%	215,965	96.8%	$0	0.0%	$0.00
2025	0	0	0.0%	215,965	96.8%	$0	0.0%	$0.00
2026	0	0	0.0%	215,965	96.8%	$0	0.0%	$0.00
2027	0	0	0.0%	215,965	96.8%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	215,965	96.8%	$0	0.0%	$0.00
Vacant(5)	0	7,188	3.2%	223,153	100.0%	$0	0.0%	$0.00
Total/Weighted Average	17	223,153	100.0%			$2,779,187	100.0%	$12.87

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	Chili’s operates under a 20-year ground lease with a lease expiration of October 31, 2021. Chili’s square footage is not attributed to square footage for the Promenade at Tutwiler Farm Property and is not included in Expiring NRSF and % of Total NRSF, but the Annual U/W Base Rent of $85,000 is included. The Annual U/W Base Rent PSF, % of Total Annual U/W Base Rent and Annual U/W Base Rent included the Annual U/W Base Rent associated with the Chili’s pad site.

(5)	Vacant includes Lynn’s Hallmark which occupies 2,000 square feet at $24.00 per square foot on a month-to-month basis.

The following table presents historical occupancy percentages at the Promenade at Tutwiler Farm Property:

Historical Occupancy

12/31/2012	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	11/1/2016(2)(3)
NAV	100.0%	100.0%	95.0%	96.8%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	Lynn’s Hallmark, which occupies 2,000 square feet at $24.00 per square foot on a month-to-month basis, was underwritten as vacant and not included in the occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROMENADE AT TUTWILER FARM

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Promenade at Tutwiler Farm Property:

Cash Flow Analysis

	2013(1)	2014	2015	TTM 10/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,136,982	$2,617,681	$2,806,166	$2,810,942	$2,771,531	78.6%	$12.42
Rent Steps	0	0	0	0	7,655	0.2	0.03
Grossed Up Vacant Space	0	0	0	0	172,512	4.9	0.77
Total Reimbursables	442,468	540,361	990,038	853,034	785,968	22.3	3.52
Less Vacancy & Credit Loss	0	0	0	0	(209,570)(2)	(5.9)	(0.94)
Effective Gross Income	$2,579,450	$3,158,042	$3,796,204	$3,663,975	$3,528,097	100.0%	$15.81

Total Operating Expenses	$271,112	$1,034,420	$786,510	$819,875	$880,094	24.9	$3.94

Net Operating Income	$2,308,338	$2,123,621	$3,009,694	$2,844,100	$2,648,003	75.1%	$11.87
TI/LC	0	0	0	0	167,365	4.7	0.75
Capital Expenditures	0	0	0	0	35,384	1.0	0.16
Net Cash Flow	$2,308,338	$2,123,621	$3,009,694	$2,844,100	$2,445,254	69.3%	$10.96

NOI DSCR	1.66x	1.53x	2.16x	2.05x	1.90x
NCF DSCR	1.66x	1.53x	2.16x	2.05x	1.76x
NOI DY	8.3%	7.7%	10.9%	10.3%	9.6%
NCF DY	8.3%	7.7%	10.9%	10.3%	8.8%

(1)	The Promenade at Tutwiler Farm Property was acquired in March 2013; therefore 2013 cash flows only represent nine months of operating income, from April 2013 through December 2013.

(2)	The underwritten economic vacancy is 5.6%. As of November 1, 2016, excluding Lynn’s Hallmark, which occupies 2,000 square feet at $24.00 per square foot on a month-to-month basis, the Promenade at Tutwiler Farm Property was 96.8% physically occupied.

Appraisal. As of the appraisal valuation date of November 2, 2016, the Promenade at Tutwiler Farm Property had an “as-is” appraised value of $43,000,000.

Environmental Matters. According to a Phase I environmental assessment dated November 22, 2016, there was no evidence of any recognized environmental conditions at the Promenade at Tutwiler Farm Property.

Market Overview and Competition. The Promenade at Tutwiler Farm Property is located in Trussville, Alabama, within the Birmingham-Hoover metropolitan statistical area in Jefferson County approximately 13.4 miles northeast of the Birmingham central business district. The 2016 estimated population for the Birmingham-Hoover metropolitan statistical area was 1.2 million.

The metropolitan statistical area has an economy supported by banking, healthcare and transportation. The University of Alabama at Birmingham (“UAB”), located approximately 16.0 miles southwest from the Promenade at Tutwiler Farm Property, is the largest employer in the Birmingham metropolitan statistical area with an employee base of over 20,000. As of fall 2016 UAB had an enrollment of approximately 37,665 undergraduate and graduate students. The public university offers over 80 undergraduate and over 150 graduate degree programs.

Primary access to the Promenade at Tutwiler Farm Property is provided by Interstate 59 and Gadsden Highway (US Highway 11). Interstate 59 is adjacent to the Promenade at Tutwiler Farm Property and provides access southwest to Birmingham and the surrounding suburbs and northeast to Gadsden and Chattanooga. The primary local traffic arteries include Gadsden Highway, Chalkville Mountain Road and Center Point Parkway. The neighborhood surrounding the Promenade at Tutwiler Farm Property includes a mix of commercial and residential uses. Adjacent to the Promenade at Tutwiler Farm Property is the Pinnacle at Tutwiler Farm, a regional shopping center anchored by Belk, JC Penney, and Best Buy, and includes national inline tenants such as Foot Locker, Lane Bryant, American Eagle Outfitters, Finish Line, and Kirkland’s Home. US Highway 11 is a primary retail corridor for the neighborhood. Other retailers situated along US Highway 11 include Lowe’s Home Improvement, Staples, Winn Dixie, CVS Pharmacy, Dollar General, American Freight Furniture and Mattress, and numerous restaurants. Located 8.3 miles southeast of the Promenade at Tutwiler Farm Property is the Outlet Shops of Grand River, an outlet mall with over 70 stores including Nike Factory Store, Coach Outlet, J. Crew Factory, Polo Ralph Lauren Factory Store, and Fossil Outlet Store. Residential development within the Promenade at Tutwiler Farm Property’s neighborhood consists of primarily single-family homes and multifamily properties.

According to the appraisal, the 2016 population within a one-, three-, and five-mile radius of the Promenade at Tutwiler Farm Property is 1,541, 33,443, and 86,635, respectively, and the average household income within the same radii is $80,534, $66,932, and $63,521, respectively.

According to the appraisal, the Promenade at Tutwiler Farm Property is located within the Birmingham retail market, which had an existing inventory of 100.2 million square feet of retail space as of the third quarter of 2016. The Birmingham retail market had an overall vacancy rate of 5.5% as of the third quarter of 2016, with an average rental rate of $8.50 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROMENADE AT TUTWILER FARM

According to the appraisal, the Promenade at Tutwiler Farm Property is located within the Trussville/Center Point retail submarket, which had approximately 10.7 million square feet as of the third quarter of 2016. The Trussville/Center Point retail submarket had an overall vacancy rate of 3.6%, with an average rental rate of $9.11 per square foot, triple net.

The following table presents certain information relating to comparable retail properties for the Promenade at Tutwiler Farm Property:

Competitive Set(1)

Property	Year Built / Renovated	Total GLA (SF)	Occupancy	Distance to Subject	Major / Anchor Tenants
Promenade at Tutwiler Farm (Subject)	2000/NAP	223,153	96.8%	-	Academy Sports, Bed Bath & Beyond, TJ Maxx, Michaels
Pinnacle at Tutwiler Farm	2006/NAP	445,988	100.0%	0.3 miles	Belk for Men, Home and Kids, Belk for Women, JC Penney, Best Buy
Trussville Crescent Shopping Center	2005/NAP	36,450	84.0%	0.4 miles	NAP
Trussville Plaza	2001/NAP	32,101	79.0%	0.5 miles	NAP
Trussville Marketplace	1998/NAP	67,325	98.0%	1.6 miles	Winn-Dixie
Trussville Promenade I	2000/NAP	184,680	96.0%	4.7 miles	Regal Cinemas, Marshall’s, Big Lots

(1)	Information obtained from the appraisal dated November 2, 2016 and underwritten rent roll.
(2)	The $90,000 represents the market rent for the ground lease at the Promenade at Tutwiler Farm Property.

The Borrower. The borrower is TKG - The Promenade at Tutwiler Farm, LLC, a single purpose Missouri limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Promenade at Tutwiler Farm Mortgage Loan. The borrower is owned by E. Stanley Kroenke (99.50%) and TKG Tutwiler Farm Realty, Inc. (0.50%). TKG Tutwiler Farm Realty, Inc. is wholly owned by E. Stanley Kroenke. E. Stanley Kroenke is the guarantor of certain nonrecourse carveouts under the Promenade at Tutwiler Farm Mortgage Loan.

The Borrower Sponsor. The borrower sponsor, E. Stanley Kroenke, is chairman, co-founder, and owner of THF Realty, a real estate development firm. Mr. Kroenke holds real estate interests in shopping centers, office buildings, industrial and warehouse properties, sports stadiums and storage facilities across the United States. Mr. Kroenke owns 247 properties totaling approximately 39.1 million square feet. Mr. Kroenke’s current and former board and trustee memberships include Wal-Mart Stores, Inc., Central Bancompany, Boone County National Bank and Community Investments Partnerships of St. Louis. Mr. Kroenke also owns the Denver Nuggets of the National Basketball Association, the Colorado Avalanche of the National Hockey League, the Los Angeles Rams of the National Football League, and is the largest shareholder in Arsenal of the English Premier League.

Escrows. No ongoing monthly escrows are required for real estate taxes, insurance, replacement reserves or tenant improvement and leasing commissions so long as no Cash Management Trigger Event or Cash Sweep Event (see “Lockbox and Cash Management” section) has occurred and is continuing under the Promenade at Tutwiler Farm Mortgage Loan documents.

In the event a Cash Management Trigger Event or a Cash Sweep Event (as defined below) has occurred and is continuing, the borrower is required to make monthly deposits: (i) for the payment of real estate taxes in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period and for the payment of insurance in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period; (ii) of $2,949 for replacement reserves; and (iii) of $13,947 for tenant improvement and leasing commissions (subject to a cap of $836,824). In addition to the monthly tenant improvement and leasing commission reserve, the borrower is required to deposit an amount equal to all extraordinary lease payment amounts when a Cash Management Trigger Event and a Cash Sweep Event is in effect.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below) the borrower is required to establish a lender-controlled lockbox account and instruct tenants to deposit rents into such lockbox account. The Promenade at Tutwiler Farm Mortgage Loan documents also require that all revenues received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Pursuant to the Promenade at Tutwiler Farm Mortgage Loan documents, all excess funds on deposit will be applied as follows: (a) if a Cash Sweep Event (as defined below) period is not in effect, to the borrower; and (b) if a Cash Sweep Event Period is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event cure has occurred. If a Cash Sweep Event is in effect and a Critical Tenant Trigger Event is not in effect then funds will be applied to the excess cash flow account.

A “Cash Management Trigger Event” will commence (i) if an event of default has occurred or is continuing; (ii) upon the borrower’s second late debt service payment within a 12-month period; (iii) upon the occurrence of a bankruptcy action of the borrower, the guarantor or the property manager; (iv) upon a Cash Management DSCR Trigger Event (as defined below); or (v) upon a Critical Tenant Trigger Event (as defined below). A Cash Management Trigger Event will end with respect to clause (i) when such event of default has been cured; with respect to clause (ii) when the debt service payments have been paid on time for 12 consecutive months; with respect to clause (iii) when such bankruptcy petition has been discharged, stayed, or dismissed within 60 days for the borrower and the guarantor and within 120 days for the property manager, and certain other conditions have been satisfied; with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROMENADE AT TUTWILER FARM

respect to clause (iv) once the debt service coverage ratio is greater than 1.15x for two consecutive quarters, and certain other conditions have been satisfied; and with respect to clause (v) on the date on which the applicable Critical Tenant Trigger Event has been cured.

A “Cash Management DSCR Trigger Event” will occur on any date the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.15x, unless, within five days of such date, the borrower delivers one or more Master Leases (as defined below) that result in a minimum debt service coverage ratio of 1.25x for the Promenade at Tutwiler Farm Mortgage Loan.

A “Cash Sweep Event” will commence (i) if an event of default has occurred or is continuing; (ii) upon the occurrence of a bankruptcy action of the borrower, the guarantor or the property manager; (iii) upon a Cash Sweep DSCR Trigger Event (as defined below); or (iv) upon a Critical Tenant Trigger Event (as defined below). A Cash Sweep Event will end with respect to clause (i) when such event of default has been cured; with respect to clause (ii) when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days for the borrower and the guarantor and within 120 days for the property manager, and certain other conditions have been satisfied; with respect to clause (iii) once the debt service coverage ratio is greater than 1.10x for two consecutive quarters, and certain other conditions have been satisfied; and with respect to clause (iv) on the date on which the applicable Critical Tenant Trigger Event has been cured.

A “Cash Sweep DSCR Trigger Event” will occur on any date the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.10x, unless within five days of such date, the borrower delivers one or more Master Leases (as defined below) that result in a minimum debt service coverage ratio of 1.25x for the Promenade at Tutwiler Farm Mortgage Loan.

A “Critical Tenant Trigger Event” will occur on the date that (i) Academy Sports, Ltd., Bed Bath & Beyond Inc., Michaels Stores, Inc., The TJX Companies, Inc. or any replacement tenant occupying the space currently occupied by such tenant or tenants (each, a “Critical Tenant” and each related lease, a “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease; (ii) is twelve months prior to the expiration date of a Critical Tenant Lease if the related tenant fails to give notice of its election to renew its lease; (iii) is on or prior to the date on which a Critical Tenant is required under its lease to notify the landlord of its election to renew its lease if such Critical Tenant fails to give such notice; (iv) an event of default under a Critical Tenant Lease exists; (v) a bankruptcy action of a Critical Tenant occurs; or (vi) a Critical Tenant discontinues its normal business operations; provided that a Critical Tenant Trigger Event will not occur so long as E. Stanley Kroenke remains the guarantor. A Critical Tenant Trigger Event will end (a) with respect to clauses (i), (ii) or (iii) on the date that (1) a Critical Tenant Lease extension is executed and delivered by the borrower and the related tenant improvement costs, leasing commissions and other material costs and expenses have been deposited into the Critical Tenant TI/LC account; or (2) a Critical Tenant Space Re-tenanting Event (as defined below) has occurred; (b) with respect to clause (iv) after a cure of the applicable event of default; (c) with respect to clause (v) after an affirmation that the Critical Tenant is actually paying all rents and other amounts under its lease; or (d) with respect to clause (vi) the Critical Tenant re-commences its normal business operations or a Critical Tenant Space Re-tenanting Event (as defined below) has occurred.

A “Critical Tenant Space Re-tenanting Event” will occur on the date on which each of the following conditions have been satisfied: (i) a Critical Tenant space has been leased to one or more replacement tenants for a term of at least ten years and on terms that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space have been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

A “Master Lease” is a lease agreement between the borrower, as landlord, and the guarantor, as tenant, that (i) is for a term of ten or more years, (ii) is subordinate to the loan documents, and (iii) contains terms and conditions reasonably acceptable to the lender. The Master Lease may not be amended without prior consent of the lender and can be terminated only (x) if no event of default exists and (y) if, as of the date of the Master Lease termination, (a) the debt service coverage ratio is not less than 1.25x for two consecutive quarters without including rent from the Master Lease, or (b) the borrower has deposited with the lender an amount equal to the cash flow that would have been swept into the excess cash flow account, among other conditions. There are no Master Leases currently in effect.

Property Management. The Promenade at Tutwiler Farm Property is managed by an affiliate of the borrower sponsor.

Assumption. The borrower has the right to transfer the Promenade at Tutwiler Farm Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch, Moody’s and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROMENADE AT TUTWILER FARM

Terrorism Insurance. The Promenade at Tutwiler Farm Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Promenade at Tutwiler Farm Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JAMBOREE BUSINESS CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JAMBOREE BUSINESS CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JAMBOREE BUSINESS CENTER

Jamboree Business Center
5 Peters Canyon Road
Irvine, CA 92606
Orange
Main Place Mall
Los Angeles 30 miles
METROLINK
Tustin Ave.
Costa Mesa Fwy
Hewes Ave.
17th St.
17th St.
North Tustin
Newport Ave.
Old Courthouse Museum
Santa Ana
Downtown Santa Ana
Irvine Blvd.
1st St.
Larwin Square
Irvine Blvd.
Fiesta Marketplace
Santa Ana Zoo
El Camino Plaza
Red Hill Ave.
Tustin Ranch Rd.
SANTA ANA
Tustin
Santa Ana Fwy
Tustin Auto Center
Edinger Ave.
Walnut Ave.
Toshiba America Medical Systems
The Market Place
O'Neil Clothing USA
Kia Motors America
Grand Ave.
Costa Mesa Fwy
Red Hill Ave.
Warner Ave.
Dyer Rd.
ORANGE COUNTY
Tustin
GE Aviation
Barranca Pkwy
The District at Tustin Legacy
Mazda N. American Operation
Corona del Mar Fwy
Alton Pkwy
KOLL AIRPORT BUSINESS CENTER
IRVINE BUSINESS COMPLEX
B. Braun Medical Inc.
Jamboree Rd.
Main Plaza
Main St.
John Wayne Orange County Airport
Harvard Ave.
Harvard Place
Park Place
Western Digital
San Diego Fwy
Campus Dr.
Michelson Dr.
Los Angeles Intl. Airport 40 miles
Google
Crossroads
Westpark Plaza
Culver Dr.
West Yale Loop
IRVINE
Warner Ave.
Irvine Center Dr.
METROLINK IE-OC LINE
Culver Dr.
Walnut Ave.
Santa Ana Fwy
Northpark Plaza
Culver Dr.
Portola Pkwy.
Irvine Blvd.
Yale Ave.
Jeffrey Rd.
Woodbury Town Center
Cypress Village Shopping Center
Trabuco Rd.
Sand Canyon Ave.
Oak Creek Golf Course
Irvine Center Dr.
E. Yale Loop
Jeffrey Rd.
Irvine Valley College
Barranca Pkwy
Alton Pkwy
Sand Canyon Ave.
DISCOVERY BUSINESS CENTER
Orange County Great Park
METROLINK
Irvine Regional Hospital
Irvine
Bio-Rad Labs
IRVINE SPECTRUM
San Diego Fwy
Rancho San Joaquin Golf Course
University Dr.
William R Mason Regional Park
Strawberry Farms Golf Course
Shady Canyon Dr.
University Center
Anteater Ballpark
Irvine Barclay Theatre
The Chicago School of Professional Psychology
Anteater Stadium
Biomedical Research Center
Bren Events Center
Langson Library
The Paul Merage School of Business
University Research Park
University of California - Irvine
Newport Beach
Culver Dr.
Bonita Cyn. Dr.
Turtle Rock Dr.
SAN JOAQUIN HILLS
Lake Forest Dr.
Irvine Center Dr.
5
22
55
261
405
133
73
LOS ANGELES
Whittier
Chino Hills
RIVERSIDE
Banning
Moreno Valley
ANAHEIM
LONG BEACH
SANTA ANA
Irvine
Lake Elsinore
Hemet
Huntington Beach
John Wayne Airport
Mission Viejo
Temecula
SANTA ROSA MTS.
Laguna Niguel
San Clemente
Santa Catalina Island
Camp Pendleton Marine Corps Base
CLEVELAND NATIONAL FOREST
Pacific Ocean
Oceanside
Vista
Carlsbad
Escondido
Encinitas
Poway
San Clemente Island
La Jolla
Santee
SAN DIEGO
San Diego Intl. Airport
El Cajon
Chula Vista

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Jamboree Business Center

Loan Information				Property Information
Mortgage Loan Seller:	Argentic Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/S&P):	NR/NR/NR/NR			Property Type:	Office
Original Principal Balance:	$25,800,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$25,800,000			Location:	Irvine, CA
% of Initial Pool Balance:	4.1%			Size:	156,305 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$165.06
Borrower:	GRE-Pendulum JBC Owner, LLC			Year Built/Renovated:	2000/NAP
Borrower Sponsors:	GEM Realty Evergreen Fund, L.P.; Pendulum Property Partners, LLC			Title Vesting:	Fee
Mortgage Rate:	4.605%			Property Manager:	Self-managed
Note Date:	February 14, 2017			4th Most Recent Occupancy (As of):	95.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	96.7% (12/31/2013)
Maturity Date:	March 6, 2027			2nd Most Recent Occupancy (As of)(3):	26.1% (12/31/2014)
IO Period:	120 months			Most Recent Occupancy (As of)(3):	53.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	89.8% (11/8/2016)
Seasoning:	0 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$1,964,887 (12/31/2013)
Call Protection:	L(24),D(91),O(5)			3rd Most Recent NOI (As of)(4):	$734,725 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(4):	$46,221 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of)(4):	$156,274 (TTM 10/31/2016)
Additional Debt Type(1):	Future Mezzanine
				U/W Revenues:	$4,273,362
				U/W Expenses:	$1,603,543
				U/W NOI:	$2,669,819
Escrows and Reserves(2):				U/W NCF:	$2,482,253
				U/W NOI DSCR:	2.22x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	2.06x
Taxes	$36,256	$36,256	NAP	U/W NOI Debt Yield:	10.3%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	9.6%
Replacement Reserves	$0	$2,605	NAP	As-Is Appraised Value:	$42,300,000
TI/LC Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	January 27, 2017
Working Capital Reserve	$900,000	$0	NAP	Cut-off Date LTV Ratio:	61.0%
				LTV Ratio at Maturity:	61.0%

(1)	See “Subordinate and Mezzanine Indebtedness” section.

(2)	See “Escrows” section.

(3)	See “Historical Occupancy” section.

(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Jamboree Business Center Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a Class A office building location in Irvine, California (the “Jamboree Business Center Property”). The Jamboree Business Center Mortgage Loan was originated on February 14, 2017 by Argentic Real Estate Finance LLC (formerly known as Silverpeak Real Estate Finance LLC). The Jamboree Business Center Mortgage Loan had an original principal balance of $25,800,000, has an outstanding principal balance as of the Cut-off Date of $25,800,000 and accrues interest at an interest rate of 4.605% per annum. The Jamboree Business Center Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest-only through the term of the Jamboree Business Center Mortgage Loan. The Jamboree Business Center Mortgage Loan matures on March 6, 2027.

Following the lockout period, the borrower has the right to defease the Jamboree Business Center Mortgage Loan in whole, but not in part, on any date before November 6, 2026. In addition, the Jamboree Business Center Mortgage Loan is prepayable without penalty on or after November 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JAMBOREE BUSINESS CENTER

Sources and Uses

Sources			Uses
Original loan amount	$25,800,000	59.4%	Purchase price	$41,675,000	95.9%
Borrower Sponsor’s new cash contribution	17,665,096	40.6	Reserves	936,256	2.2
			Closing costs	853,839	2.0

Total Sources	$43,465,096	100.0%	Total Uses	$43,465,096	100.0%

The Property. The Jamboree Business Center Property is a 156,305 square foot, three story, Class A office building located in the northern section of Irvine, California. The Jamboree Business Center Property is located southeast of the Jamboree Road/261 Toll Road, approximately one mile south of Interstate 5 and proximate to Interstate 405 to the south. Built in 2000, the Jamboree Business Center Property is situated on approximately 9.6 acres and features a total of 721 parking spaces, reflecting an overall parking ratio of 4.6 spaces per 1,000 square feet of rentable area. Building amenities include a cafeteria with dining and coffee service, and an outdoor patio with shade sails, dining tables and oversized sofas and chairs. On-site security is provided weekdays between 4pm and midnight and a card-key access system is required on all exterior doors for after-hours lobby access. As of November 8, 2016, the Jamboree Business Center Property was 89.8% occupied by 11 tenants.

The three largest tenants at the Jamboree Business Center Property (Medata, Inc. (“Medata”), Black & Veatch Corporation and TRI Pointe Homes, Inc. (“Tri Pointe Homes”) account for approximately 54.2% of the net rentable area, and no other tenant represents more than 11.7% of the net rentable area.

Medata leases 38,079 square feet (24.4% of net rentable area) at the Jamboree Business Center Property and utilizes this space as its headquarters. Founded in 1975, Medata provides medical bill review software solutions in the workers’ compensation, auto liability, and general health community. Medata originally took occupancy at the Jamboree Business Center Property in August 2015 with 27,488 square feet and expanded its space by 10,591 square feet in 2016.

Black & Veatch Corporation leases 26,582 square feet (17.0% net rentable area) at the Jamboree Business Center Property and is a global engineering, consulting, construction, and operations company specializing in infrastructure development in energy, water, telecommunications, federal, and environmental markets with more than 100 offices worldwide.

TRI Pointe Homes leases 20,132 square feet (12.9% net rentable area) at the Jamboree Business Center Property. TRI Pointe Homes is a subsidiary of TRI Pointe Group (NYSE: TPH), a home-builder that designs, builds and sell homes in major U.S. markets with a market cap of approximately $1.9 billion as of February 9, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JAMBOREE BUSINESS CENTER

The following table presents certain information relating to the tenancy at the Jamboree Business Center Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Lease Expiration Date

Major Tenant
Medata	NR/NR/NR	38,079	24.4%	$28.51	$1,085,773(3)	26.4%	8/31/2025 (4)
Black & Veatch Corporation	NR/NR/NR	26,582(5)	17.0%	$32.68	$868,753	21.2%	12/31/2022(6)
TRI Pointe Homes	NR/B1/BB-	20,132	12.9%	$32.14	$646,962(7)	15.8%	2/28/2022(8)(9)
Bankruptcy Management Solutions, Inc.	NR/NR/NR	18,270	11.7%	$25.32	$462,596	11.3%	6/30/2025(10)(11)
Starwood Hotels & Resorts Worldwide, Inc.	BBB/Baa2/BBB	11,259	7.2%	$28.64	$322,506	7.9%	11/30/2025(12)
Total Major Tenant		114,322	73.1%	$29.62	$3,386,590	82.5%

Occupied Collateral Total		140,317	89.8%	$29.26	$4,105,995	100.0%

Vacant Space		15,988	10.2%

Collateral Total		156,305	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through March 2018, totaling $108,855.

(3)	Medata is in a free rent period associated with 2,063 square feet of newly expanded space through April 2017.

(4)	Medata has one five-year lease renewal option.

(5)	Black & Veatch Corporation has the right to reduce its space by 6,635 square feet on December 31, 2019 by providing nine months’ written notice. If this option is not exercised, the borrower is required to pay the tenant an amount equal to $217,972 by January 31, 2020.

(6)	Black & Veatch Corporation has two five-year lease renewal options.

(7)	TRI Pointe Homes is in a free rent period through March 2017.

(8)	TRI Pointe Homes has one five-year lease renewal option.

(9)	TRI Pointe Homes may terminate its lease on February 29, 2020, with 270 days’ written notice and a termination payment equal to the sum of (i) $114,394 and (ii) the sum of the first four months’ rent, and unamortized tenant improvements and leasing costs amortized using an annual interest rate of 7%.

(10)	Bankruptcy Management Solutions, Inc. has one five-year lease renewal option.

(11)	Bankruptcy Management Solutions, Inc. may terminate its lease on June 30, 2021, with 365 days’ written notice and a termination payment equal to the sum of (i) $83,677 and (ii) the sum of eight months’ rent, and unamortized tenant improvements and leasing costs, calculated on a straight-line basis.

(12)	Starwood Hotels & Resorts Worldwide, Inc. has one five-year lease renewal option.

The following table presents certain information relating to the lease rollover schedule at the Jamboree Business Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Total % of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	1	2,391	1.5%	2,391	1.5%	$17,215	0.4%	$7.20
2019	1	2,119	1.4%	4,510	2.9%	$62,046	1.5%	$29.28
2020	1	5,158	3.3%	9,668	6.2%	$148,356	3.6%	$28.76
2021	3	16,327	10.4%	25,995	16.6%	$491,787	12.0%	$30.12
2022	2	46,714	29.9%	72,709	46.5%	$1,515,715	36.9%	$32.45
2023	0	0	0.0%	72,709	46.5%	$0	0.0%	$0.00
2024	0	0	0.0%	72,709	46.5%	$0	0.0%	$0.00
2025	5	67,608	43.3%	140,317	89.8%	$1,870,875	45.6%	$27.67
2026	0	0	0.0%	140,317	89.8%	$0	0.0%	$0.00
2027	0	0	0.0%	140,317	89.8%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	140,317	89.8%	$0	0.0%	$0.00
Vacant	0	15,988	10.2%	156,305	100.0%	$0	0.0%	$0.00
Total/Weighted Average	13	156,305	100.0%			$4,105,995	100.0%	$29.26

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JAMBOREE BUSINESS CENTER

The following table presents historical occupancy percentages at the Jamboree Business Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)(2)	12/31/2015(1)(2)	11/8/2016(2)(3)
95.0%	96.7%	26.1%	53.0%	89.8%

(1)	Information obtained from the borrower.

(2)	A tenant that previously occupied approximately 107,152 square feet (68.6% of net rentable area) vacated the Jamboree Business Center Property in June 2014 due to struggling business operations. The increase in occupancy after 2014 was due to the commencement of seven new leases totaling 122,265 square feet (78.2% of net rentable area) commencing between February 2015 and November 2016.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Jamboree Business Center Property:

Cash Flow Analysis

	2013	2014	2015	TTM 10/31/2016	U/W		% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$3,407,535	$2,005,354	$1,178,637	$1,402,168	$4,105,995		96.1%	$26.27
Grossed Up Vacant Space	0	0	0	0	508,418		11.9	3.25
Total Reimbursables	85,655	32,289	47,609	23,585	89,319		2.1	0.57
Other Income	64,704	27,035	39,810	78,049	78,049		1.8	0.50
Less Vacancy & Credit Loss	0	0	0	0	(508,418)(2)		(11.9)	(3.25)
Effective Gross Income	$3,557,894	$2,064,679	$1,266,055	$1,503,802	$4,273,362		100.0%	$27.34

Total Operating Expenses(3)	$1,593,008	$1,329,953	$1,219,834	$1,347,529	$1,603,543		37.5%	$10.26

Net Operating Income	$1,964,887	$734,725	$46,221	$156,274	$2,669,819		62.5%	$17.08
TI/LC	0	0	0	0	156,305		3.7	1.00
Capital Expenditures	0	0	0	0	31,261		0.7	0.20
Net Cash Flow	$1,964,887	$734,725	$46,221	$156,274	$2,482,253		58.1%	$15.88

NOI DSCR	1.63x	0.61x	0.04x	0.13x	2.22	x
NCF DSCR	1.63x	0.61x	0.04x	0.13x	2.06	x
NOI DY	7.6%	2.8%	0.2%	0.6%	10.3%
NCF DY	7.6%	2.8%	0.2%	0.6%	9.6%

(1)	Base Rent includes contractual rent steps through February 2018, totaling $108,855.

(2)	The underwritten economic vacancy is 10.8%. The Jamboree Business Center Property was 89.8% occupied as of November 8, 2016.

(3)	A tenant that previously occupied 107,152 square feet (68.6% of net rentable area) vacated in June 2014 as a result of struggling business operations. The increase in U/W Net Operating Income is due to the commencement of seven new leases totaling 122,265 square feet (78.2% net rentable area) commencing between February 2015 and November 2016.

Appraisal. As of the appraisal valuation date of January 27, 2017, the Jamboree Business Center Property had an “as-is” appraised value of $42,300,000.

Environmental Matters. According to the Phase I environmental site assessment dated December 8, 2016, there was no evidence of any recognized environmental conditions at the Jamboree Business Center Property.

Market Overview and Competition. The Jamboree Business Center Property is located in Irvine, California, which is home to more than 100 company headquarters across a diverse base of industries such as technology, healthcare and finance. The Jamboree Business Center Property is within a four-mile radius of the Santa Ana (I-5) Freeway, Highway 261, the San Diego (I-405) Freeway and the Costa Mesa (55) Freeway. The Jamboree Business Center Property is located approximately 0.2 miles from the Orange Transit Authority Walnut-Harvard bus stop, 1.0 miles east of the Metrolink Tustin station, 5.7 miles northeast of the John Wayne Airport and 5.6 miles northeast of the University of California Irvine.

Additionally, the Jamboree Business Center Property is located less than two miles from The District (a one million square foot lifestyle center featuring approximately 30 restaurants and over 60 retail stores) and The Market Place (a 165-acre regional lifestyle shopping center featuring approximately 50 restaurants and over 80 retail stores). According to the appraisal, the 2016 population within a three- and five-mile radius of the Jamboree Business Center Property was 201,442 and 472,769, respectively; and the 2016 average household income within the same radii was $119,103 and $110,103, respectively.

According to the appraisal, the Jamboree Business Center Property is located within the Airport Area office submarket of the Orange County office market. As of the fourth quarter of 2016, the Airport Area office submarket had a total inventory of approximately 36.9 million square feet of office space with a vacancy rate of 11.3% and average asking rents of $31.71 per square foot on a gross basis. The appraiser concluded to market rents for the Jamboree Business Center Property of $31.80 per square foot on a gross basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JAMBOREE BUSINESS CENTER

The following table presents certain information relating to comparable office properties for the Jamboree Business Center Property:

Comparable Leases(1)

Property Name/Location	Year Built	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
18401 Von Karman Ave. Irvine, CA	1985	5	114,296	78.0%	4.7 miles	Fragomen, Del Rey, Bernsen & Loewy, LLP	Feb 2017/ 6.6 Yrs	10,657	$34.80	FSG
2860 Michelle Dr. Irvine, CA	2004	NAV	41,069	100.0%	1.1 miles	Healthcare Success	Feb 2016/ 5 Yrs	6,342	$25.80	NNN
96 Corporate Park Irvine, CA	1988	3	41,545	100.0%	2.6 miles	Media Tek	Jul 2016/ 5.3 Yrs	7,686	$27.00	NNN
7585 Irvine Center Dr. Irvine, CA	1999	2	34,612	100.0%	5.3 miles	Clariphy Communications	Aug 2016/ 3.0 Yrs	17,305	$21.00	NNN
3 Ada Irvine, CA 3230 El Camino Real Irvine, CA	1998 2006	NAV 2	48,720 53,360	100.0% 100.0%	7.0 miles 1.0 miles	Montage Hotels & Resorts LLC HDR	Jan 2017/ 8.1 Yrs Sep 2016/ 6.9 Yrs	24,360 42,188	$22.20 $18.12	NNN NNN

(1)	Information obtained from the appraisal and third party research report.

The Borrower. The borrower is GRE-Pendulum JBC Owner, LLC, a Delaware limited liability company and single-purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Jamboree Business Center Mortgage Loan. GEM Evergreen Realty Fund, L.P., a Delaware limited partnership, is the guarantor of certain non-recourse carveouts under the Jamboree Business Center Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are GEM Realty Evergreen Fund, L.P. and Pendulum Property Partners, LLC. GEM Realty Evergreen Fund, L.P. was founded in 1994 and is an integrated real estate investment company with approximately $3.5 billion of assets under management. Pendulum Property Partners, LLC is a fully-integrated owner, operator, developer and management firm of commercial and multi-family real estate. Pendulum Property Partners, LLC operates approximately 2.8 million square feet of office, retail and industrial spaces, and over 800 apartment units on the west coast of the United States and Hawaii.

Escrows. The loan documents provide for upfront reserves in the amount of $36,256 for real estate taxes and $900,000 for general working capital. The loan documents also provide for ongoing monthly deposits of $36,256 real estate taxes and $2,605 for replacement reserves. Following the occurrence and continuance of a Cash Management Period (as defined below), the loan documents require ongoing monthly escrows in the amount of $13,025 for tenant improvements and leasing commissions.

Monthly deposits for insurance premiums are not required as long as: (i) no event of default has occurred and is continuing, (ii) the borrower delivers to the lender an acceptable blanket insurance policy which satisfies the requirements of the loan documents and such blanket insurance policy is in full force and effect, and (iii) the borrower delivers to the lender periodic evidence in form and substance reasonably acceptable to the lender of acceptable renewals and timely-paid insurance premiums, which delivery shall be made not less than 30 days prior to the expiration date of such policy.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence of an event of default; or (ii) the interest only debt service coverage ratio being less than 1.20x at the end of any calendar quarter. A Cash Management Period will end, with regard to clause (i), upon the cure of such event of default, provided no other event of default has occurred and is continuing; and with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.20x for one calendar quarter.

Lockbox and Cash Management. The Jamboree Business Center Mortgage Loan requires a lender-controlled hard lockbox account, which is already in place, with springing cash management. The Jamboree Business Center Mortgage Loan requires all rents to be directly deposited by tenants of the Jamboree Business Center Property into such lockbox account. Prior to the occurrence of a Cash Management Period, all funds in the lockbox account are swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

Property Management. The Jamboree Business Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Jamboree Business Center Property, provided that certain conditions are satisfied, including (i) no default or event of default has occurred and is continuing; (ii) the identity, experience, financial condition and creditworthiness of the proposed transferee and guarantor are satisfactory to lender; and (iii) the lender has received confirmation from DBRS, Fitch, Moody’s and S&P that such transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates. In the event that (a) the debt service coverage ratio is not less than 1.40x and (b) the loan-to-value ratio is not greater than 70%, then the lender shall not withhold its consent to the transfer and assumption, provided that the other requirements in the loan documents have been satisfied.

Right of First Offer. Pursuant to the terms of a declaration (the “Declaration”) affecting the Jamboree Business Center Property, The Irvine Community Development Company (“Declarant”) and The Irvine Company (together with Declarant, “Irvine”) have a right of first offer to purchase the Jamboree Business Center Property in the event that the borrower determines to sell or otherwise transfer all or any part of the Jamboree Business Center Property or any interest therein.  In such event, the borrower is required to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JAMBOREE BUSINESS CENTER

notify Irvine of the price and the other material monetary terms on which borrower is willing to sell and Irvine has a period of thirty (30) days to elect to exercise such right. By its terms, the Declaration provides that the right of first offer is not applicable to a foreclosure sale or trustee’s sale, or the initial transfer by a purchaser at such sale. The lender obtained coverage from the title company that insures against loss or damage sustained if the right of first offer prevents the lender’s right to foreclose or if the exercise of the right of first offer divests, subordinates or extinguishes the lien of the Jamboree Business Center Mortgage Loan.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The borrower is permitted to incur future mezzanine debt provided that certain conditions are satisfied, including (i) a maximum combined loan-to-value ratio of 70.0%; (ii) a minimum combined debt service coverage ratio of 1.50x; (iii) receipt of a rating agency confirmation from DBRS, Fitch, Moody’s and S&P that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates; (iv) the execution of an intercreditor agreement acceptable to the lender; (v) the mezzanine lender satisfying the criteria set forth in the loan documents; (vi) the mezzanine loan is otherwise on terms and conditions and subject to documentation reasonably acceptable to the lender; and (vii) no event of default exists with respect to the Jamboree Business Center Mortgage Loan.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Jamboree Business Center Property; provided, however, that if the Terrorism Risk Insurance Program Reauthorization Act is discontinued or not renewed, the borrower will not be required to pay annual premiums in excess of the lesser of (i) 200% of the aggregate insurance premiums payable with respect to all the insurance coverage required in connection with the Jamboree Business Center Mortgage Loan for the last policy year in which coverage for terrorism was included as part of the “all risk” property insurance policy required for the Jamboree Business Center Mortgage Loan, adjusted annually by a percentage equal to the increase in the CPI, (ii) the amount of terrorism coverage that the borrower can purchase to provide terrorism coverage for the outstanding principal balance of the Jamboree Business Center Mortgage Loan, or (iii) the amount of terrorism coverage that the borrower can purchase for an amount equal to one-half (1/2) of the premium that the borrower is currently paying for the all-risk or special causes of loss property insurance required by the loan documents with a terrorism exclusion. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Jamboree Business Center Property during the loan term. At origination, the Jamboree Business Center Property had windstorm insurance coverage.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CLEVELAND TECHNOLOGY CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CLEVELAND TECHNOLOGY CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CLEVELAND TECHNOLOGY CENTER

Lake Erie
Burke Lakefront Airport
Cleveland Mem. Shoreway
Lakeland Frwy
Kirtland Park
Marginal Rd.
Rock and Roll Hall of Fame
Great Lakes Science Center
FirstEnergy Stadium
RTA GREEN, BLUE LINES
South Harbor
North Coast
West 3rd
North Point Tower
Galleria at Erieview
One Cleveland Center
Civic Center
Downtown
The Mall
Money Museum
Cleveland Play House
Playhouse Square
Plain Dealer Plaza
Campus District
Cleveland State University
St. Clair-Superior
Asian Town Center
AsiaTown
Asia Plaza
Cleveland Masonic Performance Arts Ctr.
The Children's Museum of Cleveland
University Circle 3 miles
Cleveland Technology Center
1425, 1555 & 1625 Rockwell Avenue
Cleveland, OH 44114
Bonfoey Gallery
Wolstein Center
Public Square
Soldiers' & Sailors' Monument
Warehouse District
Flats East Bank
Greater Cleveland Aquarium
Settlers Landing
Cleveland Horseshoe Casino
Quicken Loans Arena
Progressive Field
Gateway District
Tower City
St. Vincent Charity Medical Ctr.
Cuyahoga Comm. College-Metro Campus
Rock and Roll Hall of Fame and Museum Library & Archives
Jacobs Pavilion at Nautica
The Flats East Bank
The Flats West Bank
Scranton Peninsula
Willow Frwy
RTA RED, GREEN, BLUE LINES
Innerbelt Frwy
Cuyahoga River
Proposed Park
RTA RED LINE
Lutheran Hospital
Ohio City
West Side Market
W. 25th-Ohio City
Cuyahoga County
CLEVELAND
E. 34th-Campus
Industrial Valley
Tremont
Cleveland Hopkins Intl. Airport 10 miles
Lakeside Ave.
Hamilton Ave.
St. Clair Ave.
Rockwell Ave.
Superior Ave.
Payne Ave.
Chester Ave.
Euclid Ave.
Prospect Ave.
Carnegie Ave.
Central Ave.
Comm. College Ave.
Broadway Ave.
Woodland Ave.
Ontario St.
E. 9th St.
E. 14th St.
E. 17th St.
E. 18th St.
W. 3rd St.
W. 6th St.
W. 9th St.
W. 13th St.
E. 30th St.
E. 33rd St.
King Ave.
Perkins Ave.
Carter Rd.
Scranton Rd.
Train Ave.
Monroe Ave.
W. 25th St.
W. 7th St.
W. 5th St.
Jefferson Ave.
Rockefeller Ave.
Lake Erie
Mentor
Euclid
Lakewood
CLEVELAND
Cleveland Heights
Fairview Park
North Olmsted
Parma
Garfield Heights
North Royalton
Strongsville
Brunswick
Hudson
Macedonia
Twinsburg
Aurora
Solon
Bedford
Independence
Middleburg Heights
Brook Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Cleveland Technology Center

Loan Information				Property Information
Mortgage Loan Seller:	Argentic Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/S&P):	NR/NR/NR/NR			Property Type:	Other
Original Principal Balance:	$25,300,000			Specific Property Type:	Data Center
Cut-off Date Balance:	$25,300,000			Location:	Cleveland, OH
% of Initial Pool Balance:	4.0%			Size:	270,185 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$93.64
Borrower:	H5 Cleveland LLC; H5 Cleveland #2 LLC			Year Built/Renovated:	1920/2015
Borrower Sponsor:	H5 Data Centers and Joshua Simms			Title Vesting:	Fee
Mortgage Rate:	4.560%			Property Manager:	Self-managed
Note Date:	January 25, 2017			4th Most Recent Occupancy (As of):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	70.6% (12/31/2013)
Maturity Date:	February 6, 2022			2nd Most Recent Occupancy (As of):	70.6% (12/31/2014)
IO Period:	60 months			Most Recent Occupancy (As of):	75.0% (12/31/2015)
Loan Term (Original):	60 months			Current Occupancy (As of)(3):	75.4% (12/30/2016)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(4):	NAV
Call Protection:	L(25),D(31),O(4)			3rd Most Recent NOI (As of):	$2,279,094 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$2,549,360 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$3,632,318 (TTM 11/30/2016)
Additional Debt Type(1):	Future Mezzanine
				U/W Revenues(4):	$7,621,844
				U/W Expenses(4):	$3,254,593
				U/W NOI(4):	$4,367,251
				U/W NCF(4):	$4,043,029
Escrows and Reserves(2):				U/W NOI DSCR:	3.73x
				U/W NCF DSCR:	3.46x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	17.3%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	16.0%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$61,000,000
Replacement Reserves	$0	$4,504	NAP	As-Is Appraisal Valuation Date:	December 20, 2016
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	41.5%
Deferred Maintenance	$82,000	$0	NAP	LTV Ratio at Maturity:	41.5%

(1)	See “Subordinate and Mezzanine Indebtedness” section.

(2)	See “Escrows” section.

(3)	See “Historical Occupancy” section.

(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Cleveland Technology Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a data center property that includes, colocation, warehouse and office space in Cleveland, Ohio (the “Cleveland Technology Center Property”). The Cleveland Technology Center Mortgage Loan was originated on January 25, 2017 by Argentic Real Estate Finance LLC. The Cleveland Technology Center Mortgage Loan had an original principal balance of $25,300,000, has an outstanding principal balance as of the Cut-off Date of $25,300,000 and accrues interest at an interest rate of 4.560% per annum. The Cleveland Technology Center Mortgage Loan had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires payments of interest-only through the term of the Cleveland Technology Center Mortgage Loan. The Cleveland Technology Center Mortgage Loan matures on February 6, 2022.

Following the lockout period, the borrower has the right to defease the Cleveland Technology Center Mortgage Loan in whole, but not in part, on any date before November 6, 2021. In addition, the Cleveland Technology Center Mortgage Loan is prepayable in whole, but not in part, without penalty on or after November 6, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CLEVELAND TECHNOLOGY CENTER

Sources and Uses

Sources			Uses
Original loan amount	$25,300,000	40.9%	Purchase price	$60,675,000	98.2%
Borrower Sponsor’s new cash contribution	36,482,786	59.1	Reserves	82,000	0.1
			Closing costs	1,025,786	1.7

Total Sources	$61,782,786	100.0%	Total Uses	$61,782,786	100.0%

The Property. The Cleveland Technology Center Property is a 270,185 square foot data center facility located in downtown Cleveland, Ohio. The Cleveland Technology Center Property was built in 1920, most recently renovated in 2015, and consists of three five-story connected buildings situated on a 3.7-acre site. The Cleveland Technology Center Property features 148 parking spaces, resulting in a parking ratio of approximately 0.5 spaces per 1,000 feet of rentable area. The seller acquired the Cleveland Technology Center Property in 2013 and invested approximately $15.5 million to expand and build out additional data center and colocation space.

The Cleveland Technology Center Property features data center (41.8% of net rentable area), colocation (9.5%), office (2.2%), warehouse (22.6%), connectivity (1.5%) and raw vacant space (22.4%) and was 75.4% leased to 16 tenants as of December 30, 2016. The warehouse component of the Cleveland Technology Center Property is occupied by Defense Finance and Accounting Services (“DFAS”), a sector within the General Services Administration. The DFAS space is currently being utilized as storage space; however, it was initially built to be data center space and thus can easily be re-converted to data center use.

The three largest tenants at the Cleveland Technology Center Property account for approximately 62.8% of annual underwritten base rent and 34.5% of the net rentable area. Qwest/Century Link (NYSE: CTL) leases 68,045 square feet (25.2% of net rentable area) of data center space and has been in occupancy since 2000. Secure Data leases 10,775 square feet (4.0% of net rentable area) of colocation and office space and has invested approximately $2.0 million since taking occupancy in 2015. Sherwin Williams (NYSE: SHW) leases 14,399 square feet (5.3% of net rentable area) of colocation and office space and has invested approximately $6.7 million since taking occupancy in 2015.

According to the borrower sponsor, the Cleveland Technology Center Property occupies a strategic location along the Ohio corridor, serving as a midpoint between Chicago and New York and is situated on top of a fiber point of presence (POP), which provides access to most major fiber networks across the country. According to the appraiser, the Cleveland Technology Center Property provides 20 MVA of total facility IT capacity and 1,800 kilowatts of critical IT load to its tenants. Redundant power is supplied to the building from two separate grids through underground lines from the Lakeshore and Hamilton substations. Emergency power is provided through two sets of three 1.5 MW Volvo generators and four 825 kVA Eaton 9395 UPS systems. The Cleveland Technology Center Property has redundant fiber feeds supplied from more than ten carriers including CenturyLink, XO Communications, Windstream, and Zayo.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CLEVELAND TECHNOLOGY CENTER

The following table presents certain information relating to the tenancy at the Cleveland Technology Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Lease Expiration Date
Major Tenant
Qwest/Century Link(3)	BB+/Ba2/BB	68,045	25.2%	$27.89	$1,897,775	32.4%	2/28/2021(4)(5)
Secure Data	NR/NR/NR	10,775	4.0%	$83.37(6)	$898,345(6)	15.4%	7/31/2025(7)
Sherwin-Williams	A-/A3/A	14,399	5.3%	$61.02(8)	$878,682(8)	15.0%	6/1/2025(9)(10)
DFAS	AAA/Aaa/AA+	61,114	22.6%	$9.57	$585,127	10.0%	2/28/2020(5)
XO Communications	NR/NR/NR	16,800	6.2%	$30.06(11)	$504,936(11)	8.6%	5/31/2020(12)
Total Major Tenants		171,133	63.3%	$27.84	$4,764,865	81.5%

Non-Major Tenants		32,560	12.1%	$33.31	$1,084,486	18.5%

Occupied Collateral Total		203,693	75.4%	$28.72	$5,849,351	100.0%

Vacant Space		66,492	24.6%

Collateral Total		270,185	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through December 2017 totaling $585,597 and forward starting rent totaling $51,000 associated with an existing tenant’s new antenna lease that commences in April 2017.

(3)	Qwest/Century Link is currently only utilizing approximately 40% of its square footage.

(4)	Qwest/Century Link has four five-year lease renewal options.

(5)	See “Re-Capture Options” section.

(6)	Secure Data occupies 6,875 square feet of colocation space, for which they pay an Annual U/W Base Rent PSF of $122.22 ($140.04/kW/month) and 3,900 square feet of office space, for which they pay an Annual U/W Base Rent PSF of $14.90.

(7)	Secure Data has two five-year lease extension options.

(8)	Sherwin-Williams occupies 12,376 square feet of colocation space, for which they pay an Annual U/W Base Rent PSF of $67.41 ($139.05/kW/month) and 2,023 square feet of office space, for which they pay an Annual U/W Base Rent PSF of $21.94.

(9)	Sherwin-Williams has three five-year lease extension options.

(10)	Sherwin-Williams may terminate its lease if, in four or more calendar months during a rolling nine calendar month period, there is (i) continuous power unavailability or (ii) continuous allowable temperature instability lasting longer than eight consecutive hours by providing 15 days written notice after the end of such nine-month period.

(11)	XO Communications occupies 16,800 square feet of data center space, for which they pay an Annual U/W Base Rent PSF of $26.77. Additionally, included in Annual U/W Base Rent is $4,200 of annual rent from a license lease and $51,000 of annual rent from an antennae lease, both of which have no associated square footage.

(12)	XO Communications may terminate its license lease (0.1% of Annual U/W Base Rent) at any time by providing 30 days’ written notice.

Re-Capture Options. The borrower has a one-time right to re-capture a portion of the DFAS space and a one- time right to re-capture a portion of the Qwest/Century Link space (each such space, a “Re-Captured Space”) provided that, (i) the Re-Capture Space with respect to each lease is contiguous; (ii) no Re-Capture Space exceeds 35,000 square feet; (iii) the borrower enters into a master lease for the Re-Capture Space; (iv) the net cash flow debt yield prior to such termination and after giving effect to the master lease is not less than 15.5%; (v) there is no other master lease then in effect at the Cleveland Technology Center Property; and (vi) in connection with any re-capture of the Qwest/Century Link space, the borrower enters into a new lease or an amendment with Qwest/Century Link with (a) a gross per square foot rental rate equal to or greater than before such re-capture, (b) for at least 30,000 square feet and (c) for a term that expires at least four years after maturity of the Cleveland Technology Center Mortgage Loan.

If the borrower enters into a Master Lease Replacement Lease (defined below), the borrower may partially release or modify the master lease to release such space and reduce the master lease rent by up to 80% of the rent under the master lease Replacement Lease. The borrower may terminate the master lease once the master lease rent has been reduced to $0.00.

“Master Lease Replacement Lease” means any lease entered into for all or a portion of the space demised under a master lease where the tenant has taken occupancy and commenced the full payment of rent, with a term equal to three years or longer, with no termination right by tenant and for which the lender has received an estoppel.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CLEVELAND TECHNOLOGY CENTER

The following table presents certain information relating to the lease rollover schedule at the Cleveland Technology Center Property:

Lease Expiration Schedule (1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	1	20,000	7.4%	20,000	7.4%	$360,000	6.2%	$18.00
2018	2	33	0.0%	20,033	7.4%	$14,530	0.2%	$440.29
2019	3	1,154	0.4%	21,187	7.8%	$111,933	1.9%	$97.00
2020	6	78,053	28.9%	99,240	36.7%	$1,102,794	18.9%	$14.13
2021	4	76,185	28.2%	175,425	64.9%	$2,181,181	37.3%	$28.63
2022	1	1,719	0.6%	177,144	65.6%	$254,610	4.4%	$148.12
Thereafter	5	26,549	9.8%	203,693	75.4%	$1,824,304	31.2%	$68.71
Vacant	0	66,492	24.6%	270,185	100.0%	$0	0.0%	$0.00
Total/Weighted	22	270,185	100.0%			$5,849,351	100.0%	$28.72

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Cleveland Technology Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(2)	12/31/2014(2)	12/31/2015(2)	12/30/2016(3)(4)
NAV	70.6%	70.6%	75.0%	75.4%

(1)	Historical Occupancy prior to 2013 is not available as the Cleveland Technology Center Property was acquired by the seller in 2013.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

(4)	Qwest/Century Link is currently only utilizing approximately 40% of its 68,045 square feet (25.2% of net rentable area) of space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CLEVELAND TECHNOLOGY CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Cleveland Technology Center Property:

Cash Flow Analysis(1)

	2014	2015	TTM 11/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(2)	$3,162,522	$3,830,931	$5,056,679	$5,849,351(3)	76.7%	$21.65(3)
Grossed Up Vacant Space	0	0	0	1,701,681	22.3	6.30
Total Reimbursables	1,126,151	1,439,998	1,637,643	1,673,312	22.0	6.19
Other Income	132,833	94,311	99,181	99,181	1.3	0.37
Less Vacancy & Credit Loss	0	0	0	(1,701,681)(4)	(22.3)	(6.30)
Effective Gross Income	$4,421,505	$5,365,240	$6,793,503	$7,621,844	100.0%	$28.21

Total Operating Expenses	$2,142,412	$2,815,880	$3,161,185	$3,254,593	42.7%	$12.05

Net Operating Income	$2,279,094	$2,549,360	$3,632,318(3)	$4,367,251(3)	57.3%	$16.16
TI/LC	0	0	0	270,185	3.5	1.00
Capital Expenditures	0	0	0	54,037	0.7	0.20
Net Cash Flow	$2,279,094	$2,549,360	$3,632,318	$4,043,029	53.0%	$14.96

NOI DSCR	1.95x	2.18x	3.11x	3.73x
NCF DSCR	1.95x	2.18x	3.11x	3.46x
NOI DY	9.0%	10.1%	14.4%	17.3%
NCF DY	9.0%	10.1%	14.4%	16.0%

(1)	Historical financial information prior to 2014 is not available as the Cleveland Technology Center Property was acquired by the seller in 2013.
(2)	Historical Base Rent is reflective of any rent abatements that were provided to tenants.

(3)	Base Rent includes forward starting rent totaling $51,000 associated with an existing tenant’s new antenna lease that commences in April 2017 and contractual rent steps through December 2017 totaling $585,597, which collectively account for the main increase in U/W Net Operating Income.

(4)	The underwritten economic vacancy is 18.4%. The Cleveland Technology Center Property was 75.4% physically occupied as of December 30, 2016.

Appraisal. As of the appraisal valuation date of December 20, 2016, the Cleveland Technology Center Property had an “as-is” appraised value of $61,000,000.

Environmental Matters. According to the Phase I environmental assessment dated December 21, 2016, there was evidence of a recognized environmental condition (“REC”) related to the historical use of the Cleveland Technology Center Property for industrial and auto repair purposes since at least the 1930s until the mid-1980s. Historical RECs related to a leaking underground storage tank (“LUST”) case that achieved “no further action” status but for which closure documents were unavailable were also identified in the Phase I environmental assessment. The Phase I environmental assessment recommended further investigation of the property to determine if the RECs resulted in any subsurface impact or vapor concern. In lieu of subsurface investigation, the borrower obtained a Lender Environmental Collateral Protection and Liability Insurance policy (“Policy”) that provides $5,000,000 in coverage (with a $25,000 self-insured retention) for third party claims and for cleanup costs if a governmental agency requires cleanup. The Policy has an eight-year term with an option to acquire an additional three-year extended reporting period. The Policy was issued by Zurich Insurance Company, which has an AM Best rating of A+ (XV) and an S&P rating of AA-. See “Description of the Mortgage Pool–Mortgage Pool Characteristics–Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Cleveland Technology Center Property is located in the central business district of Cleveland, Ohio, one mile west of Interstate 90 and two miles north of Interstate 77. The Cleveland Technology Center Property benefits from access to most major metropolitan fiber networks and long haul national networks due to its location directly on top of a fiber point of presence (POP).

According to the appraisal, the Ohio data center market benefits from tax incentives and lower energy costs in an environment with a low risk of natural disasters. A state tax incentive program was initiated in Ohio in 2011 and has since been updated to allow tenants of colocation data center facilities to be eligible as well.

According to the appraisal, many of the data centers located in the Ohio data center market have historically been comprised of owner-user/enterprise data centers or smaller colocation companies. However, recently a number of cloud companies have expressed interest or have invested in the construction of projects in the data center market. For example, Amazon recently completed an approximately $1.1 billion web services data center that spans three townships in Central Ohio, approximately 150 miles southwest of the Cleveland Technology Center Property. Additionally, the Ohio Board of Regents and Ohio Academic Resources Network recently invested $13 million in broadband network equipment to increase bandwidth to 100 Gbps, resulting in faster and stronger connections.

Data center rents at the Cleveland Technology Center Property range from $18.00 to $28.08 per square foot, with an average of $25.98 per square foot, all on a triple net basis. The appraiser concluded to market rents for the Cleveland Technology Center Property of $16.00 per square foot, on a triple net basis, for data center space. However, the appraiser noted that higher rents on renewals can be achieved due to the amount of tenant capital expenditures invested into a space, high costs associated with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CLEVELAND TECHNOLOGY CENTER

mirroring all systems while migrating to another location and significant effort required for design, engineering and implementation planning. Such planning and migration can take up to 1.5 to 2.0 years, depending on scale. Based on new and renewal comparable leases provided by the appraiser, market rents on average are approximately 31% higher for lease renewals versus new leases. All data center tenants at the Cleveland Technology Center Property (41.8% of net rentable area) have been in occupancy for at least 16 years.

Colocation rents at the Cleveland Technology Center Property range from $100.00/kW/Month to $169.74/kW/Month, with an average of $140.57/kW/Month, on a modified gross basis. The appraiser concluded to market rents for the Cleveland Technology Center Property of $140.00/kW/Month on a modified gross basis for colocation space. The following table presents certain information relating to comparable colocation leases:

Comparable Leases(1)

U.S. Market	Date	Power (kW)	Term	Rent/kW/ Month	Lease Type
Healthcare	3Q2016	1,000	12 Years	$136.00	Modified Gross
Cloud Services Provider	1Q2016	1,200	6 Years	$132.61	Modified Gross
Cloud Services Provider	1Q2016	1,200	7 Years	$128.75	Modified Gross
Oil & Gas	4Q2015	450	6 Years	$125.00	Modified Gross
Confidential	3Q2015	360	5 Years	$144.00	Modified Gross
Confidential	2Q2015	150	5 Years	$166.13	Modified Gross
Confidential	2Q2015	200	5 Years	$156.20	Modified Gross
Healthcare	2Q2015	1,000	7 Years	$155.00	Modified Gross
Software	2Q2015	250	5 Years	$145.00	Modified Gross
Technology	1Q2015	500	5 Years	$135.00	Modified Gross
Confidential	1Q2015	400	10 Years	$142.34	Modified Gross
Healthcare	1Q2015	1,000	7 Years	$155.00	Modified Gross
Information Protection	2Q2014	1,200	5 Years	$128.00	Modified Gross
Web Retailer	2Q2014	410	4 Years	$131.33	Modified Gross
Cloud Services Provider	1Q2014	1,200	5 Years	$130.00	Modified Gross
Enterprise Software & Hardware	1Q2014	500	3 Years	$135.00	Modified Gross

(1)	Information obtained from the appraisal.

The Borrower. The borrower comprises two tenants-in-common: H5 Cleveland LLC and H5 Cleveland #2 LLC, which hold a 65.0% and 35.0% interest, respectively, in the Cleveland Technology Center Property. Each of the borrower entities is a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cleveland Technology Center Mortgage Loan. Joshua Simms, an indirect owner of the borrower, is the guarantor of certain nonrecourse carve-outs under the Cleveland Technology Center Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are H5 Data Centers, LLC (“H5”) and Joshua Simms. Joshua Simms is the chief executive officer and founder of H5, a privately-owned national colocation and wholesale data center provider with over 1.0 million square feet under management in nine US markets.

Escrows. The loan documents provide for an upfront reserve in the amount of $82,000 for deferred maintenance and ongoing monthly escrows of $4,504 for replacement reserves. Following the occurrence and during the continuance of a Cash Management Period (as defined below), the loan documents require ongoing monthly escrows in the amount of one-twelfth of the annual real estate taxes and insurance premium, as estimated by the lender and $22,515 for tenant improvements and leasing commissions.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the debt service coverage ratio being less than 1.75x at the end of any calendar quarter; or (iii) the equity owner of the borrowers entering into an approved mezzanine loan (see “Subordinate and Mezzanine Indebtedness” section). A Cash Management Period will end, with regard to clause (i), upon the cure of such event of default, provided no other event of default has occurred and is continuing; and with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.75x for two consecutive calendar quarters. There is no end to a Cash Management Period that commences pursuant to clause (iii), and such Cash Management Period will exist for the duration of the Cleveland Technology Center Mortgage Loan thereafter.

Lockbox and Cash Management. The Cleveland Technology Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager direct all tenants to pay rent directly into such lockbox account. Prior to the occurrence of a Cash Management Period, all funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Management Period (other than a Cash Management Period triggered solely due to the existence of an approved mezzanine loan, unless such approved mezzanine loan is currently in default), all funds are swept to a lender-controlled cash management account. If the Cash Management Period was triggered solely due to the existence of an approved mezzanine loan, all funds remaining after payment of reserves, approved operating expenses and debt service will be (x) if there is no default under such approved mezzanine loan, disbursed to borrower and (y) if there is a default under such approved mezzanine loan, swept to a lender-controlled cash management account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CLEVELAND TECHNOLOGY CENTER

Property Management. The Cleveland Technology Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Cleveland Technology Center Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the identity, experience, financial condition and creditworthiness of the proposed transferee and guarantor are satisfactory to lender; (iii) execution of a recourse guaranty by a replacement guarantor acceptable to the lender; and (iv) the lender has received confirmation from DBRS, Fitch, Moody’s and S&P that such transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates.

Partial Release. Not Permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The borrower is permitted to incur future mezzanine debt provided that certain conditions are satisfied, including (i) a maximum combined loan-to-value ratio of 65.0%; (ii) a minimum combined debt service coverage ratio of 1.55x; (iii) a minimum combined net cash flow debt yield of no less than 10.25%; (iv) receipt of a rating agency confirmation that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates; (v) the execution of an intercreditor agreement acceptable to the lender; and (vi) no event of default exists with respect to the Cleveland Technology Center Mortgage Loan.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Cleveland Technology Center Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FIVE STAR SELF-STORAGE PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FIVE STAR SELF-STORAGE PORTFOLIO

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Five Star Self-Storage Portfolio

1	Lohr Circle	Ann Arbor, MI
2	Ferndale	Ferndale, MI
3	Airey Court	Ann Arbor, MI
4	Highland	Highland Township, MI
5	Chesterland	Chesterland, OH
6	Englewood	Clayton, OH
7	Lansing	Lansing, MI

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – Five Star Self-Storage Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Fitch/Moody’s/S&P):	NR/NR/NR/NR			Property Type:	Self Storage
Original Principal Balance(1):	$24,500,000			Specific Property Type:	Self Storage
Cut-off Date Balance(1):	$24,466,524			Location:	Various – See Table
% of Initial Pool Balance:	3.9%			Size:	392,102 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$62.40
Borrower:	Five Star Store It Michigan 1 SPE, LLC			Year Built/Renovated:	Various – See Table
Borrower Sponsors:	Fred Phillip Schwartz; Susan Hoffman; Baruch Chaim Manies			Title Vesting:	Fee
Mortgage Rate:	5.730%			Property Manager:	Self-managed
Note Date:	February 2, 2017			4th Most Recent Occupancy (As of)(3):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(3):	79.4% (12/31/2013)
Maturity Date:	February 6, 2027			2nd Most Recent Occupancy (As of)(3):	84.9% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of)(3):	83.1% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	90.6% (12/31/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon			4th Most Recent NOI (As of)(4):	NAV
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(4):	$1,193,990 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			2nd Most Recent NOI (As of)(4):	$1,874,551 (12/31/2015)
Lockbox Type:	Hard/Upfront Cash Management			Most Recent NOI (As of)(4):	$2,392,927 (12/31/2016)
Additional Debt(1):	Yes
Additional Debt Type(1):	Mezzanine			U/W Revenues:	$3,676,086
				U/W Expenses:	$1,301,534
				U/W NOI:	$2,374,552
				U/W NCF:	$2,351,259
Escrows and Reserves(2):				U/W NOI DSCR(1):	1.39x
				U/W NCF DSCR(1):	1.37x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	9.7%
Taxes	$182,742	$29,007	NAP	U/W NCF Debt Yield(1):	9.6%
Insurance	$24,956	Springing	NAP	As-Is Appraised Value:	$38,100,000
Replacement Reserves	$0	$1,941	NAP	As-Is Appraisal Valuation Date:	Various
Deferred Maintenance	$506,563	$0	NAP	Cut-off Date LTV Ratio(1):	64.2%
Environmental Reserve	$719,000	$0	NAP	LTV Ratio at Maturity(1):	54.1%

(1)	See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the Five Star Self-Storage Portfolio Mortgage Loan borrower has been pledged to secure mezzanine indebtedness with an original principal balance of $1,500,000. The Cut-off Date Balance, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield, U/W NCF Debt Yield, Cut-of Date LTV Ratio and LTV Ratio at Maturity shown in the chart above are based solely on the Five Star Self-Storage Portfolio Mortgage Loan. As of the Cut-off Date, the combined U/W NCF DSCR, Cut-off Date LTV Ratio and the U/W NCF Debt Yield were 1.24x, 68.2% and 9.1%, respectively.

(2)	See “Escrows” section.

(3)	See “Historical Occupancy” section.

(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Five Star Self-Storage Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering seven self-storage properties located in Michigan and Ohio (the “Five Star Self-Storage Portfolio Properties”). The Five Star Self-Storage Portfolio Mortgage Loan was originated on February 2, 2017 by Rialto Mortgage Finance, LLC. The Five Star Self-Storage Portfolio Mortgage Loan had an original principal balance of $24,500,000, has an outstanding principal balance as of the Cut-off Date of $24,466,524 and accrues interest at an interest rate of 5.730% per annum. The Five Star Self-Storage Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Five Star Self-Storage Portfolio Mortgage Loan matures on February 6, 2027.

Following the lockout period, the borrower has the right to defease the Five Star Self-Storage Portfolio Mortgage Loan in whole, but not in part, on any date before November 6, 2026. In addition, the Five Star Self-Storage Portfolio Mortgage Loan is prepayable without penalty on or after November 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FIVE STAR SELF-STORAGE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$24,500,000	94.2%	Loan payoff	$15,305,340	58.9%
Mezzanine loan	1,500,000	5.8	Closing costs	847,359	3.3
			Reserves	1,433,260	5.5
			Return of equity	8,414,041	32.4
Total Sources	$26,000,000	100.0%	Total Uses	$26,000,000	100.0%

The Properties. The Five Star Self-Storage Portfolio Properties comprise seven self-storage properties totaling 392,102 square feet located in Michigan and Ohio. The Five Star Self-Storage Portfolio Properties contain a mix of 469 climate controlled units (10.6% net rentable square feet; 15.0% of units) and 2,472 non-climate controlled units (87.0% of net rentable square feet; 79.1% of units). The Five Star Self-Storage Portfolio Properties also contain 174 RV storage and parking units, two office units and eight light industrial units. Since the acquisition, the borrower sponsors have invested approximately $2.6 million in general capital improvements, roof replacements, new signage, asphalt work, security upgrades and the construction of new buildings with additional units at the Five Star Self-Storage Portfolio Properties. As of December 31, 2016, the Five Star Self-Storage Portfolio Properties were 90.6% occupied.

The following table presents certain information relating to the unit mix of the Five Star Self-Storage Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)	Year Built/ Renovated	Net Rentable Area (SF)	As-Is Appraised Value	Allocated Cut-off Date LTV
Lohr Circle – Ann Arbor, MI	$5,264,797	21.5%	91.5%	1984/NAP	70,300	$8,300,000	63.4%
Ferndale – Ferndale, MI	$5,198,987	21.2%	93.1%	2001/NAP	59,163	$8,050,000	64.6%
Airey Court – Ann Arbor, MI	$4,098,343	16.8%	87.9%	1995/2014	63,675	$6,450,000	63.5%
Highland – Highland Township, MI	$3,619,548	14.8%	94.9%	1999/2015	70,864	$5,700,000	63.5%
Chesterland – Chesterland, OH	$2,961,448	12.1%	83.1%	1999/2016	54,205	$4,500,000	65.8%
Englewood – Clayton, OH	$1,974,299	8.1%	88.6%	1987/2015	44,425	$3,000,000	65.8%
Lansing – Lansing, MI	$1,349,104	5.5%	95.2%	1985/NAP	29,470	$2,100,000	64.2%
Total/Weighted Average	$24,466,524	100.0%	90.6%		392,102	$38,100,000	64.2%

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Five Star Self-Storage Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)(2)	12/31/2014(1)(3)(5)	12/31/2015(1)(3)(4)(5)	12/31/2016(5)(6)
NAV	79.4%	84.9%	83.1%	90.6%

(1)	Information obtained from the borrower.

(2)	2013 Historical Occupancy only includes occupancy for the Lohr Circle and Airey Court properties.

(3)	2014 Historical Occupancy includes occupancy for the Lohr Circle, Ferndale (September 2014-December 2014), Airey Court and Highland (February 2014 – December 2014) properties.

(4)	2015 Historical Occupancy includes occupancy for all properties. The Lansing property was purchased in September 2015 and includes (September 2015 – December 2015) occupancy.

(5)	The Airey Court property (16.8% of the portfolio Cut-off Date Balance) added 96 units in 2014. The Highland property (14.8% of the portfolio Cut-off Date Balance) added 112 units in early 2015 and the Chesterland property (12.1% of the portfolio Cut-off Date Balance) added 99 units in early 2016.

(6)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FIVE STAR SELF-STORAGE PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Five Star Self-Storage Portfolio Properties:

Cash Flow Analysis

	2014(1)	2015(2)(3)	2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,056,145	$2,712,910	$3,294,093	$3,508,067	95.4%	$8.95
Grossed Up Vacant Space	0	0	0	402,759	11.0	1.03
Concessions	0	0	0	0	0.0	0.00
Other Income(4)	44,973	176,567	222,832	222,832	6.1	0.57
Less Vacancy & Credit Loss	0	0	0	(457,572)(5)	(12.4)	(1.17)

Effective Gross Income	$2,101,118	$2,889,477	$3,516,925	$3,676,086	100.0%	$9.38

Total Operating Expenses	$907,128	$1,014,926	$1,123,999	$1,301,534	35.4%	$3.32

Net Operating Income	$1,193,990	$1,874,551	$2,392,927	$2,374,552	64.6%	$6.06
Capital Expenditures	0	0	0	23,294	0.6	0.06
Net Cash Flow	$1,193,990	$1,874,551	$2,392,927	$2,351,259	64.0%	$6.00

NOI DSCR	0.70x	1.09x	1.40x	1.39x
NCF DSCR	0.70x	1.09x	1.40x	1.37x
NOI DY	4.9%	7.7%	9.8%	9.7%
NCF DY	4.9%	7.7%	9.8%	9.6%
(1)	2014 cash flows include cash flows from the Lohr Circle, Ferndale, Airey Court and Highland properties. The borrower sponsor acquired the Ferndale and Highland properties in 2014. The Chesterland, Englewood and Lansing properties were acquired in 2015.

(2)	The Airey Court property (16.8% of the portfolio Cut-off Date Balance) added 96 self-storage units in 2014. The Highland property (14.8% of the portfolio Cut-Off Date Balance) added 112 self-storage units in early 2015 and the Chesterland property (12.1% of the portfolio Cut-off Date Balance) added 99 self-storage units in early 2016, which resulted in increasing revenues from 2014 through 2016.

(3)	The Lansing property was acquired in September 2015; therefore, the 2015 cash flow does not include a full year of operations for the Lansing property.

(4)	Other Income includes product sales, late fees, insurance income, U-Haul truck rental income and miscellaneous fees.

(5)	The underwritten economic vacancy is 11.7%. The Five Star Self-Storage Portfolio Properties were 90.6% physically occupied as of December 31, 2016.

Appraisal. As of the appraisal valuation dates of November 15, 2016 through November 23, 2016, the Five Star Self-Storage Portfolio Properties had an “as-is” appraised value of $38,100,000.

Environmental Matters. According to Phase I environmental assessments dated December 6, 2016 through December 12, 2016, there was no evidence of any recognized environmental conditions at five of the seven Five Star Self-Storage Portfolio Properties.

According to the Phase I environmental assessment for the Ferndale property, a former occupant, Reichhold Chemical Company (“Reichhold”), used or generated certain compounds from early 1920 through 1997. Pursuant to a consent order between Reichhold and the State of Michigan Department of Environmental Quality (“MDEQ”) in 1994, the site has undergone extensive groundwater remediation activities and is currently under an ongoing groundwater monitoring program. The site is listed on various state and federal databases, and the MDEQ required Reichhold to implement a work plan and to post a $719,000 financial assurance related to the continued remediation of the Ferndale property. The borrower has proposed a Corrective Action Long Term Agreement (“CALTA”), which includes a form of work plan for ongoing monitoring, operations and maintenance of engineering controls and implementation of institutional controls. Pending approval by MDEQ of the CALTA, the borrower has posted a mirror financial assurance with the lender in the amount of $719,000 (environmental reserve). Additionally, the Phase I environmental assessment for the Lansing property noted a controlled recognized environmental condition (“CREC”) due to contamination from an offsite source. The Phase I ESA recommended no further action with regard to the CREC. The borrower obtained an environmental impairment liability insurance policy from Beazley (Lloyd’s of London 623/2623) with a policy limit of $2.0 million per incident and in the aggregate, a deductible of $100,000 and a 121 month term with a 36-month extended reporting period listing both the Ferndale and Lansing properties as covered locations. The lender with its successors, assigns and /or affiliates is named as an additional named insured under the policy. The policy premium was paid in full at closing. Lloyds Syndicates 623/2623 has an A.M. Best rating of “A”. See “Description of the Mortgage Pool-Mortgage Pool Characteristics-Environmental Considerations” in the Preliminary Prospectus.

The Borrower. The borrower is Five Star Store It Michigan 1 SPE, LLC, a single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Five Star Self-Storage Portfolio Mortgage Loan. Fred Phillip Schwartz, Susan Hoffman and Baruch Chaim Manies, the indirect owners of the borrower, are the joint and several guarantors of certain nonrecourse carveouts under the Five Star Self-Storage Portfolio Mortgage Loan.

The Borrower Sponsors. The borrower sponsors, Fred Phillip Schwartz, Susan Hoffman and Baruch Chaim Manies created The Five Star Store It Group (“Five Star”) brand. The company has an investment strategy that acquires underperforming self-storage properties in the eastern United States. According to the borrower sponsors, Five Star creates value at the properties they acquire through property management, marketing, disciplined expense controls, and by renovating or expanding properties to maximize revenues. Five Star currently owns and operates 17 storage properties in Ohio and Michigan totaling over 6,400 units or 898,400 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FIVE STAR SELF-STORAGE PORTFOLIO

Escrows. The loan documents provide for upfront reserves in the amount of $182,742 for real estate taxes, $24,956 for insurance, $506,563 for deferred maintenance and $719,000 for an environmental reserve. The loan documents require ongoing monthly deposits of $29,007 for real estate taxes and $1,941 for replacement reserves. The loan documents do not require monthly escrows for insurance premiums provided that the Five Star Self-Storage Portfolio Properties are: (i) insured via an acceptable blanket insurance policy and the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of the insurance premiums when due and (ii) the borrower maintains an amount equal to the required insurance premium deposit.

Lockbox and Cash Management. The Five Star Self-Storage Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place and requires the borrower and the property manager to require all credit card companies under merchant agreements to pay receipts directly into such lockbox account. The borrower and the property managers are required to deposit all rents and any other income of the Five Star Self-Storage Portfolio Properties directly into such lockbox account once per calendar week. Prior to the occurrence of a Cash Sweep Event (as defined below) or a Mezzanine Cash Trap Event (as defined below), all funds on receipt in the lockbox account will be transferred into a cash management account and such amounts will be applied in accordance with the loan documents and any excess cash flow will be disbursed to the borrower. During a Cash Sweep Event or a Mezzanine Cash Trap Event, all excess cash flow will be swept to a lender-controlled subaccount.

A “Cash Sweep Event” will commence upon the earlier of (i) an event of default; (ii) any bankruptcy action of the borrower or any guarantor; or (iii) the amortizing debt service coverage ratio being less than 1.10x at the end of any trailing 12-month period. A Cash Sweep Event will end with respect to clause (i), when such event of default has been cured; with respect to clause (ii), when such bankruptcy action has been discharged, stayed, or dismissed, within 30 days for the borrowers and 60 days for the guarantors; and, with respect to clause (iii), when the amortizing debt service coverage ratio based upon the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters.

A “Mezzanine Cash Trap Event” means an event of default under the Mezzanine Loan Documents and shall end when the event of default has been cured.

Property Management. The Five Star Self-Storage Portfolio Properties are managed by an affiliate of the borrower.

Assumption. The borrower has a right to transfer the Five Star Self-Storage Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch, Moody’s and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates.

Partial Release. Partial release of an individual Five Star Self-Storage Portfolio Property is not permitted; however, the borrower may obtain the release of two unimproved outparcels (as described in the Five Star Self-Storage Portfolio Mortgage Loan documents), provided, among other things, the loan-to-value ratio of the Five Star Self-Storage Portfolio Properties at the time of the release (as determined by lender) is not greater than 125% (provided further that the Five Star Self-Storage Portfolio Loan Documents permit the borrower to prepay an amount equal to either (a) the amount necessary to cause the loan-to-value ratio to be 125% or less or (b) a lesser amount, provided that an opinion of counsel opines that the release does not cause any portion of the Five Star Self-Storage Mortgage Loan to cease being a qualified mortgage of the securitization for tax purposes).

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. As of February 2, 2017, Quadrant Mezzanine Partners, LLC, is the holder of a mezzanine loan in the original amount of $1,500,000 from Five Star Store It Michigan 1, LLC, a Delaware limited liability company that directly owns 100.0% of the Five Star Self-Storage Portfolio Mortgage Loan borrower. The mezzanine loan accrues interest at an interest rate of 12.000% per annum, requires payments of interest only and matures on February 6, 2027. Certain of the rights of the Five Star Self-Storage Portfolio Mezzanine Loan Lender are further described under “Description of the Mortgage Pool-Additional Indebtedness (Mezzanine Indebtedness)” in the Preliminary Prospectus.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Five Star Self-Storage Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Carrollton Avenue Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Carrollton Avenue Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Carrollton Avenue Shopping Center

Carrollton Avenue Shopping Center
3600, 3700 & 3800 South Carrollton Avenue;
8100 Palm Street; 2 & 3900 Dublin Street
New Orleans, LA 70118
Lake Pontchartrain
LAKE PONTCHARTRAIN CAUSEWAY
Breakwater Park
New Canal Lighthouse
Lakeshore Dr
University of New Orleans
Elysian Fields Ave
Robert E. Lee Blvd
West End
Gentilly
Live Oak St
Lakeway Center
Esplanade Ave
Lake Ave
Bellaire Dr
Pontchartrain Blvd
Bonnabel Blvd
Filmore Ave
Marconi Dr
North Course at City Park
St. Bernard Ave
Paris Ave
Mirabeau Ave
The Place Plaza
Lakeside Shopping Center
Louis Armstrong New Orleans Intl. Airport 8 miles
Harrison Ave
Lakeview
LaBorde Lookout
Wisner Blvd
ORLEANS PARISH
Canal Blvd
City Park
Dillard University
Gentilly Blvd
10
610
90
W. Napoleon Ave
METAIRIE
Ted Gormley Stadium
New Orleans Museum of Art
Metairie Rd
Delgado Community College
Fairgrounds Racetrack
City Park Ave
Esplanade Ave
Broad Ave
St. Bernard Ave
JEFFERSON PARISH
Severn Ave
Causeway Blvd
Metairie Country Club
New Orleans Country Club
STREETCAR
Mid City
Orleans Ave
61
Airline Dr
Canal St
Banks St
Earhart Expwy
LA 3139
John Ryan Stadium
Treme-Lafitte
Tulane Ave
Mahalia Jackson Theater
Jefferson
Earhart Blvd
Xavier University of Louisiana
Tulane-Gravier
Jefferson Hwy
Ochsner Medical Center
Claiborne Ave
Carrollton Ave
Broad St
LSU MEDICAL CENTER
French Market
Jackson Sq.
FRENCH QUARTER
Tulane Med. Ctr.
NEW ORLEANS
Carrollton
Mississippi River
River Rd
Willow St
Leake Ave
Place St. Charles
Audubon Aquarium
Champion Square
One Shell Plaza
Mercedes-Benz Superdome
CBD
Riverwalk Marketplace
Smoothie King Ctr.
National WWII Museum
HUEY P. LONG BRIDGE
Bridge City
Yulman Stadium
Broadmoor
Nashville Ave
New Orleans E. N. Morial Convention Center
Claiborne Ave
Central City
Magazine St
Tulane University
Ochsner Baptist Medical Ctr.
Freret
Freret St
Loyola University
Lower Garden District
St. Charles Ave
Louisiana Ave
Felicity St
Jackson Ave
Audubon Park Golf Course
Napoleon Ave
Garden District
Audubon
Uptown
Irish Channel
Magazine St
Children's Hospital New Orleans
Tchoupitoulas St
Gretna
West Riverside
Harvey
8th St
Marrero
Lake Pontchartrain
NEW ORLEANS
Kenner
Gentilly
Metairie
River Ridge
Shrewsbury
Elmwood
Harahan
Bridge City
Waggaman
Avondale
Westwego
Marrero
Gretna
Terrytown
Harvey
Algiers
Timberlane
Belle Chasse
Estelle
Woodmere
Lake Cataouatche

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Carrollton Avenue Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/S&P):	NR/NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$22,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$22,000,000			Location:	New Orleans, LA
% of Initial Pool Balance:	3.5%			Size:	206,069 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$106.76
Borrower:	Carrollton Central Plaza Associates Fee Owner, LLC			Year Built/Renovated:	2002/NAP
Borrower Sponsor:	Jeffrey J. Feil			Title Vesting:	Fee
Mortgage Rate:	4.990%			Property Manager:	Self-managed
Note Date:	December 22, 2016			4th Most Recent Occupancy (As of):	100.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2014)
Maturity Date:	January 11, 2027			2nd Most Recent Occupancy (As of):	93.0% (12/31/2015)
IO Period:	60 months			Most Recent Occupancy (As of):	100.0% (10/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (1/1/2017)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$1,460,706 (12/31/2013)
Call Protection:	L(26),D(90),O(4)			3rd Most Recent NOI (As of):	$2,007,655 (12/31/2014)
Lockbox Type:	Soft/Springing Cash Management			2nd Most Recent NOI (As of):	$1,930,357 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of):	$1,971,259 (TTM 9/30/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$2,506,876
				U/W Expenses:	$503,560
				U/W NOI:	$2,003,315
				U/W NCF:	$1,952,304
				U/W NOI DSCR:	1.42x
Escrows and Reserves(1):				U/W NCF DSCR:	1.38x
				U/W NOI Debt Yield:	9.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.9%
Taxes	$0	$7,934	NAP	As-Is Appraised Value:	$38,320,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	November 25, 2016
Replacement Reserves	$0	$859	NAP	Cut-off Date LTV Ratio:	57.4%
TI/LC Reserve	$0	$6,010	$216,372	LTV Ratio at Maturity:	52.9%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Carrollton Avenue Shopping Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in New Orleans, Louisiana (the “Carrollton Avenue Shopping Center Property”). The Carrollton Avenue Shopping Center Mortgage Loan was originated on December 22, 2016 by Wells Fargo Bank, National Association. The Carrollton Avenue Shopping Center Mortgage Loan had an original principal balance of $22,000,000, has an outstanding principal balance as of the Cut-off Date of $22,000,000 and accrues interest at an interest rate of 4.990% per annum. The Carrollton Avenue Shopping Center Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments during the first 60 payment periods, followed by payments of principal and interest based on a 30-year amortization schedule. The Carrollton Avenue Shopping Center Mortgage Loan matures on January 11, 2027.

Following the lockout period, the borrower has the right to defease the Carrollton Avenue Shopping Center Mortgage Loan in whole, but not in part, on any date before October 11, 2026. In addition, the Carrollton Avenue Shopping Center Mortgage Loan is prepayable without penalty on or after October 11, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Carrollton Avenue Shopping Center

Sources and Uses

Sources			Uses
Original loan amount	$22,000,000	100.0%	Loan payoff(1)	$0	0.0%
			Closing costs	369,953	1.7
			Return of equity(1)	21,630,047	98.3
Total Sources	$22,000,000	100.0%	Total Uses	$22,000,000	100.0%

(1)	The Carrollton Avenue Shopping Center Property was previously unencumbered.

The Property. The Carrollton Avenue Shopping Center Property is an anchored retail property containing 206,069 square feet and located in New Orleans, Louisiana, approximately 2.8 miles northwest of the New Orleans central business district. Built in 2002 and situated on a 5.5-acre site, the Carrollton Avenue Shopping Center Property is anchored by Costco Wholesale Corporation (“Costco”) (subject to a ground lease; 72.8% of the net rentable area, 52.0% of underwritten base rent)(rated A+/A1/A+ by Fitch/Moody’s/S&P). Costco invested $42.0 million into the construction of their store in 2013, alongside a $2.0 million investment by the City of New Orleans into the roads and infrastructure surrounding the Carrollton Avenue Shopping Center Property. The remaining portion of the Carrollton Avenue Shopping Center Property is occupied by 12 tenants, which account for an average of 2.3% of the net rentable area. According to the borrower sponsor, Costco executed a 20-year triple net lease expiring May 31, 2033 with seven, five-year renewal options. The Carrollton Avenue Shopping Center Property’s tenancy has a weighted average remaining lease term of 13.8 years, and approximately 83.7% of the net rentable area and 68.3% of the underwritten base rent is accounted for by investment grade credit tenants. The Carrollton Avenue Shopping Center Property contains 942 surface parking spaces, accounting for a parking ratio of 4.6 spaces per 1,000 square feet of rentable area. As of January 1, 2017, the Carrollton Avenue Shopping Center Property was 100.0% occupied by 13 tenants.

The following table presents certain information relating to the tenancies at the Carrollton Avenue Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Anchor Tenants
Costco(3)	A+/A1/A+(4)	150,000	72.8%	$8.00(3)	$1,200,000(3)	52.0%	NAV	NAV	5/31/2033(5)(6)
Total Anchor Tenants		150,000	72.8%	$8.00	$1,200,000	52.0%

Major Tenants
CVS(7)	NR/Baa1/BBB+(8)	13,225	6.4%	$17.39(7)	$229,983(7)	10.0%	NAV	NAV	1/31/2036(9)
Family Dollar Store	NR/Ba2/BB+	11,880	5.8%	$18.15	$215,622	9.4%	$171	14.8%	10/15/2019(10)
Total Major Tenants		25,105	12.2%	$17.75	$445,605	19.3%

Other Tenants		30,964	15.0%	$21.32	$660,116	28.6%

Occupied Collateral Total		206,069	100.0%	$11.19	$2,305,721	100.0%

Vacant Space		0	0.0%

Collateral Total		206,069	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales and occupancy cost are for the trailing 12-month period ending December 31, 2015.

(3)	Costco owns its own improvements; Annual U/W Base Rent PSF and Annual U/W Base Rent are reflective of ground rent.

(4)	The entity on the Costco lease is Costco Wholesale Corporation, which is the rated entity.

(5)	Costco has the right to require the borrower to recapture a portion of the tenant’s ground leased space should Costco cease operations of its fuel station at the Carrollton Avenue Shopping Center Property.

(6)	Costco has seven, five-year renewal options.

(7)	CVS owns its own improvements; Annual U/W Base Rent PSF and Annual U/W Base Rent are reflective of ground rent.

(8)	The CVS lease is guaranteed by CVS Caremark Corporation.

(9)	CVS has five, five-year renewal options.

(10)	Family Dollar Store has four, five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Carrollton Avenue Shopping Center

The following table presents certain information relating to the lease rollover schedule at the Carrollton Avenue Shopping Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	1,619	0.8%	1,619	0.8%	$35,618	1.5%	$22.00
2017	2	5,427	2.6%	7,046	3.4%	$104,340	4.5%	$19.23
2018	2	7,600	3.7%	14,646	7.1%	$153,500	6.7%	$20.20
2019	2	19,563	9.5%	34,209	16.6%	$317,428	13.8%	$16.23
2020	1	1,420	0.7%	35,629	17.3%	$35,500	1.5%	$25.00
2021	1	1,130	0.5%	36,759	17.8%	$31,640	1.4%	$28.00
2022	0	0	0.0%	36,759	17.8%	$0	0.0%	$0.00
2023	1	2,035	1.0%	38,794	18.8%	$55,962	2.4%	$27.50
2024	0	0	0.0%	38,794	18.8%	$0	0.0%	$0.00
2025	0	0	0.0%	38,794	18.8%	$0	0.0%	$0.00
2026	1	4,050	2.0%	42,844	20.8%	$141,750	6.1%	$35.00
2027	0	0	0.0%	42,844	20.8%	$0	0.0%	$0.00
Thereafter	2	163,225	79.2%	206,069	100.0%	$1,429,983	62.0%	$8.76
Vacant	0	0	0.0%	206,069	100.0%	$0	0.0%	$0.00
Total/Weighted Average	13	206,069	100.0%			$2,305,721	100.0%	$11.19

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Carrollton Avenue Shopping Center Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	10/31/2016(1)	1/1/2017(2)
100.0%	100.0%	93.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Carrollton Avenue Shopping Center Property:

Cash Flow Analysis

	2013(1)	2014(1)	2015	TTM 9/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,691,480	$2,199,707	$2,162,561	$2,216,797	$2,305,721	92.0%	$11.19
Grossed Up Vacant Space	0	0	0	0	0	0	0.0
Percentage Rent	0	22,491	16,774	5,003	5,003	0.2	0.02
Total Reimbursables	209,158	275,129	227,606	214,333	253,795	10.1	1.23
Less Vacancy & Credit Loss	0	0	0	0	(57,643)(2)	(2.3)	(0.28)
Effective Gross Income	$1,900,638	$2,497,327	$2,406,941	$2,436,133	$2,506,876	100.0%	$12.17

Total Operating Expenses	$439,932	$489,672	$476,584	$464,874	$503,560	20.1%	$2.44

Net Operating Income	$1,460,706	$2,007,655	$1,930,357	$1,971,259	$2,003,315	79.9%	$9.72
TI/LC	0	0	0	0	40,708	1.6	0.20
Capital Expenditures	0	0	0	0	10,303	0.4	0.05
Net Cash Flow	$1,460,706	$2,007,655	$1,930,357	$1,971,259	$1,952,304	77.9%	$9.47

NOI DSCR	1.03x	1.42x	1.36x	1.39x	1.42x
NCF DSCR	1.03x	1.42x	1.36x	1.39x	1.38x
NOI DY	6.6%	9.1%	8.8%	9.0%	9.1%
NCF DY	6.6%	9.1%	8.8%	9.0%	8.9%

(1)	The increase in Base Rent, Effective Gross Income and Net Operating Income from 2013 to 2014 was a result of Costco’s rent commencement date of May 3, 2013; as such, base rent in 2013 only includes eight months of Costco’s rent.

(2)	The underwritten economic vacancy is 2.5%. As of January 1, 2017, the Carrollton Avenue Shopping Center Property was 100.0% physically occupied by 13 tenants.

Appraisal. As of the appraisal valuation date of November 25, 2016, the Carrollton Avenue Shopping Center Property had an “as-is” appraised value of $38,320,000.

Environmental Matters. The Phase I environmental assessment dated December 1, 2016 identified two recognized environmental conditions (“RECs”) at the Carrollton Avenue Shopping Center Property. The RECs relate to (i) the current Firestone Auto Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Carrollton Avenue Shopping Center

which is a replacement facility for an older Firestone Auto Center that operated from the 1950s until circa 2005 and utilized gasoline and waste oil underground storage tanks (“USTs”) that were installed in 1980 and then removed in 1991; and (ii) the portion of the Carrollton Avenue Shopping Center was formerly occupied by onsite dry cleaner businesses operated that from at least 1973 until 2006 and used the chlorinated solvent perchloroethylene (“PCE”) from 1990 until 2006. The aforementioned conditions were determined to be RECs, with respect to clause (i), due to the potential unknown/undocumented USTs installed in 1980; the lack of groundwater testing during the 1991 UST removal/closure; and long-term automotive repair/service by Firestone; and with respect to clause (ii), due to the unknown impacts from long-term PCE-based dry cleaning. As a result of the two RECs, the borrower sponsor obtained a $2.0 million Environmental Liability Insurance Policy from Great American Insurance Group with a 13-year term. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Carrollton Avenue Shopping Center Property is located in the Uptown neighborhood of New Orleans, Louisiana, at the intersection of South Carrollton Avenue and Interstate 10, a highly trafficked intersection within a heavily infilled area of New Orleans. According to the appraisal, the estimated 2016 population within a three- and five-mile radius of the Carrollton Avenue Shopping Center Property was 177,701 and 375,846, respectively, and average household income within the same radii was $70,123 and $67,558, respectively. The average daily traffic count along South Carrollton Avenue at the Carrollton Avenue Shopping Center Property is 57,861 vehicles per day. South Carrollton Avenue is Uptown New Orleans’ main north-south thoroughfare, and Interstate 10 is the main interstate highway traversing New Orleans in an east-west direction. The Uptown area is home to some of the most affluent neighborhoods and prestigious universities in New Orleans. Tulane University (10,737 students), Loyola University (4,474 students), and Xavier University (3,399 students) are all within 2.5 miles of the Carrollton Avenue Shopping Center Property.

According to a third party market research report, the Carrollton Avenue Shopping Center Property is located within the Greater New Orleans submarket of the New Orleans retail market. As of the fourth quarter of 2016, the submarket reported a total inventory of 1,038 properties totaling approximately 6.6 million square feet with a 2.4% vacancy rate and year to date net absorption of 157,099 square feet. The appraiser concluded to market rents for the Carrollton Avenue Shopping Center Property of $28.00 per square foot for the retail space, $20.00 per square foot for large inline space and $25.00 per square foot for the outparcel tire shop space, all on a triple net basis.

The following table presents certain information relating to comparable properties to the Carrollton Avenue Shopping Center Property:

Comparable Properties(1)

	Carrollton Avenue Shopping Center (Subject)	Magnolia Marketplace	Mid-City Market	Mid-City Retail	University Retail Center	Riverbend Center	Riverside Market
Location	New Orleans, LA	New Orleans, LA	New Orleans, LA	New Orleans, LA	New Orleans, LA	New Orleans, LA	New Orleans, LA
Distance from Subject	--	0.7 miles	1.2 miles	1.4 miles	2.1 miles	2.2 miles	4.1 miles
Year Built/Renovated	2002/NAP	2014/NAP	2013/NAP	2016/NAP	1958/2008	1965/2007	1986/NAP
Anchors	Costco	TJ Maxx, Ross Dress for Loss, Michaels	Winn-Dixie Supermarket	Marshall’s, Petco, CVS Pharmacy	Save-A-Lot, Dollar General	Walgreens	Stein Mart, PETCO, Winn-Dixie Supermarket
Total GLA	206,069 SF	97,289 SF	108,964 SF	51,280 SF	56,500 SF	21,514 SF	146,555 SF
Total Occupancy	100%	100%	100%	100%	100%	100%	92%

(1)	Information obtained from the appraisal and the underwritten rent roll.

The Borrower. The borrower is Carrollton Central Plaza Associates Fee Owner, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Carrollton Avenue Shopping Center Mortgage Loan. Jeffrey J. Feil is the guarantor of certain nonrecourse carveouts under the Carrollton Avenue Shopping Center Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Jeffrey J. Feil, CEO of The Feil Organization, a real estate investment, development and management firm based New York City. Founded over 60 years ago, The Feil Organization developed and manages over 26.0 million square feet of retail, commercial and industrial properties, over 5,000 residential rental units, as well as hundreds of net leased properties and thousands of acres of undeveloped land across the United States. Mr. Feil is involved in ongoing litigation with various family members and shareholders. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Escrows. The loan documents provide for ongoing monthly escrows of $7,934 for real estate taxes, $859 for replacement reserves and $6,010 for tenant improvements and leasing commissions (“TI/LCs”)(capped at $216,372). The loan documents do not require monthly deposits for insurance premiums as long as (A) for the Carrollton Avenue Shopping Center Property, excluding the Costco space and CVS space (collectively “Ground Lease Premises”), (i) no event of default has occurred and is continuing; (ii) the Carrollton Avenue Shopping Center Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides evidence of renewal and timely proof of payment; and (B) for the Ground Leases Premises (i) no event of default has occurred and is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Carrollton Avenue Shopping Center

continuing; (ii) the Costco and CVS (“ground lease tenants”) ground leases are in full force and effect and the ground lease tenants are obligated to maintain insurance; (iii) ground lease tenants are not in default for obligations to pay insurance under the ground leases; (iv) ground lease tenants are maintaining insurance as required under the loan agreement; and (v) ground lease tenants are not subject to bankruptcy or similar insolvency proceedings.

Additional ongoing real estate tax escrows related to the Ground Lease Premises are not required as long as (i) no event of default has occurred and is continuing; (ii) the ground lease tenants’ leases are in full force and effect; and (iii) the borrower provides the lender with timely proof of ground lease tenants’ payment of such taxes prior to delinquency.

Additional ongoing replacement reserve escrows related to the Costco space are not required as long as (i) no event of default has occurred and is continuing; (ii) the Costco lease is in full force and effect; (iii) Costco is not in default under its lease for not fulfilling its obligation to fund capital replacement items required by the Costco lease; and (iv) Costco has not filed for bankruptcy or been determined to be insolvent.

Lockbox and Cash Management. The Carrollton Avenue Shopping Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager deposit all rents directly into such lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all cash flows on deposit in the lockbox account are required to be disbursed to the borrower. Upon the occurrence of a Cash Trap Event Period, all cash flow in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the occurrence of a Costco Lease Period (as defined below); or (iii) the net cash flow debt yield being less than 7.0% at the end of any calendar month. A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon a Costco Lease Period Cessation Event (as defined below); or with respect to clause (iii), upon the net cash flow debt yield being equal to or greater than 7.5% for two consecutive calendar quarters.

A “Costco Lease Period” will occur upon the earlier of (a) the date required under the Costco lease by which Costco is required to give notice of its exercise of a renewal option and such renewal has not been so exercised; (b) Costco terminating its lease; (c) Costco failing to occupy its entire space or failing to be open for business during customary hours or Costco giving notice that it intends to discontinue its business and the credit rating of Costco at the time of such discontinuation or giving of notice is less than BBB+ by S&P; (d) Costco defaulting on its lease; or (e) Costco filing for bankruptcy or becoming insolvent.

A “Costco Lease Period Cessation Event” will occur, with respect to clauses (a) and (b) above, upon substantially all of the Costco Space being leased to tenants approved by lender or the date on which Costco exercises its renewal option; with respect to clause (c) above, upon (i) substantially all of the Costco Space being released; (ii) the credit rating of Costco being upgraded to BBB+ or better by S&P; or (iii) Costco resuming business at its premises or delivering written notice revoking its previous notice that it intends to discontinue its business; with respect to clause (d) above, upon substantially all of the Costco Space being leased to tenants approved by lender or the applicable default under the Costco Lease by Costco being cured by Costco and accepted by the borrower; or with respect to clause (e) above, upon substantially all of the Costco Space being leased to tenants approved by lender or upon the termination of such bankruptcy or insolvency proceedings along with affirmation of the Costco lease.

Property Management. The Carrollton Avenue Shopping Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Carrollton Avenue Shopping Center Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch, Moody’s and S&P that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates.

Right of First Offer. Costco has a right of first offer (“ROFO”) to purchase the entire Carrollton Avenue Shopping Center Property. Additionally, CVS has a ROFO to purchase its ground lease parcel. Neither of the aforementioned ROFOs is extinguished by a foreclosure of the Carrollton Avenue Shopping Center Property; however the ROFOs do not apply to a foreclosure or deed-in-lieu thereof.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism on the Carrollton Avenue Shopping Center Property (excluding the Ground Lease Premises so long as the ground lease tenants comply with the conditions for the insurance reserve waiver above) in an amount equal to the full replacement cost of the Carrollton Avenue Shopping Center Property (provided that the borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage on a stand-alone basis if the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Carrollton Avenue Shopping Center

Terrorism Risk Insurance Program Reauthorization Act is no longer in effect), as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm and Flood Insurance. The loan documents require windstorm and flood insurance covering the full replacement cost of the Carrollton Avenue Shopping Center Property during the loan term.  At the time of loan closing, the Carrollton Avenue Shopping Center Property had windstorm insurance coverage and flood insurance in the maximum limit available under the National Flood Insurance Program together with excess coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE STRAND ON OCEAN DRIVE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE STRAND ON OCEAN DRIVE

11TH STREET
THE STRAND
ON OCEAN DRIVE
OCEAN DRIVE
FOOD COURT
LA BAGUETTE
AMARILLO
PARKING GARAGE
COLLINS AVENUE
OCEAN DRIVE
ATLANTIC OCEAN
10TH STREET
THE STRAND ON OCEAN DRIVE
Not Part of the Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE STRAND ON OCEAN DRIVE

Miami Gardens
Aventura
Miami Lakes
Golden Beach
North Miami
Opa-Locka
North Miami
Bal Harbour
Hialeah
North Beach
Little River
Liberty City
Morningside
Mid Beach
MIAMI BEACH
MIAMI
Overtown
City Center
Flagami
Little Havana
South Beach
Atlantic Ocean
Coral Gables
Brickell
Virginia Key
South Miami
Coconut Grove
Key Biscayne
Biscayne Bay
Pinecrest
METRORAIL
Alton Rd.
A1A
La Gorce Golf Course
Pine Tree Dr.
Collins Ave.
907
Miami Beach Resort
Miami Heart Campus of Mt. Sinai
Alton Rd.
Eden Roc Renaissance
Fontainebleau Miami Beach Hotel
Mid Beach
Mt. Sinai Medical Center
W. 41st St.
Julia Tuttle Causeway
195
Talmudic University
A1A
Claridge
MIAMI BEACH
The Palm Hotel & Spa
Biscayne Bay
Bayshore Golf Course
Sunset Islands
Alton Rd.
Prairie Ave.
Bass Museum of Art
W South Beach
Atlantic Ocean
Miami Beach Botanical Garden
Collins Park
Dade Blvd.
Miami Beach Convention Center
The Setai
Venetian Island
New World Symphony
The Richmond
Belle Isle
17th St.
Delano Hotel
Miami Intl. Airport 8 miles
Venetian Causeway
City Center
LINCOLN ROAD MALL
National, Sagamore Hotel
Loews Miami Beach Hotel
15th St.
The James Royal Palm
41
Watson Island
The Strand on Ocean Drive
1052-1060 Ocean Drive
Miami Beach, FL 33139
Collins Ave.
Hotel Clifton
Hibiscus Island
Flamingo Park
11th St.
PORT OF MIAMI TUNNEL
Palm Island
South Beach
Congress Hotel on Ocean Drive, Clevelander
MacArthur Causeway
Star Island
Meridian Ave.
Alton Rd.
Lummus Park
PORT OF MIAMI
Port Blvd.
5th St.
41
Ocean 5
Washington Ave.
Dodge Island
41
The Savoy
Sams Island
Alton Rd.
South Beach Marriott
S. Pointe Dr.
Fisher Island
Fisher Island Club
Virginia Key

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – The Strand on Ocean Drive

Loan Information				Property Information
Mortgage Loan Seller:	Argentic Real Estate Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/S&P):	NR/NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$20,000,000			Specific Property Type:	Unanchored
Cut-off Date Balance:	$20,000,000			Location:	Miami Beach, FL
% of Initial Pool Balance:	3.2%			Size:	12,661 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$1,579.65
Borrower:	Nakash Strand, LLC			Year Built/Renovated:	1934/2011
Borrower Sponsors:	Joseph Nakash; Eli Gindi			Title Vesting:	Fee
Mortgage Rate:	5.170%			Property Manager:	Self-managed
Note Date:	February 10, 2017			4th Most Recent Occupancy (As of):	53.9% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	53.9% (12/31/2013)
Maturity Date:	March 6, 2027			2nd Most Recent Occupancy (As of):	53.9% (12/31/2014)
IO Period:	60 months			Most Recent Occupancy (As of):	53.9% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(2):	100.0% (12/15/2016)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$647,359 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			3rd Most Recent NOI (As of):	$771,450 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$792,647 (12/31/2015)
Additional Debt:	No			Most Recent NOI (As of):	$754,852 (TTM 11/30/2016)
Additional Debt Type:	NAP

				U/W Revenues(3):	$1,887,520
				U/W Expenses(3):	$361,658
				U/W NOI(3):	$1,525,862
Escrows and Reserves(1):				U/W NCF(3):	$1,511,302
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	1.16x
Taxes	$58,217	$11,643	NAP	U/W NCF DSCR:	1.15x
Insurance	$7,107	$592	NAP	U/W NOI Debt Yield:	7.6%
Replacement Reserves	$0	$158	NAP	U/W NCF Debt Yield:	7.6%
TI/LC Reserve	$250,000	$1,055	NAP	As-Is Appraised Value:	$33,000,000
Common Charge Reserve	$0	$14,531	NAP	As-Is Appraisal Valuation Dates:	October 23, 2016
Free Rent Reserve	$566,051	$0	NAP	Cut-off Date LTV Ratio:	60.6%
Food Court Lease Reserve	$3,100,000	$0	NAP	LTV Ratio at Maturity:	56.0%

(1)	See “Escrows” section.

(2)	The Strand on Ocean Drive Property is 100.0% leased to four tenants. However, two of those tenants totaling 5,838 square feet (46.1% of net rentable area), are in the process of building out their spaces, are not yet in physical occupancy and are in a free rent period until the earlier of opening for business or September 1, 2017.

(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Strand on Ocean Drive Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering two commercial condominium units totaling 12,661 square feet located in Miami, Florida (the “Strand on Ocean Drive Property”). The Strand on Ocean Drive Mortgage Loan was originated on February 10, 2017 by Argentic Real Estate Finance LLC. The Strand on Ocean Drive Mortgage Loan had an original principal balance of $20,000,000, has an outstanding principal balance as of the Cut-off Date of $20,000,000 and accrues interest at a rate of 5.170% per annum. The Strand on Ocean Drive Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Strand on Ocean Drive Mortgage Loan matures on March 6, 2027.

Following the lockout period, the borrowers have the right to defease the Strand on Ocean Drive Mortgage Loan in whole, but not in part, on any payment date before December 6, 2026. In addition, the Strand on Ocean Drive Mortgage Loan is prepayable without penalty on or after December 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE STRAND ON OCEAN DRIVE

Sources and Uses

Sources			Uses
Original loan amount	$20,000,000	100.0%	Loan payoff	$15,241,161	76.2%
			Reserves	3,981,375	19.9
			Closing costs	567,472	2.8
			Return of equity	209,992	1.0
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%

The Property. The Strand on Ocean Drive Property consists of the fee interest in two commercial condominium units located along Ocean Drive in the South Beach neighborhood of Miami, Florida. Situated on a 0.64-acre site, the Strand on Ocean Drive Property comprises 12,661 square feet of retail space and is subdivided into three separate suites. The Strand on Ocean Drive Property is situated on the southwest corner of Ocean Drive and 11th Street, adjacent to the Clevelander Hotel and across the street from Lummus Park and the former Versace mansion, which currently operates as a luxury boutique hotel. Additional hotels within a three-block radius include the Dream South Beach, Hotel Victor, Breakwater, The Tides at South Beach, and the Carlyle.

The borrower sponsors purchased the Strand on Ocean Drive Property in November 2012. Occupancy has remained at 53.9% since the time of purchase, as the borrower sponsors executed a lease with Walgreens in June 2013. After the local municipality did not approve of a national chain at the Strand on Ocean Drive Property, the borrower sponsors executed two new leases in September 2016 with Ocean Drive Food Court LLC “ODFC” (5,634 square feet/44.5% net rentable area) and Ocean 11 Ice Cream LLC “Ocean 11”(204 square feet/1.6% net rentable area). Both tenants are not yet open for business and will commence build out of their spaces once plan approval and permit issuance is received. ODFC is expected to open for business by the summer of 2017 and anticipates featuring multiple eateries. ODFC will be operated by the Sugar Factory Group, which operates brasseries, cafes and candy shops worldwide in locations such as Las Vegas, New York City, Bahrain, Chicago, Miami, Dubai and Manila.

A reserve in the amount of $3.1 million was established at origination of the Strand on Ocean Drive Mortgage Loan, which will be released once ODFC is in occupancy, open for business, paying full unabated rent and has delivered an acceptable estoppel certificate to the lender. Additionally, an affiliate of the borrower executed a five-year master lease on the same rental terms as the ODFC lease. The obligations of the tenant under the master lease are guaranteed by the borrower sponsors of the Strand on Ocean Drive Mortgage Loan. The master lease will terminate once ODFC has completed its build out and either (i) ODFC’s gross sales after two years of operation are at least $4.5 million per annum, or (ii) the ODFC lease is guaranteed by an individual with financial statements acceptable to the lender.

Condominium. The Strand on Ocean Drive Property is subject to a condominium regime. The Strand on Ocean Drive Property consists of two commercial condominium units totaling 12,661 square feet that are located on the ground floor of a development which also includes 87 residential/hotel condo units on the upper levels that are not part of collateral for the Strand on Ocean Drive Mortgage Loan. The Strand on Ocean Drive Property currently comprises a total of 19.63% of the interests in the condominium. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests” in the Preliminary Prospectus.

The following table presents certain information relating to the tenancy at the Strand on Ocean Drive Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

ODFC(3)	NR/NR/NR	5,634	44.5%	$107.56	$606,000	37.6%	NAV	NAV	8/31/2027(4)
Amarillo	NR/NR/NR	5,109	40.4%	$97.62	$498,762	30.9%	$935	13.1%	5/16/2025(5)
La Baguette	NR/NR/NR	1,714	13.5%	$264.99	$454,197	28.2%	NAV	NAV	9/30/2022(6)
Ocean 11(3)	NR/NR/NR	204	1.6%	$264.71	$54,000	3.3%	NAV	NAV	8/31/2026(7)
Occupied Collateral Total		12,661	100.0%	$127.40	$1,612,959	100.0%

Vacant Space		0	0.0%

Collateral Total		12,661	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps totaling $16,277 through November 2017 associated with Amarillo and La Baguette.
(2)	Sales PSF and Occupancy Cost are for the trailing 12 month period ending October 31, 2016.

(3)	ODFC and Ocean 11 are not yet in physical occupancy and are in a free rent period until the earlier of opening for business or September 1, 2017. A reserve in the amount of $566,051 was established at origination, representing the outstanding rent abatements for ODFC and Ocean 11. In addition, a reserve in the amount of $3.1 million was established at origination of the Strand on Ocean Drive Mortgage Loan, which will be released once ODFC is in occupancy, open for business, paying full unabated rent and has delivered an acceptable estoppel certificate to the lender (see “The Property” section).

(4)	ODFC has two five-year lease extension options.

(5)	Amarillo has one ten-year lease extension option.

(6)	La Baguette has two five-year lease extension options.

(7)	Ocean 11 has two five-year lease extension options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE STRAND ON OCEAN DRIVE

The following table presents certain information relating to the lease rollover schedule at the Strand on Ocean Drive Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF(2)	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	1	1,714	13.5%	1,714	13.5%	$454,197	28.2%	$264.99
2023	0	0	0.0%	1,714	13.5%	$0	0.0%	$0.00
2024	0	0	0.0%	1,714	13.5%	$0	0.0%	$0.00
2025	1	5,109	40.4%	6,823	53.9%	$498,762	30.9%	$97.62
2026	1	204	1.6%	7,027	55.5%	$54,000	3.3%	$264.71
2027	1	5,634	44.5%	12,661	100.0%	$606,000	37.6%	$107.56
Thereafter	0	0	0.0%	12,661	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	12,661	100.0%	$0	0.0%	$0.00
Total/Weighted Average	4	12,661	100.0%			$1,612,959	100.0%	$127.40

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Strand on Ocean Drive Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/15/2016(2)(3)
53.9%	53.9%	53.9%	53.9%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	The Strand on Ocean Drive Property is 100.0% leased to four tenants. However, two of those tenants totaling 5,838 square feet (46.1% of net rentable area), are not yet in physical occupancy and are in a free rent period until the earlier of opening for business or September 1, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE STRAND ON OCEAN DRIVE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Strand on Ocean Drive Property:

Cash Flow Analysis

2013		2014	2015	TTM 11/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$822,789	$894,000	$921,186	$930,326	$1,612,959(1)	85.5%	$127.40
Total Reimbursables	132,366	212,366	217,433	217,433	373,904	19.8	29.53
Overage Rent	37,822	0	0	0	0	0.0	0.00
Other Income	396	2,529	360	360	0	0.0	0.00
Less Vacancy Loss	0	0	0	0	(99,343)(2)	(5.3)	(7.85)
Effective Gross Income	$993,373	$1,108,894	$1,138,979	$1,148,119	$1,887,520	100.0%	$149.08

Total Operating Expenses(3)	$346,014	$337,443	$346,332	$393,268	$361,658	19.2	$28.56

Net Operating Income	$647,359	$771,450	$792,647	$754,852	$1,525,862(4)	80.8%	$120.52

TI/LC	0	0	0	0	12,661	0.7	1.00
Capital Expenditures	0	0	0	0	1,899	0.1	0.15
Net Cash Flow	$647,359	$771,450	$792,647	$754,852	$1,511,302(4)	80.1%	$119.37

NOI DSCR	0.49x	0.59x	0.60x	0.57x	1.16x
NCF DSCR	0.49x	0.59x	0.60x	0.57x	1.15x
NOI DY	3.2%	3.9%	4.0%	3.8%	7.6%
NCF DY	3.2%	3.9%	4.0%	3.8%	7.6%

(1)	U/W Base Rent includes contractual rent steps totaling $16,277 through November 2017 associated with Amarillo and La Baguette and forward starting rent totaling $660,000 associated with ODFC and Ocean 11, which are not yet in physical occupancy and are in a free rent period until the earlier of opening for business or September 1, 2017.

(2)	The underwritten economic vacancy is 5.0%. The Strand on Ocean Drive Property is 53.9% physically occupied and 100.0% leased to four tenants as of December 15, 2016.

(3)	Total Operating Expenses for the 2013, 2014, 2015 and TTM 11/30/2016 periods are shown net of one-time expenses.

(4)	The increase in U/W Net Operating Income is due to the two executed leases mentioned above in footnote (1).

Appraisal. As of the appraisal valuation date of October 23, 2016, the Strand on Ocean Property had an “as-is” appraised value of $33,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated November 2, 2016, there was no evidence of any recognized environmental conditions at the Strand on Ocean Drive Property.

Market Overview and Competition. The Strand on Ocean Drive Property is located in the South Beach neighborhood of Miami, approximately five miles northeast of the Miami central business district. Ocean Drive runs along the coast of the Atlantic Ocean and is one of the area’s main attractions with a variety of al fresco dining establishments and small art deco hotels. Land use in the neighborhood largely consists of hotels, restaurants, nightclubs and retail, which are concentrated along Ocean Drive, Collins Avenue and Washington Avenue and are conducive to the area’s primary demand driver of domestic and international tourism.

Approximately two blocks southwest of the Strand on Ocean Drive Property is the Collins Avenue Shopping District, which runs along Collins Avenue from 9th Street south to 5th Street and is comprised of national retailers as well as local shops. Additionally, located approximately one mile north of the Strand on Ocean Drive Property is Lincoln Road Mall, a pedestrian mall that runs from Washington Avenue on the east to Alton Road on the west, between 16th and 17th Streets. According to the appraisal, the 2016 population within a one- and three-mile radius of the Strand on Ocean Drive Property was 30,393 and 54,109, respectively, with 2016 average household income within the same radii of $68,019 and $82,330, respectively. Other primary influences within one mile of the Strand on Ocean Drive Property include the Miami Beach Convention Center, which features approximately one million square feet of exhibition space and meeting hall facilities, the Jackie Gleason Theater of the Performing Arts and the New World Symphony.

According to the appraisal, the Strand on Ocean Drive Property is located within the Miami Beach submarket of the Miami-Dade County retail market. As of the third quarter of 2016, the submarket reported total inventory of 604 buildings totaling approximately 7.4 million square feet with a 4.6% vacancy rate. The appraiser concluded to market rents for the Strand on Ocean Drive Property of $110.00 per square foot for retail space greater than 2,500 square feet and $260.00 per square foot for retail space less than 2,500 square feet, all on a triple net basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE STRAND ON OCEAN DRIVE

The following table presents certain information relating to comparable retail properties to the Strand on Ocean Drive Property:

Comparable Retail Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/ Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
CVS/pharmacy 728 Ocean Drive, Miami Beach, FL	1953/NAV	9,512	100%	0.3 miles	CVS Pharmacy	Jun 2017 / 15 Yrs	9,512	$152.10	NNN

Former David’s Cafe 1058 Collins Avenue, Miami Beach, FL	1926/NAV	8,850	76%	0.1 miles	Restaurant	Aug 2016/ 10 Yrs	6,769	$97.50	Base Year

Retail/Office Building 919 Collins Avenue, Miami Beach, FL	1924/2014	7,529	100%	0.2 miles	Artisan Coffee Mango’s Tropical Cafe Sunsations	Aug 2014 / 0.4 Yrs 0.8 Yrs 3.9 Yrs	746 3,816 2,967	$103.55 $38.02 $93.40	NNN
Lincoln Road Flagship Block 1001-1045 Lincoln Road, Miami Beach, FL	1929/2014	74,537	90%	1.2 miles	Capital One Nike Gap/Athleta/Intermix Apple	Apr 2015 / 10.0 Yrs 14.0 Yrs 15.0 Yrs 10.0 Yrs	7,500 25,000 28,542 13,845	$425.00 $172.00 $98.50 $134.40	Abs. Net

(1)	Information obtained from the appraisal and a third party report.

The Borrower. The borrower is Nakash Strand, LLC, a Florida limited liability company. The Strand on Ocean Drive borrower’s sole managing member is Nakash Strand SPE, LLC, a Delaware limited liability company and single purpose entity with one independent director. Joseph Nakash and Eli Gindi are the guarantors of certain nonrecourse carveouts under the Strand on Ocean Drive Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are Joseph Nakash and Eli Gindi. Mr. Nakash is the founder of Jordache Enterprises, which has Nakash Holdings as an investment arm. Jordache Enterprises is a privately held conglomerate that designs and manufactures a wide variety of denim, apparel and accessories. Nakash Holdings manages a multi-billion dollar real estate portfolio comprised of retail, office, hospitality, and multifamily properties. Mr. Gindi currently has ownership interests in 25 retail properties (located in New York, Florida, and Nevada), totaling over 1.1 million square feet. As of June 2016 and December 2015, the borrower sponsors have reported a combined net worth and liquidity in excess of approximately $590 million and $27 million, respectively.

Escrows. The loan documents provide for upfront reserves in the amount of $58,217 for real estate taxes, $7,107 for insurance, $250,000 for tenant allowances with respect to the ODFC lease and $566,051 with respect to a free rent period associated with the ODFC and Ocean 11 leases. The borrower also deposited an upfront reserve in the amount of $3,100,000, which will be released once certain conditions related to the opening of the space demised under the ODFC lease have been satisfied (see “The Property” section). The loan documents also provide for ongoing monthly deposits of $11,643 for real estate taxes, $592 for insurance premiums, $14,531 for common charge reserves, $158 for replacement reserves, $1,055 for tenant improvements and leasing commissions and one-twelfth of the annual budgeted amount of condominium common charges.

Lockbox and Cash Management. The Strand on Ocean Drive Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and springing cash management. The Strand on Ocean Drive Mortgage Loan requires all rents to be directly deposited by tenants into such lockbox account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default; (ii) the amortizing debt service coverage ratio being less than 1.10x at the end of any calendar quarter; (iii) the commencement of a Lease Sweep Period (as defined below), or (iv) certain municipal violations not being cured and removed of record by March 6, 2018, subject to extension. A Cash Management Period will end, with regard to clause (i), upon the cure of such event of default and no other event of default has occurred or is continuing; with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.20x for six consecutive months; with regard to clause (iii), once the Lease Sweep Period has ended; and, with regard to clause (iv) upon the cure and removal of record of all scheduled municipal violations.

A “Lease Sweep Period” commenced upon the origination of the Strand on Ocean Drive Mortgage Loan and will continue until such time as the tenant under the ODFC Lease, or an approved replacement lease, as applicable, (A) is in occupancy, open for business and paying unabated rent, and (B) has delivered an acceptable tenant estoppel certificate. Thereafter, a Lease Sweep Period will commence upon the occurrence of any of the following: (i) the earlier of (x) the date that is six months prior to the end of the term of the La Baguette Lease (inclusive of renewal terms) or (y) the date that is twelve months prior to the end of the term of any lease (inclusive of renewal terms) that represents at least 5,000 square feet (a “Major Lease”); (ii) the date under a Major Lease by which the applicable tenant (a “Major Tenant”) is required to give notice of its exercise of a renewal option thereunder and if such renewal has not been so exercised; (iii) the date any Major Lease (or any material portion thereof) is surrendered, cancelled or terminated

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE STRAND ON OCEAN DRIVE

prior to its then current expiration date; (iv) the date any Major Tenant goes dark, discontinues its business or gives notice of its intent to discontinue its business; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Major Lease by the applicable Major Tenant thereunder; or (vi) an insolvency proceeding with respect to a Major Tenant.

A Lease Sweep Period arising after the termination of the initial Lease Sweep Period will end, with regard to clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which the applicable Major Tenant exercises its renewal or extension option on a lease acceptable to the lender with respect to all of the space demised under its lease and the lender determines that funds accumulated in the special rollover reserve subaccount are sufficient to cover all leasing expenses and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space demised under the applicable Major Lease (or portion thereof) that gave rise to the applicable Lease Sweep Period has been fully leased to one or more replacement tenants acceptable to the lender and all leasing expenses under such acceptable lease(s) have been paid in full; with regard to clause (v) above, the applicable default has been cured, and no other Major Tenant default has occurred for a period of six consecutive months following such cure; or with regard to clause (vi) above, the applicable insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

Property Management. The Strand on Ocean Drive Property is self-managed.

Assumption. The borrower has the right to transfer the Strand on Ocean Drive Property provided that certain conditions are satisfied including (i) no event of default has occurred and is continuing; (ii) the identity, experience, financial condition and creditworthiness of the transferee and the replacement guarantors and indemnitors are satisfactory to lender; (iii) the proposed property manager and proposed management agreement are satisfactory to the lender and (iv) the lender has received confirmation from DBRS, Fitch, Moody’s and S&P that such transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-RC1 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Strand on Ocean Drive Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Strand on Ocean Drive Property during the loan term. At origination, the Strand on Ocean Drive Property had windstorm insurance coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 11 – Palms of Carrollwood

Loan Information				Property Information
Mortgage Loan Seller:	Argentic Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/S&P):	NR/NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$18,720,000			Specific Property Type:	Anchored
Cut-off Date Balance:	$18,720,000			Location:	Tampa, FL
% of Initial Pool Balance:	2.9%			Size:	167,887 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$111.50
Borrowers(1):	Magnolia Palms Daphne, LLC; Magnolia at Palms, LLC; Carrollwood TALZ, LLC; JWS Carrollwood, LLC			Year Built/Renovated:	1984/1993
Borrower Sponsors(2):	Wallace Enterprises Inc.; Nina W. Broach; John White-Spunner			Title Vesting:	Fee
Mortgage Rate:	4.730%			Property Manager:`	Self-managed
Note Date:	February 14, 2017			4th Most Recent Occupancy (As of):	83.8% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	82.7% (12/31/2014)
Maturity Date:	March 6, 2027			2nd Most Recent Occupancy (As of):	82.7% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	85.7% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	87.9% (1/13/2017)
Seasoning:	0 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI:	$1,579,070 (12/31/2013)
Call Protection:	L(24),D(93),O(3)			3rd Most Recent NOI:	$1,682,140 (12/31/2014)
Lockbox Type:	Springing			2nd Most Recent NOI:	$1,812,979 (12/31/2015)
Additional Debt:	None			Most Recent NOI:	$1,885,778 (12/31/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$2,968,758
				U/W Expenses:	$933,165
				U/W NOI:	$2,035,593
				U/W NCF:	$1,841,942
Escrows and Reserves:				U/W NOI DSCR:	2.27x
				U/W NCF DSCR:	2.05x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.9%
Taxes	$173,328	$34,666	NAP	U/W NCF Debt Yield:	9.8%
Insurance	$9,043	$9,043	NAP	As-Is Appraised Value:	$33,000,000
Replacement Reserves	$0	$3,638	NAP	As-Is Appraisal Valuation Dates:	December 12, 2016
TI/LC Reserve	$0	$12,500	$600,000	Cut-off Date LTV Ratio:	56.7%
Deferred Maintenance	$49,375	$0	NAP	LTV Ratio at Maturity:	56.7%

(1)	The borrowers are Magnolia Palms Daphne, LLC (“Borrower 1”), Magnolia at Palms, LLC (“Borrower 2”), Carrollwood TALZ, LLC (“Borrower 3”) and JWS Carrollwood, LLC (“Borrower 4”), each of which is a Georgia limited liability company and who collectively own the Palms of Carrollwood Property as tenants in common in the following percentages: Borrower 1 - 42.554% , Borrower 2 – 8.654%, Borrower 3 – 30.902% and Borrower 4 – 17.890%.

(2)	John C. Wallace, Jr., a principal of Wallace Enterprises Inc. and one of the guarantors for the mortgage loan, provided guaranties on two loans that resulted in foreclosure and was involved in another loan that resulted in a discounted pay-off. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

(3)	See “Historical Occupancy” section.

The mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 167,887 square foot anchored retail shopping center located in Tampa, Florida (the “Palms of Carrollwood Property”). The Palms of Carrollwood Property is situated on a 15.6-acre site with 701 surface parking spaces resulting in a parking ratio of 4.2 spaces per 1,000 square feet of net rentable area.

The Palms of Carrollwood Property is anchored by Bed Bath & Beyond (21.4% net rentable area), Sam Ash Music (14.3% net rentable area), The Fresh Market (12.5% net rentable area), and PetCo (8.0% net rentable area). These four tenants account for approximately 56.2% of the net rentable area and have all been in occupancy since at least 2002. No other tenant accounts for more than 5.1% of the net rentable area at the Palms of Carrollwood Property. As of January 13, 2017, the Palms of Carrollwood Property was 87.9% leased by 22 tenants.

The Palms of Carrollwood Property is located approximately eleven miles north of Downtown Tampa at the intersection of North Dale Mabry Highway and West Fletcher Avenue, which have combined daily traffic counts of 87,500 vehicles per day. Located within 8 miles of the Palms of Carrollwood Property are the University of Florida, Florida Hospital Tampa and Busch Gardens Tampa.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PALMS OF CARROLLWOOD

According to the appraisal, the 2016 population within a three-, and five- mile radius of the Palms of Carrollwood Property was 106,380, and 272,292, respectively, while the 2016 estimated average household income within the same radii was $77,726, and $65,079, respectively. According to the appraisal, the Palms of Carrollwood Property is located within the Northwest Tampa retail submarket. As of the fourth quarter of 2016, the submarket reported total inventory of approximately 18.7 million square feet with a 4.3% vacancy rate.

Sources and Uses

Sources			Uses
Original loan amount	$18,720,000	58.6%	Purchase Price	$31,125,000	97.4%
Borrower Sponsor’s new cash contribution	13,235,135	41.4	Reserves	231,746	0.7
			Closing costs	598,389	1.9

Total Sources	$31,955,135	100.0%	Total Uses	$31,955,135	100.0%

The following table presents certain information relating to the tenancy at the Palms of Carrollwood Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
Bed Bath & Beyond	NR/Baa1/BBB+	35,931	21.4%	$11.25	$404,224	18.3%	NAV	NAV	1/31/2021(4)(5)
Sam Ash Music	NR/NR/NR	24,000	14.3%	$9.50	$228,000	10.3%	$230	6.6%	9/30/2018(6)
The Fresh Market	NR/B2/B	21,000	12.5%	$10.75	$225,750	10.2%	$487	3.2%	5/31/2021(7)
PetCo	NR/B2/B	13,393	8.0%	$17.74	$237,632	10.7%	NAV	NAV	9/19/2017(8)
Total Anchor Tenants		94,324	56.2%	$11.62	$1,095,606	49.6%

Non-Anchor Tenants		53,187	31.7%	$20.96	$1,115,054	50.4%

Occupied Collateral Total		147,511	87.9%	$14.99	$2,210,659	100.0%

Vacant Space		20,376	12.1%

Collateral Total		167,887	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps totaling $40,428 through February 2018.

(3)	Sales PSF and Occupancy Cost are for the trailing twelve month period ending September 2016 for The Fresh Market and the trailing twelve month period ending August 2016 for Sam Ash Music.

(4)	Bed Bath & Beyond has two, five-year lease extension options.

(5)	Bed Bath & Beyond may terminate its lease if the borrower fails to maintain a minimum number of parking spaces in certain designated areas by providing 120 days’ written notice of such failure. No such notice has been received; however, the number of parking spaces in the required designated areas currently does not meet the minimum threshold by seven total parking spaces. The borrower is required to add the additional seven parking spaces (four in the parking area to the west and three in the parking area to the east) within 45 days of origination of the mortgage loan and has deposited $10,000 in an escrow account in order to do so. Additionally, non-recourse carveouts were expanded to include a failure to be in compliance with the parking requirements of the Bed Bath & Beyond lease.

(6)	Sam Ash Music has two five-year lease extension options.

(7)	The Fresh Market has five five-year lease extension options.

(8)	PetCo has one five-year lease extension option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PALMS OF CARROLLWOOD

The following table presents certain information relating to the lease rollover schedule at the Palms of Carrollwood Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	1	13,393	8.0%	13,393	8.0%	$237,632	10.7%	$17.74
2018	2	25,050	14.9%	38,443	22.9%	$267,323	12.1%	$10.67
2019	3	9,139	5.4%	47,582	28.3%	$180,070	8.1%	$19.70
2020	1	1,500	0.9%	49,082	29.2%	$47,535	2.2%	$31.69
2021	4	58,981	35.1%	108,063	64.4%	$698,594	31.6%	$11.84
2022	5	13,265	7.9%	121,328	72.3%	$221,738	10.0%	$16.72
2023	3	11,183	6.7%	132,511	78.9%	$252,924	11.4%	$22.62
2024	1	4,500	2.7%	137,011	81.6%	$127,845	5.8%	$28.41
2025	0	0	0.0%	137,011	81.6%	$0	0.0%	$0.00
2026	1	5,500	3.3%	142,511	84.9%	$132,000	6.0%	$24.00
2027	2	5,000	3.0%	147,511	87.9%	$45,000	2.0%	$9.00
Thereafter	0	0	0.0%	147,511	87.9%	$0	0.0%	$0.00
Vacant	0	20,376	12.1%	167,887	100.0%	$0	0.0%	$0.00
Total/Weighted Average	23	167,887	100.0%			$2,210,659	100.0%	$14.99

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Palms of Carrollwood Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	1/13/2017(2)(3)
83.8%	82.7%	82.7%	85.7%	87.9%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	Includes 5,000 square feet (3.0% of net rentable area) associated with a tenant who has not yet take occupancy and is expected to be open for business in the summer of 2017.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Palms of Carrollwood Property:

Cash Flow Analysis

	2013	2014	2015	2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,748,416	$1,814,502	$1,933,651	$1,999,757	$2,210,659(1)	74.5%	$13.17
Grossed Up Vacant Space	0	0	0	0	194,393	6.5	1.16
Total Reimbursables	616,700	684,859	756,427	770,699	747,455	25.2	4.45
Other Income	22,438	25,315	10,390	10,643	10,643	0.4	0.06
Less Vacancy & Credit Loss	0	0	0	0	(194,393)(2)	(6.5)	(1.16)
Effective Gross Income	$2,387,554	$2,524,676	$2,700,468	$2,781,099	$2,968,758	100.0%	$17.68

Total Operating Expenses	$808,484	$842,536	$887,489	$895,321	$933,165	31.4	$5.56

Net Operating Income	$1,579,070	$1,682,140	$1,812,979	$1,885,778	$2,035,593	68.6%	$12.12

TI/LC	0	0	0	0	150,000	5.1	0.89
Capital Expenditures	0	0	0	0	43,651	1.5	0.26
Net Cash Flow	$1,579,070	$1,682,140	$1,812,979	$1,885,778	$1,841,942	62.0%	$10.97

NOI DSCR	1.76x	1.87x	2.02x	2.10x	2.27x
NCF DSCR	1.76x	1.87x	2.02x	2.10x	2.05x
NOI DY	8.4%	9.0%	9.7%	10.1%	10.9%
NCF DY	8.4%	9.0%	9.7%	10.1%	9.8%
(1)	U/W Base Rent includes contractual rent steps through February 2018 totaling $40,428 and $45,000 of forward starting rent associated with a tenant who has not yet take occupancy and is expected to be open for business in the summer of 2017. Such tenant is required to commence paying rent 90 days after opening for business or June 26, 2017, whichever is earlier.

(2)	The underwritten economic vacancy is 6.2%. The Palms of Carrollwood Property was 87.9% leased as of January 13, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PALMS OF CARROLLWOOD

The following table presents certain information relating to comparable retail properties to Palms of Carrollwood Property:

Comparable Retail Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Market Place North Tampa, FL	1983/1990	97,832	97%	1.7 miles	Actual LOI	Jan 2017/ 5 Yrs	1,750	$20.00	NNN
Grand Plaza Tampa, FL	1985/NAV	105,316	94%	1.3 miles	Quoted	Dec 2016/ 5 Yrs	1,500	$18.00	NNN
Village Center Tampa, FL	1980/1993	188,511	100%	0.4 miles	Actual	Jun 2016/ 5 Yrs	2,075	$35.00	NNN
Carrollwood Commons Tampa, FL	1991/NAV	184,645	99%	1.6 miles	Actual	Apr 2016/ 5 Yrs	2,500	$30.00	NNN
Mission Bell Shopping Center II Tampa, FL	2007/NAV	12,381	99%	0.3 miles	uBreak iFix	Nov 2015/ 5 Yrs	1,600	$30.50	NNN
(1)	Information obtained from the appraisal and a third party report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 12 – Whitehall Corporate Center VI

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/S&P):	NR/NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$14,400,000			Specific Property Type:	Suburban
Cut-off Date Balance(1):	$14,364,342			Location:	Charlotte, NC
% of Initial Pool Balance:	2.3%			Size:	116,855 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$122.92
Borrower:	WH Office 6, LLC			Year Built/Renovated:	2008/NAP
Borrower Sponsor:	Riprand Count Arco			Title Vesting:	Fee
Mortgage Rate:	5.170%			Property Manager:	Self-managed
Note Date:	December 19, 2016			4th Most Recent Occupancy (As of)(4):	33.7% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(4):	49.9% (12/31/2013)
Maturity Date:	January 11, 2027			2nd Most Recent Occupancy (As of)(4):	49.9% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of)(4)(5):	57.3% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(4)(5):	90.7% (11/30/2016)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(5):	$99,594 (12/31/2013)
Call Protection:	L(26),D(90),O(4)			3rd Most Recent NOI (As of)(5):	$350,210 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of)(5):	$420,462 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of)(5):	$657,724 (Annualized 9 9/30/2016)
Additional Debt Type(1):	Mezzanine Debt
				U/W Revenues(5):	$2,236,437
				U/W Expenses(5):	$880,145
				U/W NOI(5):	$1,356,293
				U/W NCF(5):	$1,198,735
				U/W NOI DSCR(1)(5):	1.43x
Escrows and Reserves:				U/W NCF DSCR(1)(5):	1.27x
				U/W NOI Debt Yield(1)(5):	9.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1)(5):	8.3%
Taxes	$14,329	$14,330	NAP	As-Stabilized Appraised Value(6):	$20,500,000
Insurance(2)	$0	Springing	NAP	As-Stabilized Appraisal Valuation Date(6):	September 1, 2017
Replacement Reserves	$0	$1,948	NAP	Cut-off Date LTV Ratio(1)(6):	70.1%
Tenant Specific TI/LC Reserve(3)	$0	$9,738	$725,000(3)	LTV Ratio at Maturity(1)(6):	58.1%

(1)	The equity interest in the borrower has been pledged to secure mezzanine indebtedness with an original principal balance of $850,000. All statistical information related to the balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based solely on the Whitehall Corporate Center VI mortgage loan. As of the Cut-off Date, the combined U/W NCF DSCR, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity were 1.13x, 7.9%, 74.2% and 62.2%, respectively.

(2)	Ongoing monthly reserves for insurance are not required as long as (i) the Whitehall Corporate Center VI Property is insured by an acceptable blanket insurance policy; (ii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums; and (iii) no event of default has occurred and is continuing.

(3)	The Tenant Specific TI/LC Reserve shall be available only for renewing or replacing the Advantage Sales & Marketing, Direct ChassisLink and/or Home Point Financial tenants. Provided (i) no event of default is continuing; (ii) the net cash flow debt yield being at least 7.25%; and (iii) the Whitehall Corporate Center VI Property maintaining a minimum occupancy of at least 80.0%; then the Whitehall Corporate Center VI borrower shall not be required to make deposits into the Tenant Specific TI/LC Reserve in excess of $725,000.

(4)	See “Historical Occupancy” section.

(5)	See “Cash Flow Analysis” section.

(6)	The As-Stabilized Appraised Value represents the value given that all tenant improvement and leasing commissions have been paid and the Whitehall Corporate Center VI property is stabilized at full market rents as of September 1, 2017. The As-Is Appraised Value of $20,000,000 assumes the outstanding tenant improvements and leasing commissions have been paid but the property is not stabilized. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the $20,000,000 As-Is Appraised Value are 71.8% and 59.5%, respectively.

The Whitehall Corporate Center VI mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in a five-story, class A office building totaling 116,855 square feet and located in Charlotte, North Carolina (the “Whitehall Corporate Center VI Property”), approximately 12.4 miles southwest of the Charlotte central business district. Constructed in 2008, the Whitehall Corporate Center VI Property is situated on a 6.0-acre site and contains 446 surface parking spaces, resulting in a parking ratio of 3.8 spaces per 1,000 square feet of rentable area. According to a third party market research report, the 2016 estimated population within a one-, three- and five-mile radius of the Whitehall Corporate Center VI Property was 6,157, 39,543 and 110,977, respectively; while the 2016 estimated median household income within the same radii was $61,143, $61,051 and $53,045, respectively. As of November 30, 2016 the Whitehall Corporate Center VI Property was 90.7% occupied by 9 tenants. According to a third party market research report, the Whitehall Corporate Center VI Property is located in the Airport submarket of the Charlotte office market, which, as of the fourth quarter of 2016, contained a total inventory of 349

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHITEHALL CORPORATE CENTER VI

buildings totaling approximately 13.6 million square feet with a 12.8% vacancy rate. As of the fourth quarter of 2016 the Airport class A office submarket reported a vacancy rate of 14.6% and an average asking rental rate of $22.24 per square foot, full service gross.

Sources and Uses

Sources			Uses
Original loan amount	$14,400,000	94.4%	Loan payoff	$14,610,990	95.8%
Mezzanine loan amount	850,000	5.6	Closing costs	505,285	3.3
			Reserves	14,329	0.1
			Return of equity	119,396	0.8
Total Sources	$15,250,000	100.0%	Total Uses	$15,250,000	100.0%

The following table presents certain information relating to the tenancies at the Whitehall Corporate Center VI Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Advantage Sales & Marketing	NR/NR/NR	25,003	21.4%	$21.27	$531,814	23.8%	5/31/2021(2)(3)
Home Point Financial	NR/NR/NR	23,517	20.1%	$21.37	$502,558	22.5%	12/31/2021(4)
Direct ChassisLink	NR/NR/NR	23,654	20.2%	$20.34	$481,220	21.6%	5/31/2022(5)
Oxner & Permar, PLLC	NR/NR/NR	7,919	6.8%	$22.00	$174,218	7.8%	12/31/2023(6)
Talbert, Bright & Ellington	NR/NR/NR	7,124	6.1%	$19.48	$138,740	6.2%	5/31/2023(7)
Total Major Tenants		87,217	74.6%	$20.97	$1,828,550	81.9%

Non-Major Tenants		18,744	16.0%	$21.51	$403,162	18.1%

Occupied Collateral Total		105,961	90.7%	$21.06	$2,231,712	100.0%

Vacant Space		10,894	9.3%

Collateral Total		116,855	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2018 totaling $50,041.

(2)	Advantage Sales & Marketing has (i) a one-time option, any time after April 30, 2019, to return up to 25% (approximately 5,914 square feet) of its leased space on the third floor with 6-months’ written notice and (ii) a one-time option, on November 1, 2019 to terminate its lease with 9-months written notice and payment of a termination fee in an amount equal to the unamortized amount of tenant improvements, leasing commissions and free rent calculated at 7% interest.

(3)	Advantage Sales & Marketing has two 5-year lease renewal options.

(4)	Home Point Financial has one 5-year lease renewal option.

(5)	Direct ChassisLink has two 5-year lease renewal options.

(6)	Oxner & Permar, PLLC has two 3-year lease renewal options.

(7)	Talbert, Bright & Ellington has one 5-year lease renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHITEHALL CORPORATE CENTER VI

The following table presents certain information relating to the lease rollover schedule at the Whitehall Corporate Center VI Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	1	6,035	5.2%	6,035	5.2%	$128,847	5.8%	$21.35
2021	5	61,229	52.4%	67,264	57.6%	$1,308,687	58.6%	$21.37
2022	1	23,654	20.2%	90,918	77.8%	$481,220	21.6%	$20.34
2023	2	15,043	12.9%	105,961	90.7%	$312,958	14.0%	$20.80
2024	0	0	0.0%	105,961	90.7%	$0	0.0%	$0.00
2025	0	0	0.0%	105,961	90.7%	$0	0.0%	$0.00
2026	0	0	0.0%	105,961	90.7%	$0	0.0%	$0.00
2027	0	0	0.0%	105,961	90.7%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	105,961	90.7%	$0	0.0%	$0.00
Vacant	0	10,894	9.3%	116,855	100.0%	$0	0.0%	$0.00
Total/Weighted Average	9	116,855	100.0%			$2,231,712	100.0%	$21.06
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Table.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Whitehall Corporate Center VI Property:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)(2)	12/31/2015(1)(2)	11/30/2016(3)
33.7%	49.9%	49.9%	57.3%	90.7%

(1)	Information obtained from the borrower.

(2)	The Whitehall Corporate Center VI Property is part of the larger approximately 864,717 square foot Whitehall Corporate Park, which had approximately 442,620 square feet of space delivered to the market between the third quarter of 2007 and the second quarter of 2008. Given the sudden increase in available space, the borrower sponsor focused on leasing up one building at a time with the Whitehall Corporate Center VI Property being the final building.

(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHITEHALL CORPORATE CENTER VI

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Whitehall Corporate Center VI Property:

Cash Flow Analysis

	2013(1)	2014(1)	2015(1)	Annualized 9 9/30/2016(1)	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$730,541	$1,053,510	$1,133,430	$1,395,039	$2,231,712(2)	99.8%	$19.10
Grossed Up Vacant Space	0	0	0	0	239,668	10.7	2.05
Total Reimbursables	(5,871)	23,413	24,572	4,687	4,725	0.2	0.04
Less Vacancy & Credit Loss	0	0	0	0	(239,668)(3)	(10.7)	(2.05)
Effective Gross Income	$724,670	$1,076,923	$1,158,002	$1,399,725	$2,236,437	100.0%	$19.14

Total Operating Expenses	$625,076	$726,713	$737,540	$742,001	$880,145	39.4%	$7.53

Net Operating Income	$99,594	$350,210	$420,462	$657,724	$1,356,293	60.6%	$11.61
TI/LC	0	0	0	0	134,186	6.0	1.15
Capital Expenditures	0	0	0	0	23,371	1.0	0.20
Net Cash Flow	$99,594	$350,210	$420,462	$657,724	$1,198,735	53.6%	$10.26

NOI DSCR	0.11x	0.37x	0.44x	0.70x	1.43x
NCF DSCR	0.11x	0.37x	0.44x	0.70x	1.27x
NOI DY	0.7%	2.4%	2.9%	4.6%	9.4%
NCF DY	0.7%	2.4%	2.9%	4.6%	8.3%

(1)	The increase in Net Operating Income from 2013 to U/W is due to the fact that the Whitehall Corporate Center VI Property’s occupancy was 49.9% as of December 31, 2013, 49.9% as of December 31, 2014, and 57.3% as of December 31, 2015. Since February 1, 2016, the borrower sponsor has leased 55.4% of the net rentable area to 5 tenants, representing 62.3% of the Annual U/W Base Rent.

(2)	U/W Base Rent include contractual rent steps through February 2018 totaling $50,041.

(3)	The underwritten economic vacancy is 9.7%. The Whitehall Corporate Center VI Property is 90.7% physically occupied as of November 30, 2016.

The following table presents certain information relating to comparable office leases for the Whitehall Corporate Center VI Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Whitehall Corporate Center VI Property Charlotte, NC	2008/NAP	5	116,855	91%	--	Advantage Sales & Marketing	April 2016 / 5.1 Yrs	25,003	$21.27	FSG
Two Water Ridge Charlotte, NC	1997/NAP	6	146,016	85%	5.8 miles	National Service Alliance	April 2016 / 5.4 Yrs	1,739	$21.00	FSG
Linville Building Charlotte, NC	2008/NAP	5	125,000	96%	19.1 miles	Smucker`s Retail Foods, Inc.	December 2015 / 5.7 Yrs	6,129	$22.24	FSG
Coliseum Center VI Charlotte, NC	1998/NAP	6	153,272	87%	6.1 miles	Superior Talent Resources	March 2016 / 3.0 Yrs	1,600	$20.00	FSG
One Water Ridge Charlotte, NC	1995/NAP	5	112,509	100%	5.7 miles	CoreSource	December 2015 / 5.5 Yrs	17,156	$20.50	FSG
White Hall Corporate Center V Charlotte, NC	2008/NAP	5	116,108	65%	0.2 miles	Pilz Automation Safety	May 2016 / 5.0 Yrs	1,637	$21.00	FSG
White Hall Corporate Center III Charlotte, NC	2006/NAP	6	178,803	92%	0.2 miles	Abeo	January 2016 / 2.0 Yrs	1,289	$22.00	FSG
White Hall Corporate Center V Charlotte, NC	2008/NAP	5	116,108	65%	0.2 miles	Pilz USA	April 2016 / 5.0 Yrs	1,637	$21.00	FSG
White Hall Corporate Center IV Charlotte, NC	2007/NAP	7	221,818	94%	0.3 miles	HomeBridge Financial	April 2016 / 3.0 Yrs	1,990	$22.00	FSG

(1)	Information obtained from the appraisal and a third party research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 13 – Britt Lakes

Loan Information				Property Information
Mortgage Loan Seller:	Argentic Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/S&P):	NR/NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$13,600,000			Specific Property Type:	Garden
Cut-off Date Balance:	$13,600,000			Location:	Fayetteville, NC
% of Initial Pool Balance:	2.1%			Size:	216 Units
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit:	$62,963
Borrower:	III Promises, LLC			Year Built/Renovated:	2006/NAP
Borrower Sponsors:	William O. Richardson; Horace William Miller IV			Title Vesting:	Fee
Mortgage Rate:	4.390%			Property Manager:	Self-managed
Note Date:	October 31, 2016			4th Most Recent Occupancy:	88.2% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy:	88.6% (12/31/2014)
Maturity Date:	November 6, 2026			2nd Most Recent Occupancy:	87.3% (12/31/2015)
IO Period:	24 months			Most Recent Occupancy:	99.5% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	98.1% (1/25/2017)
Seasoning:	4 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI:	$1,093,348 (12/31/2013)
Call Protection:	L(28),D(87),O(5)			3rd Most Recent NOI:	$1,037,872 (12/31/2014)
Lockbox Type:	None			2nd Most Recent NOI:	$1,002,607 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of):	$1,145,694 (TTM 1/31/2017)
Additional Debt Type:	NAP
				U/W Revenues:	$1,812,263
				U/W Expenses:	$659,450
				U/W NOI:	$1,152,814
				U/W NCF:	$1,098,814
				U/W NOI DSCR:	1.41x
Escrows and Reserves:				U/W NCF DSCR:	1.35x
				U/W NOI Debt Yield:	8.5%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.1%
Taxes	$0	$14,729	NAP	As-Is Appraised Value:	$18,435,000
Insurance	$37,541	$3,128	NAP	As-Is Appraisal Valuation Date:	September 28, 2016
Replacement Reserves	$0	$4,500	$162,000	Cut-off Date LTV Ratio:	73.8%
Deferred Maintenance	$13,570	$0	NAP	LTV Ratio at Maturity:	62.8%

The mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a garden-style multifamily property totaling 216 units located in Fayetteville, North Carolina (the “Britt Lakes Property”). Built by the borrower sponsor in 2006, the Britt Lakes Property is comprised of 216 units across 16 two-story garden-style buildings and is situated on a 38.0-acre site. Each unit features a range/oven with vent hood, a dishwasher, a refrigerator, washer/dryer connections, walk-in closets, vaulted ceilings and a private patio or balcony. Community amenities include an outdoor swimming pool, a 20-acre lake, a 24-hour fitness facility, a resident business center, a clubhouse, a car wash bay, and a 24-hour common laundry facility. The Britt Lakes Property features 435 open surface parking spaces and twelve detached garages, reflecting an overall parking ratio of 2.0 spaces per unit. As of January 25, 2017, the Britt Lakes Property was 98.1% occupied.

The Britt Lakes Property is situated approximately 8.4 miles from downtown Fayetteville. Access to the Britt Lakes Property is provided by Fisher Road and secondary roads, including NC Highway 162, NC Highway 59, and US Highway 401. Regional access is provided through Interstate-95 located roughly eight miles to the southeast of the Britt Lakes Property. Local retailers in proximity to the Britt Lakes Property include Harris Teeter, Food Lion, Millstone Theatres, Family Dollar, Dollar General, Aaron’s, Target, and Marshall’s. A Walmart Supercenter is located approximately 2.5 miles to the southeast of the Britt Lakes Property along NC Highway 59. The Britt Lakes Property is approximately seven miles from the Fayetteville Regional Airport (a public use airport with two runways and five airlines in service), approximately eleven miles from Fayetteville State University (a public university with an enrollment of 5,930 students) and approximately 5.5 miles from the Fayetteville-based Cape Fear Valley’s Hoke Hospital. Additionally, Fort Bragg, the largest military base in the world, with more than 50,000 active duty personnel, is located approximately 13 miles from the Britt Lakes Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRITT LAKES

Sources and Uses

Sources			Uses
Original loan amount	$13,600,000	100.0%	Loan payoff	$12,954,539	95.3%
			Reserves	51,111	0.4
			Closing costs	368,010	2.7
			Return of equity	226,340	1.7

Total Sources	$13,600,000	100.0%	Total Uses	$13,600,000	100.0%

The following table presents certain information relating to the unit mix of the Britt Lakes Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Unit
1 BR, 1 BA	64	29.6%	622	$597
2 BR, 2 BA	96	44.4%	963	$704
3 BR, 2 BA	56	25.9%	1,214	$851
Total/Weighted Average	216	100.0%	927	$710

(1)	Information obtained from the appraisal and underwritten rent roll.

The following table presents historical occupancy percentages at the Britt Lakes Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	1/25/2017(2)
88.2%	88.6%	87.3%	99.5%	98.1%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Britt Lakes Property:

Cash Flow Analysis

	2013	2014	2015	TTM 1/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$1,751,206	$1,593,156	$1,592,124	$1,727,507	$1,851,772	102.2%	$8,573
Model/Employee	(8,164)	(6,571)	0	0	(9,000)	(0.5)	(42)
Concessions	(51,985)	(37,050)	(21,828)	(18,813)	(18,813)	(1.0)	(87)
Other Income (1)	112,205	164,910	103,944	86,427	81,253	4.5	376
Less Vacancy & Credit Loss (2)	(1,798)	(2,382)	(50)	(360)	(92,949)(2)	(5.1)	(430)

Effective Gross Income	$1,801,464	$1,712,062	$1,674,190	$1,794,761	$1,812,263	100.0%	$8,390

Total Operating Expenses	$708,116	$674,190	$671,582	$649,067	$659,450	36.4%	$3,053

Net Operating Income	$1,093,348	$1,037,872	$1,002,607	$1,145,694	$1,152,814	63.6%	$5,337
Capital Expenditures	0	0	0	0	54,000	3.0	250
Net Cash Flow	$1,093,348	$1,037,872	$1,002,607	$1,145,694	$1,098,814	60.6%	$5,087

NOI DSCR	1.34x	1.27x	1.23x	1.40x	1.41x
NCF DSCR	1.34x	1.27x	1.23x	1.40x	1.35x
NOI DY	8.0%	7.6%	7.4%	8.4%	8.5%
NCF DY	8.0%	7.6%	7.4%	8.4%	8.1%

(1)	Other Income consists of garage rent, pet fees, application fees, late fees, and other miscellaneous income.

(2)	The underwritten economic vacancy is 5.0%. The Britt Lakes Property was 98.1% physically occupied as of January 25, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRITT LAKES

The following table presents certain information relating to comparable multifamily properties for the Britt Lakes Property:

Competitive Set(1)

	Hidden Lake	Cumberland Towers	The Grove at Park Place	Stone Ridge	Kings Quarters at Jack Britt
Location	Fayetteville, NC	Fayetteville, NC	Fayetteville, NC	Fayetteville, NC	Fayetteville, NC
Distance to Subject	3.5 miles	1.4 miles	1.7 miles	2.7 miles	3.4 miles
Property Type	Low-Rise	Low-Rise	Low-Rise	Low-Rise	Low-Rise
Number of Stories	3	2	3	3	3
Number of Units	216	428	216	236	216
Average Rent (monthly per unit)
1 Bedroom	$718	$600	$870	$821	NAV
2 Bedroom	$813	$700	$1,003	$975	$907
3 Bedroom	$900	$800	$1,130	$1,021	$1,088
Utilities	NAV	NAV	NAV	NAV	NAV
Total Occupancy	96.0%	98.0%	87.0%	NAV	96.0%

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 14 – Peachtree Mall

Loan Information				Property Information
Mortgage Loan Seller:		Argentic Real Estate Finance		Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/S&P):		NR/NR/NR		Property Type:	Retail
Original Principal Balance(1):		$11,555,560		Specific Property Type:	Regional Mall
Cut-off Date Balance(1):		$11,352,804		Location:	Columbus, GA
% of Initial Pool Balance:		1.8%		Size:	536,202 SF
Loan Purpose:		Refinance		Cut-off Date Balance Per SF(1):	$147.14
Borrower(2):		Peachtree Mall L.L.C.		Year Built/Renovated:	1975/1994
Borrower Sponsor(2):		General Growth Partners		Title Vesting:	Fee
Mortgage Rate:		3.944%		Property Manager:	Self-managed
Note Date:		June 17, 2016		4th Most Recent Occupancy (As of)(4):	90.1% (12/31/2012)
Anticipated Repayment Date:		NAP		3rd Most Recent Occupancy (As of)(4):	85.1% (12/31/2013)
Maturity Date:		December 6, 2025		2nd Most Recent Occupancy (As of)(4):	88.3% (12/31/2014)
IO Period:		NAP		Most Recent Occupancy (As of)(4):	89.9% (12/31/2015)
Loan Term (Original):		114 months		Current Occupancy (As of)(4)(5):	90.7% (11/30/2016)
Seasoning:		9 months
Amortization Term (Original):		300 months		Underwriting and Financial Information:
Loan Amortization Type:		Amortizing Balloon		4th Most Recent NOI (As of):	$9,271,056 (12/31/2013)
Interest Accrual Method:		Actual/360		3rd Most Recent NOI (As of):	$9,787,129 (12/31/2014)
Call Protection:		L(33),D(77),O(4)		2nd Most Recent NOI (As of):	$9,307,906 (12/31/2015)
Lockbox Type:		Hard/Springing Cash Management		Most Recent NOI (As of):	$9,831,560 (TTM 11/30/2016)
Additional Debt(1)(3):		Yes
Additional Debt Type(1)(3):		Pari Passu and Future Mezzanine		U/W Revenues:	$14,016,078
				U/W Expenses:	$3,916,454
				U/W NOI:	$10,099,623
				U/W NCF:	$9,348,941
				U/W NOI DSCR(1):	2.00x
Escrows and Reserves:				U/W NCF DSCR(1):	1.85x
				U/W NOI Debt Yield(1):	12.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	11.8%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$140,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	September 1, 2016
Replacement Reserves	$0	Springing	$78,266	Cut-off Date LTV Ratio(1):	56.4%
TI/LC Reserve	$0	Springing	$313,065	LTV Ratio at Maturity(1):	42.2%

(1)	The Peachtree Mall whole loan with an aggregate original principal balance of $80,305,560, and an outstanding balance as of the Cut-Off Date of $78,896,500, is comprised of four pari passu notes (Note A-1, Note A-2, Note A-3, and Note A-4). The non-controlling Note A-4 has an original balance of $11,555,560, has an outstanding principal balance as of the Cut-Off Date of $11,352,804 and will be contributed to the WFCM 2017-RC1 Trust. The non-controlling Note A-1 had an original principal balance of $23,750,000 and was contributed to SGCMS 2016-C5 Trust. The non-controlling Note A-2 had an original principal balance of $20,000,000 and was contributed to the WFCM 2016-NXS6 Trust. The controlling Note A-3 had an original balance of $25,000,000 and was contributed to the CSAIL 2016-C7 Trust. All statistical financial information related to the balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Peachtree Mall whole loan.

(2)	The borrower and borrower sponsor previously filed for Chapter 11 bankruptcy. The borrower emerged from bankruptcy in December 2009, and the borrower sponsor emerged from bankruptcy on November 8, 2010. The borrower sponsor has also been involved in several foreclosures within the past seven years. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

(3)	The borrower may enter into a mezzanine loan secured by direct or indirect ownership interests in the borrower subject to the satisfaction of certain conditions, including: (i) a combined loan-to-value ratio not greater than 63.8%; (ii) a combined debt service coverage ratio not less than 1.86x; (iii) is secured by collateral that is not collateral for the Peachtree Mall whole loan; (iv) the execution of an intercreditor agreement acceptable to the lender; and (v) receipt of a rating agency confirmation from DBRS, Fitch, Moody’s S&P that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFCM Series 2017-RC1 Certificates and similar rating confirmations from each rating agency rating any securities backed by the Note A-1, Note A-2 or Note A-3 with respect to the ratings of such securities.

(4)	Occupancy statistics exclude the At Home Anchor Space (as defined below), which is not currently part of the collateral. At Home has the right to terminate its lease on the 25th month following their opening date if its sales do not exceed $6,000,000 for the prior twelve months.

(5)	See “Historical Occupancy”.

The Peachtree Mall mortgage loan is part of a whole loan evidenced by four pari passu promissory notes secured by a first mortgage encumbering the fee interest in an enclosed regional mall consisting of four one-story buildings located in Columbus, Georgia (the “Peachtree Mall Property”). The Peachtree Mall Property was built in 1975 and most recently expanded in 1994. The borrower sponsor has owned the Peachtree Mall Property since 2003. The Peachtree Mall Property is adjacent to the Interstate-185 and Manchester Expressway intersection. The Peachtree Mall Property contains 821,687 square feet of retail space, of which 536,202 square feet serve as collateral for the Peachtree Mall whole loan, and is situated on a 66.6-acre parcel of land, of which 53.4-acres serve as collateral (the “Peachtree Mall Collateral Property”). The Peachtree Mall Property is anchored by Dillard’s (not part of collateral), Macy’s and JC Penney. Other major tenants include H&M and Forever 21. A new lease with At Home, a home décor retailer, was executed on June 2, 2016 for 86,000 square feet of a currently unoccupied anchor space (the “At Home Anchor Space”; currently not part of collateral) that was purchased from Dillard’s by the borrower sponsor for approximately $2.2 million in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Peachtree Mall

conjunction with the origination of the Peachtree Mall whole loan. At Home executed a five-year lease with three five-year renewal options and recently opened for business in February 2017. The At Home Anchor Space is expected to be contributed as part of the Peachtree Mall Collateral Property collateral within 36 months of the origination of the Peachtree Mall whole loan. The borrower is required, on or before November 23, 2018, to acquire the At Home Anchor Space from its affiliate, subject to the satisfaction of certain conditions, including, inter alia, the delivery of (i) an amendment to the mortgage adding the At Home Anchor Space as collateral for the Peachtree Mall whole loan, (ii) representations and warranties with respect to the At Home Anchor Space, (iii) an updated phase I environmental report with respect to the At Home Anchor Space (and if such report discloses hazardous substances, the lender’s consent to such acquisition and a deposit with the lender of an amount equal to 125% of estimated costs of any related remediation), (iv) an updated engineering report with respect to the At Home Anchor Space (and if such report recommends any repairs, a deposit with the lender of an amount equal to 125% of estimated costs of such repair), (v) an updated title insurance policy with respect to the At Home Anchor Space, and (vi) payment of all of the lender’s reasonable costs and expenses.

According to the borrower sponsor, approximately 10 million customers visit the Peachtree Mall Property each year. The Peachtree Mall Property contains 3,805 parking spaces, resulting in a parking ratio of 4.6 spaces per 1,000 square feet of rentable area. As of October 2016, tenants occupying 10,000 square feet or less had average trailing 12-month in-line sales of $391 per square foot with an average occupancy cost of 14.4%. As of November 30, 2016, the Peachtree Mall Property was 90.7% occupied (excluding temporary tenants) by 82 tenants.

Sources and Uses

Sources			Uses
Original loan amount(1)	$80,305,560	100.0%	Loan Payoff(2)	$0	0.0%
			Closing costs	581,647	0.7
			Return of equity(2)	79,723,913	99.3
Total Sources	$80,305,560	100.0%	Total Uses	$80,305,560	100.0%

(1)	Represents the Peachtree Mall whole loan.

(2)	The Peachtree Mall Property was previously securitized in the BACM 2005-4 transaction. The previous loan was paid off in February 2015, and the Peachtree Mall Collateral Property remained unencumbered until the origination of the Peachtree Mall whole loan. The outstanding loan balance of the previous loan in BACM 2005-4 was $77.8 million at maturity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Peachtree Mall

The following table presents certain information relating to the tenancies at the Peachtree Mall Collateral Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF(2)	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants – Not Part of Collateral
Dillard’s	BBB-/Baa3/BBB-	201,076	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenants – Collateral
Macy’s	BBB/Baa2/BBB	139,219	26.0%	$2.66	$370,634	4.0%	$131	2.2%	9/1/2022(4)
JC Penney	B+/B1/B	82,320	15.4%	$4.25	$349,860	3.8%	$149	3.3%	11/30/2019(5)
Total Anchor Tenants - Collateral		221,539	41.3%	$3.25	$720,494	7.9%

Other Major Tenants - Collateral
H&M	NR/NR/NR	21,210	4.0%	$17.17	$364,104	4.0%	$124	13.4%	1/31/2026(6)
Forever 21	NR/NR/NR	10,979	2.0%	$27.82	$305,490	3.3%	$197	16.6%	5/31/2025(7)
Encore	NR/NR/NR	13,159	2.5%	$14.63	$192,516	2.1%	$130	15.6%	7/31/2025(8)
Peachtree 8	NR/B2/B+	25,439	4.7%	$1.97	$50,115	0.5%	$127,567(9)	10.5%	12/31/2018
Total Other Major Tenants - Collateral		70,787	13.2%	$12.89	$912,225	10.0%

Non-Major Tenants – Collateral		194,234	36.2%	$38.73	$7,523,515	82.2%

Occupied Total – Collateral		486,560	90.7%	$18.82	$9,156,233	100.0%

Vacant Space		49,642	9.3%

Collateral Total		536,202	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent includes contractual rent increases through March 2018 totaling $215,107, forward starting rent totaling $314,634 associated with an existing tenant that is relocating and expanding in February 2017. Tenant NRSF includes 994 square feet and Annual U/W Base Rent includes $27,213 associated with a tenant that was in occupancy as of November 30, 2016, but recently vacated.

(3)	Sales PSF and Occupancy Cost are for the trailing 12 month period ending October 31, 2016.

(4)	Macy’s has six, five-year renewal options.

(5)	JC Penney has three, five-year renewal options.

(6)	H&M has two, five-year renewal options. H&M has the right to terminate its lease if its 2019 sales do not exceed $2,800,000. To exercise such termination option, H&M must provide 365 days’ written notice by June 30, 2020 and pay a termination fee equal to 50% of all unamortized tenant improvements and leasing commissions. As of October 31, 2016, H&M sales were $2,619,732. H&M opened at the Peachtree Mall Property in July 2015.

(7)	Forever 21 has the right to terminate its lease if its sales for the period from June 1, 2018 through May 31, 2019 do not exceed $2,500,000. To exercise such termination option, Forever 21 must provide 180 days’ written notice by July 31, 2020 and pay a termination fee equal to 55% of all unamortized tenant improvements and leasing commissions. As of October 31, 2016, Forever 21 sales were $2,158,538. Forever 21 opened at the Peachtree Mall Property in May 2015.

(8)	Encore has the right to terminate its lease if its sales for the period from July 31, 2019 through June 30, 2020 do not exceed $1,500,000. To exercise such termination option, Encore must provide 90 days’ written notice within 60 days after June 30, 2020 and pay a termination fee equal to 50% of all unamortized tenant improvements and leasing commissions. As of October 31, 2016, Encore sales were $1,704,337 at its current space, which they expanded into in October 2015.

(9)	Represents sales per screen. Peachtree 8 is a movie theater with eight screens.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Peachtree Mall

The following table presents certain information relating to the lease rollover schedule at the Peachtree Mall Collateral Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF(3)	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	8	20,905	3.9%	20,905	3.9%	$479,484	5.2%	$22.94
2018	19	66,256	12.4%	87,161	16.3%	$1,610,357	17.6%	$24.31
2019	17	129,972	24.2%	217,133	40.5%	$1,655,524	18.1%	$12.74
2020	7	19,540	3.6%	236,673	44.1%	$540,430	5.9%	$27.66
2021	7	19,963	3.7%	256,636	47.9%	$831,797	9.1%	$41.67
2022	3	141,863	26.5%	398,499	74.3%	$724,868	7.9%	$5.11
2023	7	11,783	2.2%	410,282	76.5%	$780,772	8.5%	$66.26
2024	1	1,516	0.3%	411,798	76.8%	$40,950	0.4%	$27.01
2025	8	43,623	8.1%	455,421	84.9%	$1,507,283	16.5%	$34.55
2026	3	24,264	4.5%	479,685	89.5%	$642,921	7.0%	$26.50
2027	1	5,881	1.1%	485,566	90.6%	$314,634	3.4%	$53.50
Thereafter	0	0	0.0%	485,566	90.6%	$0	0.0%	$0.00
Vacant(5)	0	49,642	9.3%	536,202	100.0%	$0	0.0%	$0.00
Total/Weighted Average	81	536,202	100.0%			$9,156,233	100.0%	$18.82

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Expiring NRSF includes 994 square feet and Annual U/W Base Rent includes $27,213 attributed to a tenant that was in occupancy as of November 30, 2016, but recently vacated.

(4)	Annual U/W Base Rent PSF excludes vacant space.

(5)	Includes 25,145 square feet (4.7% of net rentable area) attributed to temporary tenants that were not included in Annual U/W Base Rent.

The following table presents historical occupancy percentages at the Peachtree Mall Collateral Property:

Historical Occupancy(1)

12/31/2012(2)	12/31/2013(2)	12/31/2014(2)	12/31/2015(2)	11/30/2016(3)(4)(5)
90.1%	85.1%	88.3%	89.9%	90.7%

(1)	Includes collateral tenants only and excludes temporary tenants. Occupancy statistics shown exclude the At Home Anchor Space.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

(4)	Excludes 25,145 square feet (4.7% of net rentable area) attributed to temporary tenants that were not included in Annual U/W Base Rent.

(5)	Includes 994 square feet (0.2% net rentable area) attributed to a tenant that was in occupancy as of November 30, 2016, but recently vacated.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Peachtree Mall

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Peachtree Mall Collateral Property:

Cash Flow Analysis

	2013	2014	2015	TTM 11/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$8,037,244	$8,183,664	$8,106,017	$8,761,161	$9,156,233(1)	65.3%	$17.08
Grossed Up Vacant Space	0	0	0	0	1,043,997	7.4	1.95
Percentage Rent	205,469	168,227	281,693	247,608	338,546	2.4	0.63
Total Reimbursables	3,641,827	3,815,809	3,409,397	3,310,555	3,175,236	22.7	5.92
Other Income	1,464,595	1,576,856	1,369,127	1,323,211	1,346,063	9.6	2.51
Less Vacancy & Credit Loss	(117,546)	62,563	(4,851)	126,568	(1,043,997)(2)	(7.4)	(1.95)
Effective Gross Income	$13,231,589	$13,807,120	$13,161,383	$13,769,103	$14,016,078	100%	$26.14

Total Operating Expenses	$3,960,533	$4,019,990	$3,853,477	$3,937,543	$3,916,454	27.9%	$7.30

Net Operating Income	$9,271,056	$9,787,129	$9,307,906	$9,831,560	$10,099,623	72.1%	$18.84
TI/LC	0	0	0	0	670,253	4.8	1.25
Capital Expenditures	0	0	0	0	80,430	0.6	0.15
Net Cash Flow	$9,271,056	$9,787,129	$9,307,906	$9,831,560	$9,348,941	66.7%	$17.44

NOI DSCR(3)	1.83x	1.94x	1.84x	1.94x	2.00x
NCF DSCR(3)	1.83x	1.94x	1.84x	1.94x	1.85x
NOI DY(3)	11.8%	12.4%	11.8%	12.5%	12.8%
NCF DY(3)	11.8%	12.4%	11.8%	12.5%	11.8%

(1)	U/W Base Rent includes contractual rent increases through March 2018 totaling $215,107, forward starting rent totaling $314,634 associated with an existing tenant that is relocating and expanding in February 2017 and $27,213 associated with a tenant that was in occupancy as of November 30, 2016 but recently vacated.

(2)	The underwritten economic vacancy is 7.5%. The Peachtree Mall Collateral Property was 90.7% physically occupied (excluding temporary tenants) as of November 30, 2016.

(3)	The debt service coverage ratios and debt yields are based on the Peachtree Mall whole loan.

The following table presents certain information relating to some comparable retail properties for the Peachtree Mall Property:

Competitive Properties(1)

Property	Year Built / Renovated	Total GLA (SF)	Occupancy	Distance to Subject	Major / Anchor Tenants
Peachtree Mall (Subject)	1975/1994	536,202	90.7%	--	Macy’s, J.C. Penney, Dillard’s, At Home
Columbus Park Crossing	2002/2006	909,133	99%	2.5 miles	Sears, Kohl’s, Toys R Us, Dick’s, Haverty’s, Ross, Marshalls, TJ Maxx, Bed Bath & Beyond, Carmike Cinemas, JoAnn, Barnes & Noble, Old Navy, PetCo, Staples
Tiger Town	2004/NAP	901,880	100%	28.0 miles	Target, Home Depot, Kroger, Kohl’s, Hobby Lobby, Dick’s, Ross, TJ Maxx, Bed Bath & Beyond, Best Buy, World Market, Office Depot, PetCo, Books-A-Million, Old Navy
Auburn Mall	1973/2005	447,796	88%	30.0 miles	Dillard’s, Belk, JC Penney
LaGrange Mall	1979/2001	240,107	70%	34.0 miles	Belk, TJ Maxx, Sock Shoppe
The Shoppes at EastChase	2002/NAP	431,428	91%	72.0 miles	Dillard’s, Earth Fare
Eastdale Mall	1977/2005	757,411	77%	74.0 miles	Dillard’s, Sears, JC Penney, Belk Women’s Belk Men / Children

(1)	Information obtained from the appraisal and underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 15 – Summercrest Apartments

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/ Moody’s/S&P):	NR/NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$11,350,000			Specific Property Type:	Garden
Cut-off Date Balance:	$11,350,000			Location:	Houston, TX
% of Initial Pool Balance:	1.8%			Size:	355 Units
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit:	$31,972
Borrower:	New Radha Krishna Properties of Houston, LLC			Year Built/Renovated:	1970/2016
Borrower Sponsor:	Arun Verma			Title Vesting:	Fee
Mortgage Rate:	5.3300%			Property Manager:	Self-managed
Note Date:	December 23, 2016			4th Most Recent Occupancy (As of):	95.0% (11/30/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	94.0% (11/30/2013)
Maturity Date:	January 6, 2027			2nd Most Recent Occupancy (As of):	92.0% (12/31/2014)
IO Period:	12 months			Most Recent Occupancy (As of):	94.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	95.2% (12/8/2016)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon			4th Most Recent NOI (As of):	$906,283 (12/31/2013)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	$986,674 (12/31/2014)
Call Protection:	L(26),D(90),O(4)			2nd Most Recent NOI (As of):	$1,205,274 (12/31/2015)
Lockbox Type:	Springing			Most Recent NOI (As of):	$1,615,990 (TTM 11/30/2016)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$2,831,436
				U/W Expenses:	$1,520,516
				U/W NOI:	$1,310,920
				U/W NCF:	$1,204,420
				U/W NOI DSCR:	1.73x
Escrows and Reserves:				U/W NCF DSCR:	1.59x
				U/W NOI Debt Yield:	11.5%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.6%
Taxes	$35,755	$17,026	NAP	As-Is Appraised Value:	$17,130,000
Insurance	$118,044	$10,220	NAP	As-Is Appraisal Valuation Date:	November 2, 2016
Replacement Reserves	$300,000	$8,875	$500,000	Cut-off Date LTV Ratio:	66.3%
Deferred Maintenance	$231,011	$0	NAP	LTV Ratio at Maturity:	56.5%

The Mortgage Loan. The Summercrest Apartments mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 355-unit garden-style multifamily property located in Houston, Texas (the “Summercrest Apartments Property”), approximately 10 miles northwest from the Houston central business district. The Summercrest Apartments Property was constructed in 1970, is situated on a 12.3 acre site and is comprised of 24 two-story buildings. Community amenities include gated access to the Summercrest Apartments Property, a playground and two laundry facilities. Unit amenities include fully equipped kitchens, ceiling fans, and walk-in closets. Since acquisition in 2005, the borrower has invested $2.9 million ($8,172 per unit) in capital improvements including exterior and common area renovations, roof repairs, exterior improvements, HVAC repairs, asphalt repairs, landscaping, balcony repairs, fence installation, security cameras and interior renovations. The Summercrest Apartments Property features 568 parking spaces, resulting in a parking ratio of 1.6 spaces per unit.

The Summercrest Apartments Property is situated along Hollister Road south of the intersection of Clay Road. Primary access to the subject neighborhood is provided by taking IH-10, the Sam Houston Tollway/Beltway 8, U.S. 290, Hempstead Highway, and Loop 610. The neighborhood surrounding the Summercrest Apartments Property consists of a mixture of commercial and residential development. Commercial development is concentrated along major thoroughfares such as IH-10, U.S. 290 and the Sam Houston Tollway (Beltway 8). Typical commercial developments within the area include multifamily projects, industrial warehouses, retail and sports recreational facilities. Retailers in the area include Walmart Supercenter, Target, Best Buy, Marshalls, Dollar Tree, LA Fitness, Old Navy, Office Depot, Cinemark Tinseltown Theater, as well as several smaller national and regional retailers. According to a third party market research report, the 2016 estimated population within a one-, three- and five-mile radius of the Summercrest Apartments Property was 18,601, 145,265 and 310,806, respectively; the 2016 estimated average household income within the same radii was $50,049, $61,875 and $82,336, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUMMERCREST APARTMENTS

Sources and Uses

Sources			Uses
Original loan amount	$11,350,000	100.0%	Loan Payoff	$9,277,351	81.7%
			Closing Costs	284,123	2.5
			Reserves	684,811	6.0
			Return of Equity	1,103,715	9.7
Total Sources	$11,350,000	100.0%	Total Uses	$11,350,000	100.0%

The following table presents certain information relating to the unit mix of the Summercrest Apartments Property:

Apartment Unit Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Rent per Unit
Studio	23	6.5%	450	$425
Studio Student	1	0.3%	800	$450
One Bedroom / One Bath - Small	32	9.0%	600	$532
One Bedroom / One Bath - Large	32	9.0%	700	$558
Two Bedroom / One Bath	184	51.8%	906	$615
Two Bedroom / Two Bath	24	6.8%	1,023	$669
Three Bedroom / Two Bath	58	16.3%	1,344	$795
Four Bedroom / Four Bath	1	0.3%	1,500	$1,000
Total/Weighted Average	355	100.0%	911	$624

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Summercrest Apartments Property:

Historical Occupancy

11/30/2012(1)	11/30/2013(1)	12/31/2014(1)	12/31/2015(1)	12/8/2016(2)
95.0%	94.0%	92.0%	94.0%	95.2%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Summercrest Apartments Property:

Cash Flow Analysis

	2013		2014	2015	TTM 11/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per Room
Base Rent	$1,982,745		$2,071,373	$2,506,422	$2,723,687	$2,532,984	89.5%	$7,135
Grossed Up Vacant Space	0		0	0	0	146,136	5.2	412
Concessions	0		0	(48,357)	(49,765)	(28,260)	(1.0)	(80)
Other Income(1)	229,158		224,432	310,569	349,092	349,092	12.3	983
Less Vacancy & Credit Loss	0		0	(222,817)	(243,992)	(168,516)(2)	(6.0)	(475)

Effective Gross Income	$2,211,903		$2,295,805	$2,545,817	$2,779,022	$2,831,436	100.0%	$7,976

Total Operating Expenses	$1,305,620		$1,309,131	$1,340,543	$1,163,032	$1,520,516	53.7%	$4,283

Net Operating Income	$906,283		$986,674	$1,205,274	$1,615,990	$1,310,920	46.3%	$3,693
Capital Expenditures	0		0	0	0	106,500	3.8	300
Net Cash Flow	906,283		$986,674	$1,205,274	$1,615,990	$1,204,420	42.5%	$3,393

NOI DSCR	1.19	x	1.30x	1.59x	2.13x	1.73x
NCF DSCR	1.19	x	1.30x	1.59x	2.13x	1.59x
NOI DY	8.0%		8.7%	10.6%	14.2%	11.5%
NCF DY	8.0%		8.7%	10.6%	14.2%	10.6%

(1)	Other Income consists of application fees, late fees, pet fees, parking fees, forfeited deposits and commission income.

(2)	The underwritten economic vacancy is 7.3%. The Summercrest Apartments Property was 95.2% occupied as of December 8, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUMMERCREST APARTMENTS

The following table presents certain information relating to some comparable multifamily properties for the Summercrest Apartments Property:

Competitive Set(1)

	Park West Apartments	Northwest Corners	Gentry House	Aspenwood	Vintage	Laguna Vista
Location	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX	Houston, TX
Distance to Subject	2.0 miles	0.3 miles	1.1 miles	2.0 miles	1.8 miles	1.8 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Garden
Number of Stories	NAV	NAV	NAV	NAV	NAV	NAV
Number of Units	329	466	278	206	328	176
Average Rent (monthly per unit)
1 Bedroom	$630-$760	$605-$695	$800	$740-$920	$705-$730	$689-$789
2 Bedroom	$785-$934	$820-$950	$795-$855	$970-$1,200	$850-$1,200	$900
3 Bedroom	$990	$1,100	$1,141	NAP	$1,125-$1,225	NAP
Utilities	NAV	NAV	NAV	NAV	NAV	NAV
Total Occupancy	98.0%	94.0%	91.0%	97.0%	96.0%	91.0%

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-RC1	Transaction Contact Information

VI.       Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.